   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 26, 1997

                                                     REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                      BROOKDALE LIVING COMMUNITIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

        DELAWARE                     8361                  36-4103821
    (STATE OR OTHER           (PRIMARY STANDARD         (I.R.S. EMPLOYER
    JURISDICTION OF               INDUSTRIAL         IDENTIFICATION NUMBER)
    INCORPORATION OR         CLASSIFICATION CODE
     ORGANIZATION)                 NUMBER)

                                ---------------

                       77 WEST WACKER DRIVE, SUITE 4800
                            CHICAGO, ILLINOIS 60601
                                (312) 977-3700
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                                MARK J. SCHULTE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      BROOKDALE LIVING COMMUNITIES, INC.
                       77 WEST WACKER DRIVE, SUITE 4800
                            CHICAGO, ILLINOIS 60601
                                (312) 977-3700
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
         WAYNE D. BOBERG, ESQ.                 J. VAUGHAN CURTIS, ESQ.
          LOREN A. WEIL, ESQ.                 KIMBERLY A. KNIGHT, ESQ.
           WINSTON & STRAWN                       ALSTON & BIRD LLP
         35 WEST WACKER DRIVE                1201 WEST PEACHTREE STREET
        CHICAGO, ILLINOIS 60601                ATLANTA, GEORGIA 30309
            (312) 558-5600                         (404) 881-7000

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                                ---------------

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                                              PROPOSED       PROPOSED
                                                              MAXIMUM        MAXIMUM
                                                AMOUNT        OFFERING      AGGREGATE      AMOUNT OF
       TITLE OF CLASS OF SECURITIES             TO BE        PRICE PER       OFFERING     REGISTRATION
             TO BE REGISTERED               REGISTERED(1)     SHARE(2)     PRICE(1)(2)        FEE
------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share...    3,220,000        $18.25      $58,765,000      $17,808
------------------------------------------------------------------------------------------------------

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(1) Includes shares that the Underwriters have the option to purchase to cover over-allotments, if any.
(2) Estimated solely for the purpose of computing the amount of the registration fee.

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THIS PROSPECTUS SHALL NOT CONSTITUTE AN + +OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY + +SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR +
+SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE       +
+SECURITIES LAWS OF ANY SUCH STATE.                                            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                [SUBJECT TO COMPLETION, DATED            , 1997]

PROSPECTUS
       , 1997

                                2,800,000 SHARES

                                      LOGO

                                  COMMON STOCK

  All of the 2,800,000 shares of common stock, $0.01 par value per share (the "Common Stock"), offered hereby (the "Offering") are being sold by Brookdale Living Communities, Inc. ("Brookdale" or the "Company"). The Common Stock is quoted in the Nasdaq National Market under the trading symbol "BLCI." On November 25, 1997, the last reported per share sale price of the Common Stock on the Nasdaq National Market was $18.375. See "Price Range of Common Stock."

  SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE COMMON STOCK OFFERED HEREBY.

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES  AND EXCHANGE  COMMISSION OR  ANY STATE SECURITIES  COMMISSION
    PASSED   UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS   PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

-------------------------------------------------------------------------------
                                PRICE           UNDERWRITING          PROCEEDS
                               TO THE           DISCOUNTS AND          TO THE
                               PUBLIC          COMMISSIONS(1)        COMPANY(2)
-------------------------------------------------------------------------------
Per Share of Common
 Stock..................       $                   $                   $
Total(3)................     $                   $                   $
-------------------------------------------------------------------------------

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
(2) Before deducting expenses payable by the Company, estimated at $         .
(3) The Company has granted to the Underwriters an option, exercisable within 30 days hereof, to purchase up to an aggregate of 420,000 additional shares of Common Stock at the Price to the Public less Underwriting Discounts and Commissions for the purpose of covering over-allotments, if any. If the Underwriters exercise such option in full, the total Price to the Public, Underwriting Discounts and Commissions and Proceeds to the Company will be
    $        , $         and $        , respectively. See "Underwriting."

  The shares of Common Stock are being offered by the several Underwriters named herein, subject to prior sale, when, as and if accepted by them and subject to certain prior conditions including the right of the Underwriters to reject orders in whole or in part. It is expected that delivery of such shares
will be made in Washington, D.C., on or about            , 1997.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.                          COWEN & COMPANY

                                   [PHOTOS]

  [The inside front cover page will include a fold out page with color photographs and captions on each side of such fold out page. The inside front cover page itself will also contain color photographs and captions. The photographs will consist of an outside view of certain of the facilities owned or leased by the Company together with a corresponding caption identifying such facility by name and the city of its location, as well as an artist's depiction of the facility to be built at the Austin, Texas development site with a caption identifying it as such and interior views of certain of the facilities. In addition, each side of the fold out page and the inside front cover page will contain several photographs of residents in various settings, in each case without captions.]


  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK OF THE COMPANY, INCLUDING SYNDICATE COVERING TRANSACTIONS OR THE IMPOSITION OF PENALTY BIDS. FOR A DISCUSSION OF THESE ACTIVITIES, SEE "UNDERWRITING."

  IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS AND SELLING GROUP MEMBERS MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON NASDAQ IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, all share and financial information set forth herein assume that the Underwriters' over-allotment option is not exercised. Unless the context requires otherwise, all references to the "Company" or "Brookdale" in this Prospectus mean the Company and its subsidiaries.

  Brookdale Living Communities, Inc. ("Brookdale" or the "Company") provides senior and assisted living services to the elderly through its facilities located in urban and suburban areas of major metropolitan markets. The Company operates 11 senior and assisted living facilities containing a total of 2,350 units which, as of September 30, 1997, were approximately 97% occupied. The Company owns four facilities, leases five facilities and manages two other facilities pursuant to management contracts. With facilities that contain an average of approximately 214 units, the Company believes it is able to achieve economies of scale within its facilities and provide senior and assisted living services in a cost-effective manner. The Company plans to acquire or lease four to six senior and assisted living facilities per year containing an aggregate of approximately 800 to 1,200 units and to commence development of two to three new facilities per year containing approximately 220 units each.

  Brookdale's facilities are designed for middle to upper income residents who desire an upscale residential environment providing the highest level of quality, care and value. Brookdale's objective is to allow its residents to age in place by providing them with a continuum of senior and assisted living services. By providing residents a range of service options as their needs change, the Company seeks to achieve a greater continuity of care, thereby enabling seniors to maintain their residency for a longer time period. This ability to allow residents to age in place is beneficial to Brookdale's residents as well as their families who are burdened with care option decisions for their elderly relatives. In addition to studio, one-bedroom and two-bedroom units, the Company provides all residents with basic services, such as meal service, 24-hour emergency response, housekeeping, concierge services, transportation and recreational activities. For residents who require additional supplemental care services, the Company provides assistance with certain activities of daily living. The average age of Brookdale's residents is approximately 82 years old, and many of these residents require some level of assistance with activities of daily living. The Company intends to bring "in-house" as many of these services as practicable and has established a program providing various levels and combinations of these services called "Personally Yours."SM The levels of care provided by the Company to residents vary depending upon the licensure requirements of the states in which the facilities are located.

  The Company's operating philosophy is to provide the highest quality of personalized care for its residents in order to enhance their physical and mental well-being. An element of this philosophy is to establish affiliations between Brookdale's facilities and local hospitals or health care networks. The Company has successfully implemented hospital affiliations at three of its facilities and intends to arrange hospital and health care network affiliations for its other facilities and those that it acquires, develops or leases in the future. Hospital or health care network affiliations generally provide for on-site physician and nursing services and facilitate the provision of health care services and wellness programs to the Company's residents.

  The Company believes that the senior and assisted living industry is emerging as a preferred alternative to meet the growing demand for a cost-effective residential setting in which to care for the elderly who choose not to or cannot live independently due to physical or cognitive frailties and who may require assistance with some of the activities of daily living or the availability of nursing or other medical care. In general, senior and assisted living consists of a combination of housing and the availability of 24-hour a day personal support services and assistance with certain activities of daily living. The Company believes that factors contributing to the growth of the senior and assisted living industry include: (i) the aging of the U.S. population; (ii) consumer preference for greater independence in a residential setting as compared to institutional settings, such as skilled nursing facilities; (iii) its cost effectiveness compared to skilled nursing care and home health care; and (iv) the decreasing ability of relatives to provide care for the elderly in the home.

  The Company's business and growth strategy is based on the following key elements: (i) acquiring and leasing senior and assisted living facilities in major metropolitan markets; (ii) leveraging its development expertise to construct its prototype facility in major metropolitan markets; (iii) utilizing, when available, long-term, tax-exempt bonds to finance the acquisition and renovation of existing facilities and the development of new facilities; (iv) providing access to a full continuum of senior and assisted living services to residents of its facilities; (v) utilizing sophisticated marketing programs to maintain high occupancy rates; (vi) utilizing its operational expertise to enhance the profitability of its existing and future facilities; and (vii) expanding facilities where economically advantageous.

  Brookdale Living Communities, Inc. was incorporated in Delaware in September 1996 to continue and expand the business and operations of the senior and assisted living division of The Prime Group, Inc. and certain of its affiliates (collectively, "PGI"). The Company's principal executive offices are located at 77 West Wacker Drive, Suite 4800, Chicago, Illinois 60601, and its telephone number is (312) 977-3700.

                              RECENT DEVELOPMENTS

  In November 1997, The Gables at Farmington, a 173-unit facility located in Farmington, Connecticut, was acquired by an unaffiliated third party for $23.1 million and simultaneously net leased to the Company. The Company also recently entered into agreements to purchase The Classic at West Palm Beach, a 296-unit facility located in West Palm Beach, Florida, for $28.0 million, The Brendenwood Retirement Community, a 149-unit facility located in Voorhees, New Jersey, for $15.8 million, and Harbor Village, a 276-unit facility located in Chicago, Illinois, for $16.8 million. The closings of The Classic at West Palm Beach and The Brendenwood Retirement Community are expected to occur in December 1997. The closing of Harbor Village is expected to occur prior to January 31, 1998. There can be no assurance that any or all of such transactions will be consummated in a timely manner, if at all. The Company expects to assign the purchase agreements for these facilities to unaffiliated third parties which will acquire the facilities and in turn net lease them to the Company. The Company has acquired development sites located in Austin, Texas and Southfield, Michigan for the construction of facilities with approximately 220 units at each site and has commenced construction at the Austin, Texas site. In addition, the Company has entered into agreements to acquire development sites located in Glen Ellyn, Illinois and Raleigh, North Carolina for the construction of facilities with approximately 220 units at each site, the closings of which are contingent upon the receipt of all necessary approvals for the development of the respective sites and are expected to occur within 12 months following the completion of the Offering. The Company has also been selected by Battery Park City Authority to be the developer and operator of a senior and assisted living facility to be located in Battery Park City in New York, New York.

  In October 1997, the Company obtained a $10.0 million revolving credit facility from LaSalle National Bank ("LaSalle") for working capital and general corporate purposes. LaSalle has agreed to increase the amount of the credit facility to $15.0 million. The credit facility will terminate upon the completion of the Offering. In September 1997, the Company obtained a commitment from Nomura Asset Capital Corporation ("Nomura") for a $100.0 million construction and permanent financing facility. The facility may be used to finance up to 80% of the development costs of facilities.

  In May 1997, the Company completed an initial public offering of 4.5 million shares of Common Stock at $11.50 per share (the "IPO"). The proceeds from the IPO, net of related underwriting discounts and commissions and offering costs, totaled approximately $44.2 million. The underwriters of the IPO exercised their over-allotment option, and in June 1997, the Company sold an additional 675,000 shares of Common Stock at $11.50 per share. The Company received net proceeds of approximately $7.2 million from the sale of these additional shares.

                                  THE OFFERING

Common Stock offered by the
 Company........................... 2,800,000 shares
Common Stock to be outstanding
 after the Offering................ 9,975,000 shares (1)
Use of Proceeds.................... To repay certain indebtedness, to finance a portion of future acquisitions and
                                    developments and for working capital and
                                    other general corporate purposes. See "Use
                                    of Proceeds."
Nasdaq National Market symbol...... BLCI

--------------------
(1) Does not include 751,000 shares of Common Stock subject to outstanding options at November 25, 1997 at a weighted average exercise price of $11.53 per share. See "Management--Stock Incentive Plan."

                             SUMMARY FINANCIAL DATA

                             YEAR ENDED            NINE MONTHS ENDED
                            DECEMBER 31,             SEPTEMBER 30,
                          ------------------  -----------------------------
                                                                 PRO FORMA
                                                                     AS
                                                                  ADJUSTED
                          1995(1)   1996(1)   1996(1)  1997(2)   1997(2)(3)
                            (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING
                                                DATA)
STATEMENTS OF OPERATIONS
 DATA:
 Revenue:
 Resident fees........... $ 21,935  $ 23,437  $16,827  $ 28,204   $ 46,849
 Management services
  income.................      --        --       --         82        158
                          --------  --------  -------  --------   --------
   Total revenue.........   21,935    23,437   16,827    28,286     47,007
 Facilities operating
  expenses...............  (13,253)  (12,806)  (9,346)  (15,041)   (25,756)
 Lease expenses..........      --        --       --     (7,152)   (12,039)
 General and
  administrative expenses
  (4)....................      --        --       --     (1,137)    (2,083)
 Depreciation and
  amortization...........   (3,721)   (2,946)  (3,013)   (2,706)    (3,560)
                          --------  --------  -------  --------   --------
 Operating income........    4,961     7,685    4,468     2,250      3,569
 Interest and financing
  fees expense, net......   (6,385)   (5,320)  (3,371)   (2,293)    (2,151)
                          --------  --------  -------  --------   --------
 Income (loss) before
  minority interest,
  deferred tax benefit
  and
  extraordinary item.....   (1,424)    2,365    1,097       (43)     1,418
 (Income) loss allocated
  to minority interest...      802      (756)     (87)     (138)       --
                          --------  --------  -------  --------   --------
 Income (loss) before
  deferred tax benefit
  and extraordinary item.     (622)    1,609    1,010      (181)     1,418
 Deferred tax benefit
  (provision)............      --        --       --        222       (325)
 Extraordinary item (gain
  on extinguishment of
  debt)..................    3,274       --       --        --         --
                          --------  --------  -------  --------   --------
 Net income.............. $  2,652  $  1,609  $ 1,010  $     41   $  1,093
                          ========  ========  =======  ========   ========
 Net income per share ...      --        --       --   $    .01   $    .11
 Weighted average shares
  outstanding............      --        --       --      4,720      9,975
SELECTED OPERATING AND
 OTHER DATA:
 Number of facilities (at
  end of period) (5).....        3         3        3        10         14
 Total units operated
  (6)....................      918       918      918     2,177      3,071
 Occupancy rate (6)......     98.1%     99.2%    99.4%     97.3%      97.4%
 Average monthly revenue
  per unit (7)........... $  2,015  $  2,144  $ 2,037  $  1,964   $  1,936

                                                              AT SEPTEMBER 30,
                                                                    1997
                                                             -------------------
                                                                      PRO FORMA
                                                                         AS
                                                             ACTUAL  ADJUSTED(3)
                                                               (IN THOUSANDS)
BALANCE SHEET DATA:
 Cash and cash equivalents.................................. $ 4,402  $ 30,359
 Cash-restricted (8)........................................   3,885     3,885
 Letter of credit deposit (8)...............................  11,702    11,702
 Investments collateralizing lease obligations (9)..........     --     22,253
 Total assets............................................... 149,313   197,523
 Total long-term debt.......................................  96,235    96,235
 Total stockholders' equity.................................  27,044    75,254

--------------------
(1) The historical financial and operating data for the years ended December 31, 1995 and December 31, 1996 and the nine months ended September 30, 1996 represent combined historical financial data for the senior and assisted living division of PGI.
(2) The financial and operating data for the nine months ended September 30, 1997 represent combined historical financial data for the senior and assisted living division of PGI until the completion of the IPO on May 7, 1997 and thereafter, the operations of the Company.
(3) The pro forma as adjusted data as of September 30, 1997 and for the nine months ended September 30, 1997 give effect to the net lease by the Company of The Gables at Farmington, The Classic at West Palm Beach, The Brendenwood Retirement Community and Harbor Village and the Offering. In November 1997, The Gables at Farmington, a facility located in Farmington, Connecticut, was acquired by an unaffiliated third party for $23.1 million and simultaneously net leased to the Company. In addition, the Company has entered into definitive purchase agreements to acquire The Classic at West Palm Beach, a facility located in West Palm Beach, Florida, for approximately $28.0 million, The Brendenwood Retirement Community, a facility located in Voorhees, New Jersey, for approximately $15.8 million, and Harbor Village, a facility located in Chicago, Illinois, for approximately $16.8 million. Although the Company expects to assign its rights to purchase these facilities to unaffiliated third parties and that such third parties will purchase and in turn net lease such facilities to the Company, there can be no assurance that the conditions to closing such transactions will be satisfied in a timely manner, if at all. If The Classic at West Palm Beach, The Brendenwood Retirement Community and Harbor Village are not acquired by such third parties and in turn net leased to the Company, pro forma as adjusted total revenue, operating income and net loss would be $36,229, $2,461 and $89, respectively, for the nine months ended September 30, 1997. Pro forma as adjusted data does not give effect to interest income on cash and cash equivalents and cash-restricted. See Unaudited Pro Forma Combined Condensed Financial Statements of the Company.
(4) Prior to the IPO, general and administrative expenses were allocated to the then existing facilities; however, following the IPO, the Company began reporting general and administrative expenses as a separate item.
(5) As of November 25, 1997, the Company operated 11 facilities with 2,350 units.
(6) Total units operated represents the total units operated as of the end of the period. Occupancy rate is calculated by dividing total occupied units by total units operated as of the end of the period. Pro forma amounts include The Gables at Farmington, The Classic at West Palm Beach, The Brendenwood Retirement Community and Harbor Village.
(7) Average monthly revenue per unit represents the average of the total monthly resident fees divided by occupied units at the end of the period averaged over the respective period presented and for the period of time in operation during the period. Pro forma amounts include The Gables at Farmington, The Classic at West Palm Beach, The Brendenwood Retirement Community and Harbor Village.
(8) Cash-restricted represents amounts segregated for use in the payment of real estate taxes and other operating activity in accordance with governmental and debt agreement requirements. Letter of credit deposit represents cash collateral for the credit enhancement of $65.0 million of tax-exempt bonds that are secured by the Heritage and the Devonshire facilities. The Company intends to earn interest income on both cash-restricted and letter of credit deposit amounts. See Note 2 to both the Combined Financial Statements of the Original Facilities and Activelife Facilities and Notes (a), (b) and (f) to the Unaudited Pro Forma Combined Condensed Balance Sheet of the Company.
(9) The Company has pledged investment securities with a value of approximately $4.7 million to secure its obligations under the lease with respect to The Gables at Farmington. The Company expects to pledge similar collateral with respect to leases of The Classic at West Palm Beach, The Brendenwood Retirement Community and Harbor Village.

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

  Certain statements in this Prospectus under the captions "Risk Factors," "Recent Developments," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and in a number of other places constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this Prospectus, the words "believes," "expects," "anticipates," "estimates" and similar words and expressions are generally intended to identify forward-looking statements. Statements that describe the Company's future strategic plans, goals or objectives are also forward-looking statements. Readers of this Prospectus are cautioned that any forward-looking statements, including those regarding the intent, belief, or current expectations of the Company or management, are not guarantees of future performance, results or events and involve risks and uncertainties, and that actual results and events may differ materially from those in the forward-looking statements as a result of various factors including, but not limited to (i) general economic conditions in the markets in which the Company operates, (ii) competitive pressures within the industry and/or the markets in which the Company operates, (iii) the effect of future legislation or regulatory changes on the Company's operations and (iv) other factors described in "Risk Factors" beginning on page 6 of this Prospectus. The forward-looking statements included in this Prospectus are made only as of the date of this Prospectus. The Company undertakes no obligation to update such forward-looking statements to reflect subsequent events or circumstances.

                                 RISK FACTORS

  Prospective investors should carefully consider the factors set forth below, as well as the other information contained in this Prospectus, in evaluating an investment in the Common Stock offered hereby.

FUTURE ACQUISITION AND LEASE RISKS; POTENTIAL DIFFICULTIES OF INTEGRATION

  The Company currently plans to acquire or lease four to six additional senior and assisted living facilities per year. While the Company is actively pursuing acquisition opportunities, it has not entered into agreements for any material acquisitions other than its contracts to acquire The Classic at West Palm Beach, The Brendenwood Retirement Community and Harbor Village. There can be no assurance that the Company's acquisitions will be completed at the rate currently expected, if at all. In connection with certain acquisitions, the Company may seek to obtain certain licenses which may delay the closing of an acquisition. The success of the Company's acquisitions will be determined by numerous factors, including the Company's ability to identify suitable acquisition opportunities, competition for such acquisitions, the purchase price, the financial performance of the facilities after acquisition and the ability of the Company to integrate effectively the operations of acquired facilities. In addition, there can be no assurance that the Company will successfully integrate the operations of recently acquired or leased facilities with the Company. If the Company is unsuccessful in achieving its acquisition plans or in operating acquired or leased facilities and integrating them into its operations, the Company's business, financial condition and results of operations could be materially and adversely affected. See "Business--Business and Growth Strategy."

DEVELOPMENT AND CONSTRUCTION RISKS

  In addition to acquisitions, the Company currently plans to commence development of two to three new senior and assisted living facilities per year containing approximately 220 units each in urban and suburban areas in major metropolitan markets. The Company's ability to achieve its development plans will depend upon a variety of factors, many of which are beyond the Company's control. Further, due to the time required for site selection, governmental approvals, construction and rental, it is expected that a facility will not achieve a 95% occupancy rate (a stabilized rate) for approximately 26 months from commencement of construction, if at all. The successful development of additional facilities will involve a number of risks, including the possibility that the Company may be unable to locate suitable sites at acceptable prices or may be unable to obtain, or may experience delays in obtaining, necessary zoning, land use, building, occupancy, licensing and other required governmental permits and authorizations. The Company may also incur construction costs that exceed original estimates, may not complete construction projects on schedule and may experience competition in the search for suitable development sites. There can be no assurance that the Company will not suffer delays in its development program, which could slow the Company's growth. The Company relies and will continue to rely on third party general contractors to construct its new facilities. There can be no assurance that the Company will not experience difficulties in working with general contractors and subcontractors, which could result in increased construction costs and delays. Further, facility development is subject to a number of contingencies over which the Company will have little control and that may adversely affect project cost and completion time, including shortages of, or the inability to obtain, labor or materials, the inability of the general contractor or subcontractors to perform under their contracts, strikes, adverse weather conditions and changes in applicable laws or regulations or in the method of applying such laws and regulations. Accordingly, if the Company is unable to achieve its development plans, its business, financial condition and results of operations could be materially and adversely affected. See "Business--Business and Growth Strategy."

NEED FOR ADDITIONAL FINANCING

  To achieve its acquisition and development plans and growth objectives, the Company will need to obtain significant additional financial resources. The Company estimates the cost to acquire and develop the new facilities targeted for acquisition or development over the next two years is approximately $225.0 million to

$350.0 million in the aggregate (including mortgage debt financing and other incurred or assumed debt), which substantially exceeds the Company's cash on hand, existing credit facilities and commitments and the net proceeds of the Offering. Accordingly, the Company's future growth will depend on its ability to obtain significant additional financing on acceptable terms. The Company has obtained a commitment for a $100.0 million construction and permanent financing facility. The Company will from time to time seek additional debt financing through a variety of sources, which may include tax-exempt bonds, conventional mortgage financing and bank financing, leases with third parties or other similar financing methods. If such debt financing is unavailable or is not available on terms favorable to the Company, the Company may obtain financing through additional equity offerings, the completion of which may result in a dilution to the Company's stockholders. There can be no assurance that future financing, whether debt or equity, will be available as needed or on terms acceptable to the Company. A lack of funds may require the Company to delay or eliminate all or some of its development projects and acquisition plans and could therefore have a material adverse effect on the Company's growth plans. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

ADVERSE CONSEQUENCES OF INDEBTEDNESS AND LEASE OBLIGATIONS; FLOATING RATE DEBT

  The Company was subject to mortgage and other indebtedness in an aggregate principal amount of approximately $96.2 million at September 30, 1997. The Company is currently party to various operating leases which will require payments of approximately $11.7 million in 1998 and which contain certain provisions for rent increases beyond base rent. In addition, the Company is currently planning to enter into leases in connection with The Classic at West Palm Beach, The Brendenwood Retirement Community and Harbor Village. The Company intends to finance its senior and assisted living facilities through conventional mortgage financing and bank financing, leases with third parties, tax-exempt bond financing or other similar financing methods. The amount of indebtedness and lease payments is expected to increase substantially as the Company pursues its growth strategy. As a result, the Company will continue to be subject to risks normally associated with significant financing leverage. At September 30, 1997, approximately $65.0 million in principal amount of the Company's indebtedness bore interest at floating rates. In addition, indebtedness the Company may incur in the future, including long-term, tax-exempt bond financing, if available, may bear interest at floating rates and in such event increases in prevailing interest rates could increase significantly the Company's interest payment obligations. There can be no assurance that the Company will generate sufficient cash flow from operations to cover required interest, principal and lease payments. Any payment or other default could cause the lender to foreclose upon the facilities securing such indebtedness or, in the case of a lease, could result in the termination of the lease, with a consequent loss of income and asset value to the Company. In addition, it is anticipated that the terms of the Company's credit facilities or letters of credit will restrict the payment of dividends by the Company or distributions by its wholly owned partnerships or subsidiaries to the Company if certain financial ratios are not met. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and Notes to Pro Forma Combined Condensed Statements of Operations of the Company.

  The Heritage, Devonshire, Hawthorn Lakes and Edina Park Plaza facilities have been financed with tax-exempt bonds. In order to maintain the tax-exempt treatment of the interest paid on these bonds, the facilities must comply with certain federal income tax requirements, principally pertaining to the maximum income level of a specified portion ("Qualified Residents") of the facilities' residents. Failure to satisfy these requirements would constitute an event of default under such bonds, thereby accelerating their maturity. In certain cases, the Company's ability to increase prices to Qualified Residents at the facilities with such bond financing (in response to higher operating costs or other factors) could be limited if it affects the ability of the Company to attract and retain such Qualified Residents.

DIFFICULTIES OF MANAGING RAPID GROWTH

  The Company expects that the number of facilities it owns and operates will increase substantially as the Company pursues its development and acquisition strategy. This planned growth will place significant demands on the Company's management resources. In order to manage its growth effectively, the Company must continue to expand its operational, financial and management information systems and continue to attract, train, motivate, manage and retain key employees. If the Company is unable to manage its growth effectively, its business, financial condition and results of operations could be materially and adversely affected. See "Business-- Business and Growth Strategy" and "Management."

LIMITED OPERATING HISTORY

  The Company was organized in September 1996 to own, operate, acquire and develop senior and assisted living facilities. The Company did not begin operations until May 7, 1997 when, upon completion of the IPO, PGI contributed to the Company its interests in the Hallmark, Heritage, Devonshire, Springs of East Mesa and Gables at Brighton facilities, the Company acquired a third party's interest in the Devonshire and Heritage facilities, the Company acquired the Hawthorn Lakes and Edina Park Plaza facilities from unaffiliated third parties, the Company entered into an agreement to net lease the Park Place facility, and the Company entered into a contract to manage the Island at Lake Travis facility. In addition, the Company entered into a contract effective July 1997 to manage the Kenwood facility. Accordingly, the Company has only a limited operating history upon which an evaluation of the Company and its prospects may be based. Although the Company has experienced revenue and net income growth in recent periods, there can be no assurance that the Company's operations will be profitable in the future or that the Company will be able to integrate and oversee successfully the combined entity. Failure to integrate successfully the operations of its facilities and to implement the Company's operating and growth strategy could have a material adverse effect on the Company's net revenue and earnings. See "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

DEPENDENCE ON SENIOR MANAGEMENT AND SKILLED PERSONNEL

  The Company depends significantly on the continued services of Mark J. Schulte, its President and Chief Executive Officer. The loss of his services could have a material adverse effect on the Company's business, financial condition and results of operations. The Company also depends on its ability to continue to attract and retain management personnel who will be responsible for the day-to-day operations of its senior and assisted living facilities. If the Company is unable to hire qualified management personnel to operate its facilities, the Company's business, financial condition and results of operations could be materially and adversely affected. See "Management."

SIGNIFICANT INFLUENCE BY EXISTING STOCKHOLDERS AND MANAGEMENT

  Following the Offering, PGI will beneficially own approximately 42.1% of the outstanding Common Stock and executive officers and directors of the Company as a group will beneficially own approximately 45.5% of the outstanding Common Stock. PGI and the Company's executive officers and directors are therefore in the position to significantly influence the election of the directors of the Company and the management and operations of the Company. Three of the Company's seven directors are affiliates of PGI or employees of the Company and four of the Company's directors are independent directors who are neither affiliates of PGI nor employees of the Company. PGI is party to a Voting Agreement pursuant to which it has agreed to vote all of its shares of Common Stock at any meeting at which directors are elected in favor of the election of independent directors so that after such election, if such persons are elected, there will be at least four independent directors. The Voting Agreement will continue in effect until the earlier of May 7, 2000 and the date PGI first owns less than 10% of the outstanding Common Stock. See "Certain Transactions--Voting Agreement." The concentration of Common Stock ownership in PGI may have a limiting effect on the price and trading volume of the Common Stock and may inhibit changes in control of the Company. See "Principal Stockholders."

COMPETITION

  The long-term care industry is highly competitive, and the Company believes that the senior and assisted living segment, in particular, will become even more competitive in the future. The Company will be competing with numerous other companies providing similar services such as home health care agencies, other senior and assisted living providers, retirement communities and convalescent centers. In general, regulatory and other barriers to entry in the senior and assisted living industry are not substantial. In pursuing its business and growth strategy, the Company expects to face competition in its efforts to develop, acquire and lease facilities. Some of the Company's present and potential competitors are significantly larger and have, or may obtain, greater financial resources than the resources available to the Company. Consequently, there can be no assurance that the Company will not encounter increased competition that could limit its ability to attract residents or expand its business or otherwise have a material adverse effect on its business, financial condition and results of operations. Moreover, if the development of new senior and assisted living facilities outpaces demand for those facilities in certain markets, such markets may become saturated. Such an oversupply of facilities could cause the Company to experience decreased occupancy rates, depressed margins and lower operating results. See "Business--Competition."

GOVERNMENTAL REGULATION

  The Company's senior and assisted living facilities are subject to federal, state and local regulation and licensing by state and local health and social service agencies and other regulatory authorities, which requirements vary from state to state. Senior and assisted living facilities in some states are subject to periodic survey or inspection by governmental authorities. In certain states, where the Company operates and where the Company may operate in the future, the Company may be unable to provide certain higher levels of senior care services without obtaining the appropriate licenses, if applicable. In addition, some states have adopted certificate of need or similar laws applicable to assisted living and nursing facilities which generally require that the appropriate state agency approve certain acquisitions or capital expenditures and determine that a need exists for certain new bed additions or new services. Many states have placed a moratorium on granting certificates of need or otherwise stated their intent not to grant approval for such expenditures. To the extent certificates of need or other similar approvals are required for expansion of Company operations, such expansion could be adversely affected by the failure or inability to obtain the necessary approvals or possible delays in obtaining such approvals.

  Although the Company currently does not participate in the Medicare or Medicaid programs, the hospitals with which it has affiliations do participate in those programs, and the Company may participate in the Medicare program at the skilled nursing facility to be constructed at the Devonshire facility. Therefore, certain aspects of the Company's business are and will be subject to federal and state laws and regulations which govern financial and other arrangements between and among health care providers, suppliers and vendors. These laws prohibit certain direct and indirect payments and fee-splitting arrangements designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider or other entity or person for medical products and services. These laws include, but are not limited to, the federal "anti-kickback law" which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for the referral of Medicare and Medicaid patients. The Office of the Inspector General of the Department of Health and Human Services, the Department of Justice and other federal agencies interpret these statutes liberally and enforce them aggressively. Members of Congress have proposed legislation that would significantly expand the federal government's involvement in curtailing fraud and abuse and increase the monetary penalties for violation of these provisions. Violation of these laws can result in, among other things, loss of licensure, civil and criminal penalties for individuals and entities and exclusion of health care providers or suppliers from participation in the Medicare and/or Medicaid programs.

  In addition, although the Company is not a Medicare or Medicaid provider or supplier, it is subject to these laws because (i) the state laws typically apply regardless of whether Medicare or Medicaid payments are at issue, (ii) the Company plans to build and operate a skilled nursing facility at its Devonshire facility and may in the future establish licensed home health agencies which may participate in Medicare and (iii) as required under some state licensure laws, and for the convenience of its residents, some of the Company's senior and assisted living facilities maintain contracts either directly with health care providers and practitioners, including pharmacies, home health agencies and hospices, through which the health care providers make their health care items or services (some of which may be covered by Medicare or Medicaid) available to facility residents, or with hospitals, which in turn maintain contracts with health care providers or practitioners. There can be no assurance that such laws will be interpreted in a manner consistent with the practices of the Company.

  The success of the Company will depend in part upon its ability to satisfy applicable regulations and requirements and to procure and maintain required licenses as the regulatory environment for senior and assisted living facilities evolves. There can be no assurance that federal, state or local laws or regulatory procedures which might adversely affect the Company will not be imposed or expanded. Any failure by the Company to comply with applicable regulatory requirements could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Governmental Regulation."

ENVIRONMENTAL RISKS

  Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the cost of removal or remediation of certain hazardous or toxic substances that could be located on, in or under such property. Such laws and regulations often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. In addition, the Company's facilities are subject to laws relating to the disposal of biohazardous waste. The costs of any required remediation or removal of these substances could be substantial, and the liability of an owner or operator as to any affected property is generally not limited under such laws and regulations and could exceed the property's value and the aggregate assets of the owner or operator. In connection with the ownership or operation of its facilities, the Company could be liable for these remediation costs or fines. As a result, the presence, with or without the Company's knowledge, of hazardous or toxic substances at any property held or operated by the Company, or acquired or operated by the Company in the future, could have a material adverse effect on the Company's business, financial condition and results of operations.

LIABILITY AND INSURANCE

  The services provided by the Company subject it to significant liability risks. In recent years, the senior and assisted living industry has experienced an increase in the number of lawsuits alleging negligence and other legal theories, many of which involve significant legal costs and substantial claims. The Company has secured insurance policies in amounts and with such coverage as it deems appropriate for its operations. There can be no assurance, however, that the Company will be able to continue to obtain sufficient liability insurance coverage in the future or that such coverage will be available on acceptable terms. A successful claim in excess of the Company's coverage or not covered by the Company's insurance could have a material adverse effect on the Company's business, financial condition and results of operations. Claims against the Company, regardless of their merit or outcome, may involve significant legal costs and require management to devote considerable time which would otherwise be utilized in the operation of the Company. See "Business--Insurance."

SHARES ELIGIBLE FOR FUTURE SALE

  Upon completion of the Offering, the Company will have 9,975,000 shares of Common Stock outstanding (10,395,000 shares if the Underwriters' over-allotment option is exercised in full). Of these shares, 7,975,000 shares (or a maximum of 8,395,000 shares if the Underwriters' over-allotment option is exercised in full) will be freely tradeable without restriction or limitation under the Securities Act of 1933, as amended (the "Securities Act"), except for any shares owned by "affiliates" of the Company, as such term is defined in Rule 144 promulgated under the Securities Act (including 2,500,000 of the shares owned by PGI). The remaining 2,000,000 shares are "restricted securities" within the meaning of Rule 144 and are held by PGI and management of the Company. The Company, its directors and executive officers, certain of its key employees and PGI have agreed (the "lock-up agreement") with the Underwriters, subject to certain exceptions, not to sell or otherwise dispose of any shares of Common Stock, any options to purchase Common Stock or any securities convertible into or exchangeable for shares of Common Stock for a period of 90 days after the date of this

Prospectus (the "lock-up period") without the prior written consent of Friedman, Billings, Ramsey & Co., Inc. ("FBR"). After expiration of the lock-up period, PGI will be entitled to certain demand and incidental registration rights with respect to its shares that constitute "restricted securities." If PGI, by exercising its demand registration rights, causes a large number of shares to be registered and sold in the public market, or if PGI sells, subject to applicable Rule 144 limitations, a large number of the shares it owns, such sales could have an adverse effect on the market price for the Common Stock. Further, promptly following completion of the Offering, the Company intends to register 830,000 shares of Common Stock which will be reserved for issuance pursuant to the Company's stock option programs. Sales of substantial amounts of shares of Common Stock in the public market after the Offering or the perception that such sales could occur could adversely affect the market price of the Common Stock and the Company's ability to raise equity. See "Management--Stock Incentive Plan," "Description of Capital Stock--Registration Rights Agreement," "Shares Eligible for Future Sale" and "Underwriting."

POSSIBLE VOLATILITY OF STOCK PRICE

  After completion of the Offering, the market price of the Common Stock could be subject to significant fluctuations in response to various factors and events, including the liquidity of the market for the shares of Common Stock, variations in the Company's operating results, changes in earnings estimates by securities analysts, publicity regarding the industry or the Company and the adoption of new statutes or regulations (or changes in the interpretation of existing statutes or regulations) affecting the health care industry in general or the senior and assisted living industry in particular. In addition, the stock market in recent years has experienced broad price and volume fluctuations that often have been unrelated to the operating performance of particular companies. These market fluctuations may adversely affect the market price of the shares of Common Stock.

ANTI-TAKEOVER PROVISIONS

  The Company's Restated Certificate of Incorporation and Amended and Restated By-laws, as well as Delaware corporate law, contain certain provisions that could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the Company. These provisions could limit the price that certain investors might be willing to pay in the future for shares of Common Stock. Certain of these provisions allow the Company to issue, without stockholder approval, preferred stock having rights senior to those of the Common Stock. Other provisions impose various procedural and other requirements, including advance notice and super-majority voting provisions, that could make it more difficult for stockholders to effect certain corporate actions. In addition, the Company's Board of Directors is divided into three classes, each of which serves for a staggered three-year term, which may make it more difficult for a third party to gain control of the Board of Directors. As a Delaware corporation, the Company is subject to Section 203 of the Delaware General Corporation Law, as amended, which, in general, prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined therein) for three years following the date such person became an interested stockholder unless certain conditions are satisfied. Pursuant to a Board resolution adopted at the time of formation of the Company, the Section 203 limits do not apply to any "business combination" between the Company and PGI. See "Description of Capital Stock."

                                USE OF PROCEEDS

  The net proceeds to the Company from the sale of the Common Stock offered hereby are estimated to be approximately $48.2 million (approximately $55.6 million if the Underwriters' over-allotment option is exercised in full), after deducting the estimated underwriting discounts and commissions and offering expenses payable by the Company and based on the closing price on November 25, 1997 of $18.375 per share. Simultaneously with the completion of the Offering, the Company may use up to $15.0 million of such net proceeds to repay outstanding indebtedness under its $15.0 million revolving credit facility with LaSalle, which bears interest at the prime rate plus one percent per annum (9.5% as of November 25, 1997) and which terminates upon the completion of the Offering. Of the $6.6 million outstanding as of November 25, 1997, approximately $4.7 million of such indebtedness was incurred in part to finance the purchase of investment securities pledged to secure the Company's obligations under the lease with respect to The Gables at Farmington. In addition, the Company may use approximately $8.6 million, $4.5 million and $4.5 million to finance the purchase of investment securities expected to be required to secure the Company's obligations under the leases with respect to The Classic at West Palm Beach, The Brendenwood Retirement Community and Harbor Village, respectively (or if such leases are entered into prior to the completion of the Offering, indebtedness borrowed under the LaSalle credit facility and used to finance the purchase of such investment securities). The net proceeds not used to either repay indebtedness under the LaSalle credit facility or to fund such deposits are estimated to be approximately $24.0 million (approximately $31.4 million if the Underwriters' over-allotment option is exercised in full). Such amount will be used to finance a portion of the future acquisitions and developments of senior and assisted living facilities and for working capital and general corporate purposes. Pending such uses described above, the Company intends to invest the net proceeds in short-term, interest-bearing securities or certificates of deposit. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Business--Business and Growth Strategy."

                          PRICE RANGE OF COMMON STOCK

  The Common Stock is listed and traded on the Nasdaq National Market under the symbol "BLCI." The following table sets forth the high and low closing sales prices for the Common Stock, as reported by the Nasdaq National Market, for the periods indicated:

                                                                   CLOSING PRICE
                                                                     PER SHARE
                                                                   -------------
                                                                    HIGH   LOW
Fiscal year ending December 31, 1997:
 Second Quarter (1)..............................................  $12.13 $11.50
 Third Quarter...................................................   19.00  11.88
 Fourth Quarter (through November 25)............................   20.63  18.25

---------------------
(1) The Common Stock commenced trading on May 2, 1997.

  On November 25, 1997, the closing price for the Common Stock as reported by the Nasdaq National Market was $18.375 per share. At such date, the Company had approximately 300 holders of record of Common Stock.

                                DIVIDEND POLICY

  The Company has never declared or paid any cash dividends on its Common Stock and currently plans to retain future earnings, if any, to finance the growth of the Company's business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on the financial condition, results of operations and capital requirements of the Company as well as other factors deemed to be relevant by the Board of Directors. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

                                CAPITALIZATION

  The following table sets forth, as of September 30, 1997, the actual capitalization of the Company and the pro forma capitalization of the Company, as adjusted to give effect to the receipt and application of the net proceeds of the Offering (after deducting the estimated underwriting discounts and commissions and offering expenses payable by the Company) as discussed in "Use of Proceeds," and the net leases of The Gables at Farmington, The Classic at West Palm Beach, The Brendenwood Retirement Community and Harbor Village. The table should be read in conjunction with the Unaudited Pro Forma Combined Condensed Financial Statements of the Company and the Combined Financial Statements of the Company, and the related notes to each thereto, contained elsewhere in this Prospectus.

                                                        AT SEPTEMBER 30, 1997
                                                        (IN THOUSANDS, EXCEPT
                                                         SHARE AND PER SHARE
                                                               AMOUNTS)
                                                       ------------------------
                                                                 PRO FORMA
                                                        ACTUAL  AS ADJUSTED
Cash and cash equivalents............................. $  4,402  $ 30,359
Cash-restricted.......................................    3,885     3,885
Letter of credit deposit..............................   11,702    11,702
Investments collateralizing lease obligations.........      --     22,253
                                                       --------  --------
  Cash and investments................................ $ 19,989  $ 68,199
                                                       ========  ========
Total long-term debt.................................. $ 96,235  $ 96,235
Stockholders' equity:
  Preferred Stock, $0.01 par value, 20,000,000 shares
   authorized; none issued or outstanding.............      --        --
  Common Stock, $0.01 par value, 75,000,000 shares
   authorized; 7,175,000 shares issued and outstanding
   (9,975,000 shares issued and outstanding pro forma
   as adjusted) (1)...................................       72       100
  Additional paid-in-capital..........................   26,863    75,045
  Accumulated earnings................................      109       109
                                                       --------  --------
    Total stockholders' equity........................   27,044    75,254
                                                       --------  --------
    Total capitalization.............................. $123,279  $170,489
                                                       ========  ========

---------------------
(1) Does not include 751,000 shares of Common Stock subject to outstanding options at September 30, 1997 at a weighted average exercise price of $11.53 per share.

                            SELECTED FINANCIAL DATA

  The following table presents selected financial and operating data for the Company. The selected financial data as of September 30, 1996 and 1997 have been derived from the unaudited combined financial statements of the Company included elsewhere in this Prospectus. The selected financial data as of December 31, 1995 and 1996 and for the years ended December 31, 1994, 1995 and 1996 have been derived from the audited combined financial statements of the Heritage, Hallmark and Devonshire facilities (the "Original Facilities") included elsewhere in this Prospectus. The selected financial data as of December 31, 1992, 1993 and 1994 and for the years ended December 31, 1992 and 1993 have been derived from the combined financial statements of the Original Facilities not included in this Prospectus.

                                                                          NINE MONTHS
                                                                             ENDED
                                  YEARS ENDED DECEMBER 31,               SEPTEMBER 30,
                          --------------------------------------------  ----------------
                          1992(1)  1993(1)  1994(1)  1995(1)  1996(1)   1996(1)  1997(2)
                            (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)
STATEMENTS OF OPERATIONS
 DATA:
 Revenue:
 Resident fees..........  $5,044   $6,637   $15,205  $21,935  $ 23,437  $16,827  $28,204
 Management services
  income................     --       --        --       --        --       --        82
                          ------   ------   -------  -------  --------  -------  -------
   Total revenue........   5,044    6,637    15,205   21,935    23,437   16,827   28,286
 Facilities operating
  expenses (3)..........  (3,910)  (5,279)  (11,270) (13,253)  (12,806)  (9,346) (15,041)
 Lease expenses.........     --       --        --       --        --       --    (7,152)
 General and
  administrative
  expenses (3)..........     --       --        --       --        --       --    (1,137)
 Depreciation and
  amortization..........  (1,281)  (1,626)   (3,286)  (3,721)   (2,946)  (3,013)  (2,706)
                          ------   ------   -------  -------  --------  -------  -------
 Operating income
  (loss)................    (147)    (268)      649    4,961     7,685    4,468    2,250
 Interest and financing
  fees expense, net.....  (1,742)  (1,791)   (4,053)  (6,385)   (5,320)  (3,371)  (2,293)
                          ------   ------   -------  -------  --------  -------  -------
 Income (loss) before
  minority interest,
  deferred tax benefit
  and extraordinary
  item..................  (1,889)  (2,059)   (3,404)  (1,424)    2,365    1,097      (43)
 (Income) loss allocated
  to minority interest..   1,415    1,266     1,178      802      (756)     (87)    (138)
                          ------   ------   -------  -------  --------  -------  -------
 Income (loss) before
  deferred tax benefit
  and extraordinary
  item..................    (474)    (793)   (2,226)    (622)    1,609    1,010     (181)
 Deferred tax benefit...     --       --        --       --        --       --       222
 Extraordinary item
  (gain on
  extinguishment of
  debt).................     --       --        --     3,274       --       --       --
                          ------   ------   -------  -------  --------  -------  -------
 Net income (loss)......  $ (474)  $ (793)  $(2,226) $ 2,652  $  1,609  $ 1,010  $    41
                          ======   ======   =======  =======  ========  =======  =======
 Net income per share...     --       --        --       --        --       --   $   .01
 Weighted average shares
  outstanding...........     --       --        --       --        --       --     4,720
SELECTED OPERATING AND
 OTHER DATA:
 Number of facilities
  (at end of period)
  (4)...................       1        2         3        3         3        3       10
 Total units operated
  (4)(5)................     323      577       918      918       918      918    2,177
 Occupancy rate (5).....    95.4%    79.9%     95.6%    98.1%     99.2%    99.4%    97.3%
 Average monthly revenue
  per unit (6)..........  $1,365   $1,454   $ 1,732  $ 2,015  $  2,144  $ 2,037  $ 1,964
BALANCE SHEET DATA:
 Cash and cash
  equivalents...........  $   26   $  497   $ 4,127  $ 5,086  $  4,045  $ 1,886  $ 4,402
 Cash-restricted (7)....      30    8,457     2,047    1,733     1,089    2,108    3,885
 Letter of credit
  deposit (7)...........     --       --        --       --        --       --    11,702
 Total assets...........  70,255   65,149   102,579  100,325    56,731   95,368  149,313
 Total long-term debt...  70,848   71,510   101,242   99,627    65,000   99,407   96,235
 Total stockholders'
  equity and partners'
  (deficit) capital.....  (1,987)  (2,780)    1,852    3,597   (25,428)  (8,315)  27,044

---------------------
(1) The historical financial and operating data for the years ended December 31, 1992, December 31, 1993, December 31, 1994, December 31, 1995 and
    December 31, 1996 and the nine months ended September 30, 1996 represent combined historical financial data for the senior and assisted living division of PGI.
(2) The financial and operating data for the nine months ended September 30, 1997 represent combined historical financial data for the senior and assisted living division of PGI until the completion of the IPO on May 7, 1997 and thereafter, the operations of the Company.
(3) Prior to the IPO, general and administrative expenses were allocated to the then existing facilities; however, following the IPO, the Company began reporting general and administrative expenses as a separate item.
(4) As of November 25, 1997, the Company operated 11 facilities with 2,350 units.
(5) Total units operated represent the total units operated as of the end of the period. Occupancy rate is calculated by dividing total occupied units by total units operated as of the end of the period.
(6) Average monthly revenue per unit represents the average of total monthly resident fees divided by occupied units at the end of the period averaged over the respective period presented and for the period of time in operation during the period.
(7) Cash-restricted represents amounts segregated for use in the payment of real estate taxes and other operating activity in accordance with governmental and debt agreement requirements. Letter of credit deposit represents cash collateral for the credit enhancement of $65.0 million of tax-exempt bonds that are secured by the Heritage and the Devonshire facilities. The Company intends to earn interest income on both cash-restricted and letter of credit deposit amounts. See Note 2 to both the Combined Financial Statements of the Original Facilities and Activelife Facilities and Notes (a), (b) and (f) to the Unaudited Pro Forma Combined Condensed Balance Sheet of the Company.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

  The following discussion should be read in conjunction with the "Selected Financial Data," the Combined Financial Statements of the Original Facilities and Notes thereto and the Consolidated and Combined Financial Statements of the Company and Notes thereto, each appearing elsewhere in this Prospectus. Historical results as set forth herein are not necessarily indicative of future results from operations.

OVERVIEW

  The Company operates 11 senior and assisted living facilities containing a total of 2,350 units as of November 25, 1997. Four of such facilities are owned by the Company, five facilities are leased by the Company and two facilities (one of which is owned by PGI) are managed by Brookdale pursuant to management contracts. The Company's senior and assisted living facilities offer residents a supportive, "home-like" setting as well as assistance with certain activities of daily living. By providing residents a range of service options as their needs change, the Company seeks to achieve greater continuity of care, enabling seniors to age in place and thereby maintain their residency for a longer time period. The ability to allow residents to age in place is beneficial to Brookdale's residents as well as their families who are burdened with care decisions for their elderly relatives.

  The Company currently plans to acquire or lease approximately four to six facilities per year containing an aggregate of approximately 800 to 1,200 units, and to commence development of two to three new facilities per year containing approximately 220 units each in major urban and suburban areas of major metropolitan markets. The Company anticipates that it will use a combination of cash on hand, existing debt commitments, net proceeds from the Offering, additional equity financing and debt financing, lease transactions and cash generated from operations to fund its acquisition and development activity. In order to achieve its growth plans, the Company will be required to obtain a substantial amount of additional financing. If available, the Company may use long-term, tax-exempt bonds to finance the acquisition and renovation of existing facilities and the development of new facilities. There can be no assurance that future financing or lease transactions will be available as needed or on terms acceptable to the Company. A lack of funds may require the Company to delay all or some of its acquisition plans and development projects. See "Risk Factors--Future Acquisition Risks; Potential Difficulties of Integration," "--Development and Construction Risks," "--Need for Additional Financing" and "--Liquidity and Capital Resources."

  The Company derives its revenues from resident fees and management fees. In the future, the Company may derive revenue from development fees. Resident fees typically are paid monthly by residents, their families or other responsible parties. The Company estimates that approximately 99.9% of the Company's revenue has been derived from private pay sources. Management services income consists of management fees which typically range from 3.0% to 5.0% of a managed facility's total gross revenues. Resident fees and management fees are recognized as revenues when services are provided. The Company does not receive management fees from facilities that it owns and leases.

  The Company classifies its operating expenses into the following categories:
(i) facility operating expenses, which include labor, food, marketing and other direct facility expenses and real estate taxes; (ii) general and administrative expenses, which primarily include corporate headquarters and other overhead costs; (iii) lease payments; and (iv) depreciation and amortization.

RESULTS OF OPERATIONS

                                                                 NINE MONTHS
                                       YEARS ENDED DECEMBER         ENDED
                                               31,              SEPTEMBER 30,
                                       -----------------------  --------------
                                        1994     1995    1996    1996    1997
Total revenue.........................  100.0%   100.0%  100.0%  100.0%  100.0%
Facility operating expenses...........  (74.1)   (60.4)  (54.6)  (55.5)  (53.2)
General and administrative expenses
 (1)..................................    --       --      --      --     (4.0)
Lease expenses........................    --       --      --      --    (25.3)
Depreciation and amortization.........  (21.6)   (17.0)  (12.6)  (17.9)   (9.6)
                                       ------   ------  ------  ------  ------
Operating income (loss)...............    4.3     22.6    32.8    26.6     7.9
Interest and financing fees expense,
 net..................................  (26.7)   (29.1)  (22.7)  (20.0)   (8.1)
                                       ------   ------  ------  ------  ------
Income (loss) before minority
 interest, deferred tax benefit and
 extraordinary item...................  (22.4)    (6.5)   10.1     6.6    (0.2)
(Income) loss allocated to minority
 interest.............................    7.7      3.7    (3.2)   (0.5)   (0.5)
                                       ------   ------  ------  ------  ------
Income (loss) before deferred tax
 benefit and extraordinary item.......  (14.7)    (2.8)    6.9     6.1    (0.7)
Deferred tax benefit..................    --       --      --      --      0.8
Extraordinary item (gain or
 extinguishment of debt)..............    --      14.9     --      --      --
                                       ------   ------  ------  ------  ------
Net income (loss).....................  (14.7)%   12.1%    6.9%    6.1%    0.1%
                                       ======   ======  ======  ======  ======
Selected Operating and Other Data:
  Number of facilities (at end of
   period) (2)........................      3        3       3       3      10
  Total units operated (2)(3).........    918      918     918     918   2,177
  Occupancy rate (3)..................   95.6%    98.1%   99.2%   99.4%   97.3%
  Average monthly revenue per unit
   (4)................................ $1,732   $2,015  $2,144  $2,037  $1,964

---------------------
(1) Prior to the IPO, general and administrative expenses were allocated to the then existing facilities; however, following the IPO, the Company began reporting general and administrative expenses as a separate item.
(2) As of November 25, 1997, the Company operated 11 facilities with 2,350 units.
(3) Total units operated represents the total units operated as of the end of the period. Occupancy rate is calculated by dividing total occupied units by total units operated as of the end of the period.
(4) Average monthly revenue per unit represents the average of the total monthly resident fees divided by occupied units at the end of the period averaged over the respective period presented and for the period of time in operation during the period.

COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 1997 TO NINE MONTHS ENDED SEPTEMBER 30, 1996

  For the period ending September 30, 1996, results reflect operations of the Hallmark, Heritage and Devonshire facilities. For the period ending September 30, 1997, results reflect operations of the Hallmark, Heritage, Devonshire, Springs of East Mesa and Gables at Brighton facilities through May 7, 1997 and all of the Company's facilities except The Gables at Farmington thereafter.


  Revenue. Total revenue increased by $11.5 million, or 68.1%, to $28.3 million for the nine months ended September 30, 1997 when compared to the same period in 1996. Of this increase, approximately $1.4 million (or an increase of 8.2%) relates to increased resident fees at the properties that have been operated for both respective periods which were the Original Facilities. The remainder of the increase, or approximately $10.1 million, relates to revenue of the Springs of East Mesa, Gables at Brighton, Hawthorn Lakes, Edina Park Plaza and Park Place facilities (the "New Facilities").

  Operating Expenses. Total operating expenses increased $13.7 million, or 110.7%, to $26.0 million for the nine months ended September 30, 1997 when compared to the same period in 1996. Facility operating expenses increased $5.7 million, or 60.9%, to $15.0 million primarily due to the inclusion of the New Facilities. From the commencement of operations on May 7, 1997 through September 30, 1997, the Company managed its facilities and, accordingly, did not pay any property management fees, but incurred general and administrative expenses of approximately $1.1 million. Lease expense increased $7.2 million due to the inclusion of the Springs of East Mesa, Gables at Brighton, Hallmark and Park Place facilities (the "Leased Facilities").

  Depreciation and amortization decreased approximately $307,000 or 10.2%, to $2.7 million primarily due to the sale and lease-back of the Hallmark Facility on December 27, 1996. Prior to this date, the Company owned and, accordingly, recorded depreciation relating to this facility. The decrease in depreciation and amortization due to the sale and lease-back of the Hallmark Facility was slightly offset by an increase in depreciation associated with the purchase of the Edina Park Plaza and Hawthorn Lakes facilities (the "Acquired Facilities") on May 7, 1997.

  Interest and financing fees decreased approximately $778,000, or 22.0%, to $2.8 million primarily due to the sale and lease-back of the Hallmark facility. As a result of the sale and lease-back of such facility on December 27, 1996, it was no longer encumbered by the debt. This decrease was slightly offset by the assumption of debt of certain of the Acquired Facilities in connection with the purchase of these properties. Interest income increased approximately $300,000, or 178.6%, to $468,000 due to an increase in average cash balances. Property management fee--affiliate decreased approximately $465,000, or 66.9%, to $230,000 due to the elimination of all management fees charged to the Company once the Company commenced operations on May 7, 1997.

  Net Income. For the nine months ended September 30, 1997, net income decreased approximately $969,000, or 95.9%, to net income of $41,000 when compared to the same period in 1996. This decrease was primarily due to an increase in total expenses partially offset by an increase in total revenue of the Company.

COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO YEAR ENDED DECEMBER 31, 1995

  For these periods, results reflect operations of the Hallmark, Heritage and Devonshire facilities.

  Revenue. Resident fees revenue increased approximately $1.5 million, or 6.8%, to $23.4 million for the year ended December 31, 1996 primarily due to a 6.4% increase in average monthly revenue per unit and a 1.1% increase in occupancy percentage from the year ended December 31, 1995 to the year ended December 31, 1996. The occupancy rate for the Original Facilities during the year ended December 31, 1996 was 99.2% as compared to 98.1% during the year ended December 31, 1995. The average monthly revenue per unit increased by $129 per unit to $2,144 per unit for the year ended December 31, 1996 as compared to $2,015 per occupied unit for the year ended December 31, 1995.

  Operating Expenses. Facility operating expenses decreased approximately $447,000, or 3.4%, to $12.8 million for the year ended December 31, 1996 primarily due to more efficient operations at the Original Facilities and economies of scale created by the increase in occupancy and revenue. This was evidenced by the decrease in these expenses as a percentage of revenue to 54.6% for the year ended December 31, 1996 compared to 60.4% for the year ended December 31, 1995. In addition, property management fees (such management fees, which were paid to PGI, have not been paid since the IPO and will not be paid in the future) decreased approximately $513,000, or 35.6%, due primarily to a reduction of the Hallmark facility's management fees, effective January 1, 1996, from 5.0% of net operating income to 3.0%.

  Depreciation and amortization expense decreased approximately $775,000, or 20.8%, to $2.9 million for the year ended December 31, 1996 primarily due to amortization of deferred marketing fees of approximately $591,000 in 1995 related to the Devonshire and the Heritage facilities that became fully amortized in 1995 and certain furniture and equipment of the Devonshire facility that was fully depreciated in 1995, representing a depreciation expense of approximately $215,000 in 1995, and was partially offset by an increase in depreciable assets at each of the Original Facilities.

  Interest and financing fees expense decreased approximately $1.1 million, or 16.7%, to $5.3 million for the year ended December 31, 1996 primarily due to the refinancing of the Hallmark facility's mortgage payable at the end of 1995. This refinancing resulted in savings of approximately $594,000 as the new note bears a fixed rate of interest of 7.265% per annum whereas the old note accrued interest at a rate of LIBOR plus 2.5% per annum. For the year ended December 31, 1995, the interest rate on the old note ranged from 8.75% to 9.0%. In addition, the Devonshire and the Heritage facilities experienced lower interest rates on their variable rate bonds during the year ended December 31, 1996 than during the year ended December 31, 1995, which resulted in additional savings of approximately $292,000. Interest rates on these bonds (exclusive of credit enhancement and other fees) averaged approximately 3.4% for the year ended December 31, 1996 as compared to an average rate of approximately 3.9% for the year ended December 31, 1995. These decreases in interest expense were slightly offset by increased financing fees associated with the Devonshire and the Heritage facilities' bonds for the year ended December 31, 1996.

  Income (Loss) Before Minority Interest and Net Income (Loss). Income before minority interest increased approximately $3.8 million and net income decreased by approximately $1.1 million to approximately $2.4 million and $1.6 million, respectively, for the year ended December 31, 1996 compared to a loss before minority interest and net income of $1.4 million and $2.7 million, respectively, for the year ended December 31, 1995 primarily due to an increase in operating revenue and a decrease in operating expenses, offset as described above by the extraordinary gain on extinguishment of debt of $3.3 million on the Hallmark facility in the year ended December 31, 1995.

COMPARISON OF YEAR ENDED DECEMBER 31, 1995 TO YEAR ENDED DECEMBER 31, 1994

  For these periods, results reflect operations of the Hallmark, Heritage and Devonshire facilities.

  Revenue. Resident fees revenue increased approximately $6.7 million, or 44.3%, to $21.9 million for the year ended December 31, 1995. Of this increase, $4.9 million related to a full year of operations at the Hallmark facility during the year ended December 31, 1995 versus only seven months during the year ended December 31, 1994, while the remainder of this increase was primarily due to increases in average monthly revenue per unit and occupancy rates at the Original Facilities for the year ended December 31, 1994 as compared to the year ended December 31, 1995. Occupancy rates for the Original Facilities during the year ended December 31, 1995 increased 2.5% to 98.1% from 95.6% during the year ended December 31, 1994. The average monthly revenue per unit increased by $283 per unit, to $2,015 per occupied unit, for the year ended December 31, 1995 as compared to $1,732 per unit for the year ended December 31, 1994.

  Operating Expenses. Facility operating expenses increased approximately $2.0 million, or 17.6%, to $13.3 million for the year ended December 31, 1995 primarily due to an increase of $1.9 million in facility operating expenses at the Hallmark facility due to a full year of operations versus only seven months during the year ended December 31, 1994. Real estate taxes increased approximately $120,000, or 13.4%, to $1.0 million for the year ended December 31, 1995 again due to a full year of taxes being expensed for the Hallmark facility. Real estate taxes at both the Devonshire and the Heritage facilities were consistent from year to year. Property management fees (such management fees, which were paid to PGI, have not been paid since the IPO and will not be paid in the future) increased approximately $327,000, or 44.0%, to $1.1 million for the year ended December 31, 1995 primarily due to a full year of fees assessed at the Hallmark facility and increased revenues at the Devonshire and the Heritage facilities. However, the Original Facilities were run more efficiently and economies of scale created by the increase in occupancy and revenue are evidenced by the reduction of these expenses as a percentage of revenue decreasing to 60.4% for the year ended December 31, 1995 from 74.1% for the year ended December 31, 1994.

  Depreciation and amortization expense increased approximately $435,000, or 13.2%, to $3.7 million for the year ended December 31, 1995. Of this increase, approximately $511,000 related to a full year of depreciation at the Hallmark facility and $121,000 related to an increase of depreciable assets at the Original Facilities. These increases were partially offset by a decrease of $197,000 in the amortization of deferred marketing costs at the Heritage facility that became fully amortized in mid-1995.

  Interest and financing fees expense increased 57.5%, or $2.3 million, to $6.4 million for the year ended December 31, 1995. Of this increase, approximately $1.7 million was due to 12 months of interest expense at the Hallmark facility during the year ended December 31, 1995 versus only seven months during the year ended December 31, 1994. In addition, approximately $612,000 of additional interest expense relating to the variable-rate bonds that encumber both the Devonshire and the Heritage facilities was recognized in the year ended December 31, 1995 due to increased interest rates. Interest rates on the bonds (exclusive of credit enhancement and other fees) averaged 3.9% during the year ended December 31, 1995 versus 2.9% during the year ended December 31, 1994. The Devonshire and the Heritage facilities also realized an increase in financing fees during the year ended December 31, 1995 as a standard fee of 1.35% of the outstanding bond balance was imposed, which created a $135,000 increase in financing fees from the prior year. The above mentioned increases were partially offset by a $117,000 reduction in interest expense related to a note payable to an affiliate that was paid off during the year ended December 31, 1994.

  In December 1995, the owner of the Hallmark facility repaid its original mortgage note from the proceeds of a new note at a discount of approximately $3.3 million, which was recognized as an extraordinary gain on the extinguishment of debt.

  Income (Loss) Before Minority Interest and Net Income (Loss). Loss before minority interest decreased approximately $2.0 million to approximately $1.4 million and net income increased approximately $4.9 million to $2.7 million for the year ended December 31, 1995 compared to a loss before minority interest and net loss of $3.4 million and $2.2 million, respectively, for the year ended December 31, 1994 primarily due to an extraordinary gain on the extinguishment of the mortgage on the Hallmark facility and increased revenues at the Original Facilities, both described above. Partially offsetting the extraordinary gain and increase in operating revenue was an increase in operating expenses, as described above.

LIQUIDITY AND CAPITAL RESOURCES

  On May 7, 1997, the Company completed the IPO of 4,500,000 shares of Common Stock, $.01 par value per share, at $11.50 per share. The underwriters of the IPO exercised their over-allotment option, and on June 3, 1997, the Company sold an additional 675,000 shares of the Company's Common Stock at $11.50 per share. The proceeds from such IPO (including the exercise of the underwriters' over-allotment option), net of related underwriting discounts and commissions and offering costs, totaled approximately $51.4 million. The Company used approximately $41.7 million of such net proceeds to fund various transactions or deposits completed or made in connection with the IPO. The remaining net proceeds have been used to finance a portion of future acquisitions and developments of senior and assisted living facilities and for working capital and general corporate purposes.

  The net proceeds to the Company from the Offering are estimated to be approximately $48.2 million (approximately $55.6 million if the Underwriters' over-allotment option is exercised in full), after deducting the estimated underwriting discounts and commissions and offering expenses payable by the Company and based on the closing price on November 25, 1997 of $18.375 per share. Simultaneously with the completion of the Offering, the Company may use up to $15.0 million of the net proceeds to repay outstanding indebtedness under its $15.0 million revolving credit facility with LaSalle, which terminates upon the completion of the Offering. Of the $6.6 million outstanding as of November 25, 1997, approximately $4.7 million of such indebtedness was incurred in part to finance the purchase of investment securities pledged to secure the Company's obligations under the lease with respect to The Gables at Farmington. In addition, the Company may use approximately $8.6 million, $4.5 million and $4.5 million to finance the purchase of investment securities expected to be required to be used to secure the Company's obligations under the leases with respect to The Classic at West Palm Beach,

The Brendenwood Retirement Community and Harbor Village, respectively (or if such leases are entered into prior to the completion of the Offering, indebtedness borrowed under the LaSalle credit facility and used to finance the purchase of such investment securities). The net proceeds not used to either repay indebtedness under the LaSalle credit facility or to fund such deposits are estimated to be approximately $24.0 million (approximately $31.4 million if the Underwriters' over-allotment option is exercised in full). Such amount will be used to finance a portion of the future acquisitions and developments of senior and assisted living facilities and for working capital and general corporate purposes. Pending such uses described above, the Company intends to invest the net proceeds in short-term, interest-bearing securities or certificates of deposit.

  Cash and cash equivalents (which excludes cash-restricted of $3.9 million and the letter of credit deposit of $11.7 million) increased $2.5 million to $4.4 million at September 30, 1997 compared to September 30, 1996 primarily due to cash remaining after the use of the IPO proceeds. The increases in net cash provided by operating and financing activities were partially offset by an increase in net cash used in investing activities.

  Net cash (used in) provided by operating activities decreased $3.2 million to $1.0 million for the nine months ended September 30, 1997 compared to the same period in 1996. The primary reasons for the net decreases in cash (used in) provided by operating activities were the overall decrease in net income as compared to the Predecessor Properties and the increase in the deferred tax asset related to the book-tax difference in the carryover basis of the Heritage and Devonshire facilities, partially offset by the decrease in the prepaid rent asset due to prepayment at lease inception on December 27, 1996.

  Cash used in investing activities increased $46.7 million to $46.9 million for the nine months ended September 30, 1997 compared to the same period in 1996. The increase was primarily attributable to cash used in the acquisition of the Hawthorn Lakes and Edina Park Plaza facilities and cash used to acquire a third party's interest in the Heritage and Devonshire facilities.

  Net cash provided by financing activities increased $52.3 million to $46.1 million for the nine months ended September 30, 1997 compared to the same period in 1996. The increase was primarily due to proceeds received from the IPO and the exercise of the underwriter's over-allotment options. These increases were partially offset by an initial cash deposit required to secure the Company's obligations related to the credit enhancement for the tax-exempt bonds for the Heritage and Devonshire facilities.

  The Company currently plans to acquire or lease four to six senior and assisted living facilities per year containing an aggregate of approximately 800 to 1,200 units, and to commence development of two to three new facilities per year containing approximately 220 units each in urban and suburban areas of major metropolitan markets. The Company anticipates that new developments will require eight to 10 months for pre-construction development, 12 to 14 months for construction and approximately 12 months after opening to achieve a stabilized occupancy rate of approximately 95%. The total construction costs, including construction period financing costs and operating deficits during the lease-up period, for the 220-unit prototype are estimated to be approximately $28.0 million, or approximately $127,000 per unit. The Company anticipates that it will use a combination of cash on hand, net proceeds from the Offering, additional equity financing and debt financing, lease transactions and cash generated from operations to fund its acquisition and development activities. The Company currently estimates that the net proceeds from the Offering, together with cash on hand, existing debt facilities and commitments and anticipated financing, will be sufficient to fund its acquisition and development plans for at least 12 months following completion of the Offering. Therefore, in order to achieve its growth plans, the Company will be required to obtain a substantial amount of additional financing. The Company presently has no commitment, arrangement or understanding regarding financing to fund the debt portion of the Company's acquisition and development plans other than the $100.0 million commitment from Nomura. There can be no assurance that the Company will be able to obtain the financing necessary for its acquisition and development programs. See "Risk Factors--Need for Additional Financing."

  As of September 30, 1997, the Company had $65.0 million of long-term indebtedness in tax-exempt bonds with floating rates. The interest rates (exclusive of credit enhancement and other fees) on such debt averaged 3.4%, 3.9% and 2.9% during the years ended December 31, 1996, 1995 and 1994, respectively, and 3.7% for the nine months ended September 30, 1997. Such tax-exempt bonds contain covenants requiring the facilities to maintain a minimum number of units for income qualified residents. The Company may obtain similar bond financing for future facilities. See "Risk Factors--Adverse Consequences of Indebtedness and Lease Obligations; Floating Rate Debt."

  The Company is dependent on third-party financing for its acquisition and development program. Any such financing obtained in the future is expected to contain terms and conditions and representations and warranties that are customary for such loans and is expected to contain financing covenants and other restrictions that (i) require the Company to meet certain financial tests and maintain certain amounts of funds in escrow, (ii) limit, among other things, the ability of the Company to borrow additional funds, dispose of assets and engage in mergers or other business combinations and (iii) restrict the ability of the Company to operate competing facilities within certain distances from mortgaged facilities. See "Risk Factors--Adverse Consequences of Indebtedness and Lease Obligations; Floating Rate Debt." There can be no assurance that financing for the Company's acquisition and development program will be available to the Company on acceptable terms or at all. Moreover, to the extent the Company acquires or leases facilities that do not generate positive cash flow (after financing or lease costs, as applicable), the Company may be required to seek additional capital for working capital and liquidity purposes. See "Risk Factors--Need for Additional Financing."

IMPACT OF INFLATION

  Resident fees from senior and assisted living facilities owned or leased by the Company and management fees from facilities operated by the Company are its primary sources of revenue. These revenues are affected by monthly resident fee rates and facility occupancy rates. The rates charged for senior and assisted living services are highly dependent upon local market conditions and the competitive environment in which the facilities operate. Substantially all of the Company's resident agreements have terms of approximately one year and allow, at the time of renewal, for adjustments in the monthly fees payable thereunder, thereby enabling the Company to seek increases in monthly fees due to inflation or other factors. Any such increase would be subject to market and competitive conditions and could result in a decrease in occupancy at the Company's facilities. The Company believes, however, that the short-term nature of its resident agreements generally serves to reduce the risk to the Company of the adverse effect of inflation. In addition, employee compensation expense is a principal cost element of facility operations and is also dependent upon local market conditions. There can be no assurance that resident fees will increase or that costs will not increase due to inflation or other causes. In addition, as of September 30, 1997, approximately $65.0 million in principal amount of the Company's indebtedness bore interest at floating rates and future indebtedness may bear floating rate interest. Inflation, and its impact on floating interest rates, could materially affect the amount of interest payments due on such indebtedness. See "Risk Factors--Competition" and "-- Adverse Consequences of Indebtedness and Lease Obligations; Floating Rate Debt."

                                   BUSINESS

OVERVIEW

  Brookdale provides senior and assisted living services to the elderly through its facilities located in urban and suburban areas of major metropolitan markets. The Company operates 11 senior and assisted living facilities containing a total of 2,350 units which, as of September 30, 1997, were approximately 97% occupied. The Company owns four of such facilities, leases five facilities and manages two other facilities pursuant to management contracts. With facilities that contain an average of approximately 214 units, the Company believes it is able to achieve economies of scale within its facilities and provide senior and assisted living services in a more cost-effective manner. The Company plans to acquire or lease approximately four to six facilities per year containing an aggregate of approximately 800 to 1,200 units, and to commence development of two or three new facilities per year containing approximately 220 units each.

  The Company recently entered into a net lease for a facility located in Farmington, Connecticut. The Company also entered into agreements to purchase facilities located in West Palm Beach, Florida, Voorhees, New Jersey and Chicago, Illinois. The closings of the West Palm Beach, Florida and Voorhees, New Jersey facilities are expected to occur in December 1997. The closing of the Chicago, Illinois facility is expected to occur prior to January 31, 1998. There can be no assurance that any or all of such transactions will be consummated in a timely manner if at all. The Company expects to assign the purchase agreements for these facilities to unaffiliated third parties which will acquire the facilities and in turn net lease them to the Company. The Company has acquired development sites located in Austin, Texas and Southfield, Michigan for the construction of facilities with approximately 220 units at each site and has commenced construction at the Austin, Texas site. In addition, the Company has entered into agreements to acquire development sites located in Glen Ellyn, Illinois and Raleigh, North Carolina for the construction of facilities with approximately 220 units at each site, the closings of which are contingent upon the receipt of all necessary approvals for the development of the respective sites and are expected to occur within 12 months following the completion of the Offering. The Company has also been selected by Battery Park City Authority to be the developer and operator of a senior and assisted living facility to be located in Battery Park City in New York, New York. See "Risk Factors--Future Acquisition Risks; Potential Difficulties of Integration," "--Development and Construction Risks" and "-- Need for Additional Financing."

  Brookdale's facilities are designed for middle to upper income residents who desire an upscale residential environment providing the highest level of quality, care and value. The Company's objective is to allow its residents to age in place by providing them with a continuum of senior and assisted living services. By providing residents a range of service options as their needs change, Brookdale seeks to achieve a greater continuity of care, thereby enabling seniors to maintain their residency for a longer time period. The ability to allow residents to age in place is beneficial to Brookdale's residents as well as their families who are burdened with care option decisions for their elderly relatives. In addition to studio, one-bedroom and two-bedroom units, the Company provides all residents with basic services, such as meal service, 24-hour emergency response, housekeeping, concierge services, transportation and recreational activities. For residents who require additional supplemental care services, the Company provides assistance with certain activities of daily living. The average age of Brookdale's residents is approximately 82 years old, and many of these residents require some level of assistance with their activities of daily living. The Company intends to bring "in-house" as many of these services as practicable and has established a program providing various levels and combinations of these services called "Personally Yours"SM. The levels of care provided by the Company to residents vary depending upon the licensure requirements of the state in which the facility is located.

THE SENIOR AND ASSISTED LIVING INDUSTRY

  The senior and assisted living industry is a rapidly growing component of the non-acute health care system for the elderly. The senior living industry serves the needs of the elderly who benefit from living in a supportive environment and may require or prefer occasional assistance with the activities of daily living, and who no longer desire, or cannot maintain, an independent lifestyle. It is estimated that 35% of the people over age 85 require assistance with at least one activity of daily living, such as bathing, eating, personal hygiene, grooming and dressing.

  The rapid growth of the senior and assisted living industry is supported by several significant trends, including the following:

  FAVORABLE DEMOGRAPHICS. The primary consumers of senior and assisted living services are persons over age 65. This group represents one of the fastest growing segments of the U.S. population. According to U.S. Bureau of the Census data, the number of people in the U.S. age 65 and older increased by more than 27% from 1981 to 1994, growing from 26.2 million to 33.2 million. The segment of the population over 85 years of age, which comprises the largest percentage of residents at senior care facilities, is projected to increase by more than 40% between the years 1990 and 2000. Brookdale believes that these trends, depicted in the graph below, will contribute to continued strong demand for senior and assisted living services.

       PROJECTED PERCENTAGE CHANGE IN THE ELDERLY POPULATION OF THE U.S.

                                      LOGO

  CONSUMER PREFERENCE. The Company believes that senior and assisted living facilities provide prospective residents and their families with an attractive alternative to skilled nursing facilities, particularly those prospective residents who do not require the level of care or institutional setting of skilled nursing facilities. Senior and assisted living facilities, which are generally furnished by residents, allow residents to age in place and preserve their independence in a more residential setting. The Company believes these factors result in a higher quality of life than that experienced in the more institutional or clinical settings, such as skilled nursing facilities.

  COST-EFFECTIVE ALTERNATIVE. The annual per resident cost for senior and assisted living care is significantly less than the annual per resident cost for skilled nursing care. The Company believes that the cost of senior and assisted living care (which includes housing and meal preparation) compares favorably with home health care when the costs associated with housing and meal preparation are added to the costs of home health care. Pricing pressure is also forcing skilled nursing facilities to shift their focus toward providing more intense levels of care enabling them to charge higher fees, thus adding to the shortage of facilities providing less intensive care. The rapid growth of the elderly population coupled with continuing constraints on the supply and availability of long term care beds is leading to a continued shortage of long term care beds for the elderly, as the table below illustrates.

                     DECLINE IN NURSING BEDS PER THOUSAND
                       FOR INDIVIDUALS 85 YEARS OR OLDER

                                     LOGO

  CHANGING FAMILY DYNAMICS. As a result of the growing number of two-income families, many children are not able to care for elderly parents in their own homes. Two-income families are, however, better able to provide financial support for elderly parents. In addition, other factors, such as the growth in the divorce rate and single-parent households, as well as the increasing geographic dispersion of families, have contributed to the growing inability of children to care for aging parents in the home.

BUSINESS AND GROWTH STRATEGY

  The Company's business and growth strategy is based on the following key elements:

  ACQUIRE AND LEASE EXISTING SENIOR AND ASSISTED LIVING FACILITIES. The Company believes that significant opportunities exist to take advantage of the fragmented senior and assisted living industry by selectively acquiring or leasing existing facilities. The Company's acquisition strategy will focus primarily on facilities that are designed or can be repositioned by the Company, by improving or enhancing available services and amenities, for middle to upper-income private pay residents. Acquisitions will primarily consist of large facilities, similar to the Company's current facilities that contain an average of approximately 214 units, located in urban and suburban areas of major metropolitan markets. See "--Acquisitions and Development" and "Risk Factors--Future Acquisition Risks; Potential Difficulties of Acquisition."

  DEVELOP THE BROOKDALE PROTOTYPE FACILITY IN TARGETED MARKETS. The Company intends to leverage its development expertise and construct its prototype facility in selected sites located in urban and suburban areas of major metropolitan markets. The Company's prototype facility, which is flexible and can be adapted to the specific requirements of individual markets and site requirements, contains 220 units, but can be constructed to accommodate between 150 and 250 units. The prototype offers a mix of studio, one-bedroom and two-bedroom units and common areas providing premium amenities. The Company intends to begin development of two to three facilities in each of the next five years and anticipates that each development will require approximately 20 to 24 months from pre-development to completion of construction. See "--Acquisitions and Development" and "Risk Factors-- Development and Construction Risks."

  UTILIZE TAX-EXEMPT BOND FINANCING. The Company intends to utilize long-term, tax-exempt bond financing, when available, to finance the acquisition and renovation of existing senior and assisted facilities and the development of new facilities. The cost benefit of tax-exempt bond financing, which can be a low cost source of funds in certain circumstances, is partially offset in certain cases by the potential limit on the Company's ability to increase prices to Qualified Residents at facilities subject to such bond financing to the extent such increases affect the ability of the Company to attract and retain such Qualified Residents. As of September 30, 1997, the Company had $65.0 million of long-term indebtedness in tax-exempt bonds with floating rates. The interest rates (exclusive of credit enhancement and other fees) on such debt averaged 3.7% for the nine months ended September 30, 1997. See "Risk Factors--Adverse Consequences of Indebtedness and Lease Obligations; Floating Rate Debt."

  PROVIDE ACCESS TO A FULL CONTINUUM OF SENIOR AND ASSISTED LIVING SERVICES. The Company's strategy is to provide access to a full continuum of senior and assisted living services that allows its residents to age in place. These services are provided either by the Company or by outside services or agencies. It is the Company's strategy to increase the availability of additional services and to capture the incremental revenue generated by providing these services through Company employees. In addition, one of Brookdale's goals is to establish hospital or health care network affiliations for each of its facilities. Hospital and health care network affiliations provide for on-site physician and nursing services and facilitate the provision of health care services and wellness programs to the Company's residents. In order to offer residents an expanded range of care options, the Company is presently developing an 82-bed skilled nursing facility on the campus of the Devonshire facility. The Company may pursue the development of additional skilled nursing facilities at its other facilities in selected markets. See "Risk Factors-- Development and Construction Risks," "Use of Proceeds" and "--Company Operations-- Hospital and Health Care Network Affiliations."

  UTILIZE SOPHISTICATED MARKETING PROGRAMS TO MAINTAIN HIGH OCCUPANCY RATES. The Company utilizes sophisticated marketing programs to achieve high occupancy rates, which as of September 30, 1997 were approximately 97% for its facilities. The Company believes that its programs will improve the occupancy rates of facilities that the Company acquires or leases in the future. The Company's marketing programs are designed to create community awareness of the Company, its facilities and its services, and to cultivate relationships with referral sources such as health care providers, physicians, clergy, area agencies for the elderly, home health agencies and social workers. In addition, hospital affiliations have been successfully implemented by the Company at three of its facilities, which provide referrals of prospective residents. The Company believes that the success of its marketing programs is demonstrated not only by its high occupancy rates, but also by the Company's ability to maintain waiting lists at its facilities for prospective residents who pay a deposit in order to be included on such lists. See "--Company Operations--Marketing and Sales."

  UTILIZE OPERATIONAL EXPERTISE TO ENHANCE PROFITABILITY. The Company has developed and implemented sophisticated management and operational procedures resulting in strong operating margins and occupancy rates. These procedures include securing national vendor contracts where feasible to ensure consistent low pricing, implementing sophisticated budgeting and financial controls at each facility and establishing standardized training and operations procedures. The Company believes that the systematic implementation of its management and operations policies will enable the Company to enhance the financial performance of its existing and future facilities and continue to improve the profitability of its stabilized facilities. See "Risk Factors--Future Acquisition Risks; Potential Difficulties of Integration" and "--Development and Construction Risks."

  EXPAND FACILITIES WHERE ECONOMICALLY ADVANTAGEOUS. The Company has found that certain senior and assisted living facilities with stabilized occupancies benefit from additions and expansions offering increased capacity, as well as additional levels of service for higher acuity residents. Furthermore, the expansion of existing facilities allows the Company to enhance its economies of scale by increasing the revenue base at a facility while leveraging such facility's existing infrastructure such as the laundry equipment and the kitchen. In addition to the planned 82-bed skilled nursing facility on the campus of the Devonshire facility, the Company is currently planning to expand its Hawthorn Lakes facility in Vernon Hills, Illinois with an additional 57 units. See "Risk Factors--Development and Construction Risks."

FACILITIES

  The following table sets forth certain information regarding the Company's facilities:

                                                            OCCUPANCY
                                                             RATE AT
                                                    YEAR  SEPTEMBER 30, OWNERSHIP
        FACILITY             LOCATION     UNITS    OPENED     1997(1)   STATUS(2)
The Hallmark............ Chicago, IL        341     1990      100%       Leased
The Devonshire (3)...... Lisle, IL          323     1990       99%        Owned
The Heritage............ Des Plaines, IL    254     1993       99%        Owned
The Park Place.......... Spokane, WA        208     1992       87%       Leased
The Island on Lake
 Travis................. Lago Vista, TX     207     1988       92%       Managed
Hawthorn Lakes (3)...... Vernon Hills, IL   202     1987      100%        Owned
Edina Park Plaza........ Edina, MN          201     1987      100%        Owned
The Springs of East
 Mesa................... Mesa, AZ           185     1986      100%       Leased
The Gables at
 Farmington............. Farmington, CT     173     1984       98%       Leased
The Kenwood............. Minneapolis, MN    153     1987       98%       Managed
The Gables at Brighton.. Brighton, NY       103     1988       95%       Leased
                                          -----
  Total Units...........                  2,350(3)

---------------------
(1) Occupancy rate is calculated by dividing total occupied units by total units operated as of such date.
(2) All facilities indicated as "Owned" are 100% owned by Brookdale.
(3) Total units exclude the planned 82-bed skilled nursing facility at the Devonshire facility and the planned 57-unit expansion at the Hawthorn Lakes facility.

  The following table sets forth certain information regarding The Classic at West Palm Beach and The Brendenwood Retirement Community, which the Company anticipates that it will begin leasing in December 1997 and Harbor Village, which the Company anticipates it will begin leasing prior to January 31, 1998. There can be no assurance that any or all of such transactions will be consummated in a timely manner if at all.

                                                                    OCCUPANCY
                                                                     RATE AT
                                                          YEAR    SEPTEMBER 30,
FACILITY                            LOCATION       UNITS OPENED      1997(1)
The Classic at West Palm
 Beach........................ West Palm Beach, FL  296   1990         90%
Harbor Village................ Chicago, IL          276   1954(2)      77%
The Brendenwood Retirement
 Community.................... Voorhees, NJ         149   1987         91%
                                                    ---
  Total Units.................                      721

---------------------
(1) Occupancy rate is calculated by dividing total occupied units by total units operated as of such date.
(2) This facility was operated as an apartment building until 1991 when the current owner purchased and renovated it and began operating it as a senior and assisted living facility.

  The following table sets forth certain information regarding facilities under development by the Company:

                               ESTIMATED
      LOCATION                   UNITS         STATUS        EXPECTED OPENING
Austin, TX....................     220   Under Construction First Quarter 1999
Southfield, MI................     220   In Development     Second Quarter 1999
Glen Ellyn, IL................     220   In Development     Third Quarter 1999
Raleigh, NC...................     220   In Development     Third Quarter 1999
New York (Battery Park City),
 NY...........................     216   In Development     2000
                                 -----
  Total Estimated Units.......   1,096

SERVICES

  The Company's senior and assisted living facilities offer residents personal support services and assistance with certain activities of daily living in a supportive, home-like setting. Residents of the Company's facilities are typically unable or choose not to live independently, but do not require the 24-hour nursing care provided in skilled nursing facilities. The Company's service options are designed to meet residents' changing needs and to achieve a continuity of care, enabling seniors to age in place and thereby maintain their residency for a longer time period.

 BASIC CARE PROGRAM

  The basic care package, which is received by all residents, includes meal service, housekeeping services within the resident's unit, social and recreational activities, scheduled transportation to medical centers and shopping, security, emergency call response, access to on-site medical services and medical education and wellness programs.

 SUPPLEMENTAL CARE SERVICES

  In addition to the basic care services, the Company offers custom tailored supplemental care services for residents who desire or need such services. Optional supplemental care services include check-in services and shopping, escort and companion services. Residents with cognitive or physical frailties and higher level service needs are either accommodated with supplemental services in their own units or, in certain facilities, are cared for in a more structured and supervised environment on a separate wing or floor of the facility with a dedicated staff and with separate dining rooms and activity areas.

  The Company has also established a program providing various levels and combinations of supplemental care services called "Personally Yours"SM. This personal service program provides certain non-licensed services, such as companion services, assistance with dressing and bathing, medication reminders, check-in services, shopping and escort services. The Company plans to expand its supplemental service offerings, where permitted, in order to capture incremental revenue and enable its residents to remain in its facilities longer. In addition, where practicable, the Company intends to obtain licensure to provide licensed home health services to residents. At present, many residents receive supplemental health care services from outside third parties. The Company's ability to provide certain services depends on licensure requirements of particular states. However, the Company's general strategy is to provide assistance with activities of daily living subject to state licensure limitations.

  Certain services, such as physician care, infusion therapy, physical and speech therapy and other home health care services, are provided to many of Brookdale's residents who need these services by third parties. The Company assists residents in locating qualified providers for such health care services.

COMPANY OPERATIONS

 OVERVIEW

  The Company continually reviews opportunities to expand the amount of services it provides to its residents. To date, the Company has been able to increase its monthly service fees on an annual basis and has experienced increasing facility operating margins through a combination of the implementation of efficient operating procedures and the economies of scale associated with the size of its facilities. The Company's operating procedures include securing national vendor contracts where appropriate to obtain consistent low pricing, implementing sophisticated budgeting and financial controls at each facility and establishing standardized training and operations procedures. The Company believes that successful senior and assisted living operators must combine health care, finance, hospitality, marketing and real estate operations expertise.

  Brookdale has implemented intensive standards, policies and procedures systems, including detailed staff manuals, which the Company believes have contributed to Brookdale's facility operating margins. The Company has centralized accounting, finance and other operating functions at its corporate headquarters so that, consistent with its operating philosophy, facility-based personnel focus on resident care and efficient operations. Headquarters staff in Chicago, Illinois are responsible for: the establishment of Company-wide policies and procedures relating to, among other things, resident care, facility design and facility operations; billings and collections; accounts payable; finance and accounting; development of employee training materials and programs; marketing activities; the hiring and training of management and other facility-based personnel; compliance with applicable local and state regulatory requirements; and implementation of the Company's acquisition, development and leasing plans.

 FACILITY STAFFING AND TRAINING

  Each facility has an Executive Director responsible for the day-to-day operations of the facility, including quality of care, social services and financial performance. Each Executive Director receives specialized training from the Company. In addition, a portion of each Executive Director's compensation is directly tied to the operating performance of the facility and to the maintenance of high occupancy levels. The Company believes that the quality and size of its facilities, coupled with its competitive compensation philosophy, have enabled it to attract high-quality, professional administrators. Each Executive Director is supported by a Resident Services Director who is directly responsible for day-to-day care of the residents and a Marketing Director who oversees marketing and community outreach programs. Other key positions at each facility include the Food Service Director, the Activities Director, the Housekeeping Director, the Engineering Director and the Business Manager. See "Risk Factors--Dependence on Senior Management and Skilled Personnel."

  The Company believes that quality of care and operating efficiency can be maximized by direct resident and staff contact. Employees involved in resident care, including the administrative staff, are trained in the support and care needs of the residents and emergency response techniques. The Company has adopted formal training and evaluation procedures to help ensure quality care for its residents. The Company has extensive policy and procedure manuals for each department and holds ongoing training sessions for management and staff at each site. See "Risk Factors--Difficulties of Managing Rapid Growth."

 QUALITY ASSURANCE

  The Company maintains quality assurance programs at each of its facilities through its corporate headquarters staff. The Company's quality assurance program is designed to achieve a high degree of resident and family member satisfaction with the care and services provided by the Company. The Company's quality control measures include, among other things, facility inspections conducted by corporate staff on at least a monthly basis. These inspections cover: the appearance of the exterior and grounds; the appearance and cleanliness of the interior; the professionalism and friendliness of staff; resident care plans; the quality of activities and the dining program; observance of residents in their daily living activities; and compliance with government regulations.

  The Company's quality control measures also include the survey of residents and family members on a regular basis to monitor the quality of services provided to residents. The survey process begins with a visitor's survey sent one week following a potential resident's visit to a facility to ascertain his or her opinions and initial impressions. Detailed annual written surveys and exit surveys are used to appraise and monitor the level of satisfaction of residents and their families with facility operations and services.

  In order to foster a sense of community as well as to respond to residents' desires, at each facility the Company has initiated the establishment of a resident council, an advisory committee elected by the residents, that meets monthly with the Executive Director of the facility. Separate resident committees also exist for food service, activities, marketing and hospitality. These committees promote resident involvement and satisfaction and enable facility management to be more responsive to the residents' needs and desires.

 MARKETING AND SALES

  The Company's marketing strategy is intended to create awareness of the Company and its services among potential residents and their family members and referral sources, such as hospital discharge planners, physicians, clergy, area agencies for the elderly, skilled nursing facilities, home health agencies and social workers. Brookdale's marketing staff develops overall strategies for promoting the Company and monitors the success of the Company's marketing efforts. Each facility has a Director of Marketing who oversees the facility's marketing and outreach programs and supervises the on-site marketing staff and move-in coordinators. Besides direct contacts with prospective referral sources, the Company also relies on print advertising, yellow pages advertising, direct mail, signage and special events, such as grand openings for new facilities, health fairs and community receptions. In addition, resident referral programs have been established and are promoted at each facility. See "Risk Factors--Competition."

 HOSPITAL AND HEALTH CARE NETWORK AFFILIATIONS

  Another key element in the Company's strategy is to establish affiliations between Brookdale's facilities and hospitals and health care networks. The Hallmark and the Heritage facilities are affiliated with Saint Joseph Health Centers and Hospital and Holy Family Hospital, respectively, pursuant to agreements with the respective hospitals. Both agreements grant the hospitals the right to lease space from the Company at the respective facilities and provide that the hospitals will maintain centers in the facilities to make services available to facility residents. Each hospital pays rent for its leased space, and the Company compensates the hospitals for making the services they render available at the facilities. The annual amounts paid by the hospitals pursuant to the rental arrangements at the Hallmark and the Heritage facilities are approximately equal to the annual amounts paid by such facilities to such respective hospitals pursuant to the applicable compensation arrangements. The agreement regarding the Heritage facility terminates in 1998 and the agreement regarding the Hallmark facility terminates in 1999, but will be automatically extended unless either the hospital or the Company gives notice of termination. Although not subject to a written agreement, the Devonshire facility has an affiliation with Good Samaritan Hospital on terms similar to the agreements regarding the Hallmark and the Heritage facilities. The Company intends to arrange hospital and health care network affiliations for its other facilities and those that it acquires, develops or leases in the future. Hospital and health care network affiliations provide for on-site physician and nursing services and facilitate the provision of health care services and wellness programs to the Company's residents and provide the Company with a referral source.

ACQUISITIONS, LEASES AND DEVELOPMENT

  The Company evaluates markets for acquisition, lease and development opportunities based on demographics and market studies. The Company's acquisition, lease and development strategy will focus on the urban and suburban areas of major metropolitan markets.

 ACQUISITIONS AND LEASES

  The Company currently expects to acquire or lease four to six facilities per year containing an aggregate of approximately 800 to 1,200 units. In some cases, the purchase contract for a facility may be assigned to an unaffiliated third party which would acquire the facility and in turn net lease it to the Company. The Company may acquire facilities as a means of entry to new markets and may also seek to acquire facilities within its existing markets to gain further market share and leverage its existing market awareness. Acquisitions are expected to primarily consist of large facilities that are similar to the Company's current facilities, which average approximately 214 units per facility. In reviewing acquisition opportunities, the Company considers, among other things, underlying demographics, facility location within its neighborhood or community, the current reputation of the facility in the marketplace and the ability of the Company to improve or enhance a facility's available services and amenities. Further, the Company evaluates the opportunity to improve or enhance services and operating results through the implementation of the Company's standard operating procedures. See "Risk Factors--Future Acquisition Risks; Potential Difficulties of Integration" and "--Need for Additional Financing."

  The Company recently entered into a net lease for The Gables at Farmington, a 173-unit facility in Farmington, Connecticut. The Company also entered into agreements to purchase The Classic at West Palm Beach, a 296-unit facility in West Palm Beach, Florida, The Brendenwood Retirement Community, a 149-unit facility in Voorhees, New Jersey, and Harbor Village, a 276-unit facility in Chicago, Illinois. The closings of

The Classic at West Palm Beach and The Brendenwood Retirement Community are expected to occur in December 1997. The closing of Harbor Village is expected to occur prior to January 31, 1998. There can be no assurance that any or all of such transactions will be consummated in a timely manner if at all. The Company expects to assign the purchase agreements for these facilities to unaffiliated third parties which will acquire the facilities and in turn net lease them to the Company. See "Risk Factors--Future Acquisition Risks; Potential Difficulties of Integration."

 DEVELOPMENT

  The Company currently intends to commence the development of two to three facilities per year. The Company's flexible prototype facility contains 220 units, but can be constructed to accommodate between 150 to 250 units. The size of a particular facility will depend on site size, zoning and underlying market characteristics. The Company's 220-unit prototype contains approximately 220,000 square feet in a four-story building and contains a mix of studio, one-bedroom and two-bedroom units. In addition to the living units, the Company's prototype contains common areas for residents, including a living room, library, billiards room, multi-purpose room, arts and crafts room, exercise room, convenience store, beauty/barber shop, mail room, dining room and private dining room. The Company anticipates that new developments will require eight to 10 months for pre-construction development, 12 to 14 months for construction and approximately 12 months after opening to achieve stabilized occupancy. The total construction costs, including construction period financing costs and operating deficits during the lease-up period, for the 220-unit prototype are estimated to be approximately $28.0 million, or approximately $127,000 per unit.

  The Company evaluates markets in which to develop its prototype based on a number of factors, including demographic profiles of both potential residents and their adult children, existing competitors and lack of new entrants, estimated market demand and zoning prospects. Site selection is based on established criteria relating to land cost and conditions, visibility, accessibility, immediate adjacencies, community perception and zoning prospects. Full market feasibility studies, which include evaluations of all potential competitors, extensive interviews with key community sources and health care providers and demographic studies, are conducted for each site.

  The Company is presented with potential sites by independent brokers, developers, health care organizations and financial institutions and through internal site identification. If a site meets the Company's general market criteria, then the Company will order a preliminary market study by an independent third party. If the market study indicates that the site meets its selection criteria, the Company will then conduct a more in-depth analysis of the market to ensure there is a demonstrated need for senior and assisted living services and that the site is appropriate in terms of location, size and zoning. If the market and site meet all of the Company's selection criteria, the property will be purchased for development. See "Risk Factors-- Development and Construction Risks" and "--Need for Additional Financing."

  The Company has acquired development sites located in Southfield, Michigan and Austin, Texas for the construction of facilities with approximately 220 units at each site and has commenced construction at the Austin, Texas site. In addition, the Company has entered into agreements to acquire development sites located in Glen Ellyn, Illinois and Raleigh, North Carolina for the construction of facilities with approximately 220 units at each site, the closings of which are contingent upon the receipt of all necessary approvals for the development of the respective sites and are expected to occur within 12 months following completion of the Offering. The Company has also been selected by Battery Park City Authority to be the developer and operator of a senior and assisted living facility to be located in Battery Park City in New York, New York. The closings of the Company's purchases or ground lease of the development sites is subject to certain customary conditions, including zoning and other governmental approvals. Although the Company expects the acquisitions or ground lease of the development sites to be consummated, there can be no assurance that the conditions to closing such acquisitions or ground lease will be satisfied in a timely manner, if at all. See "Risk Factors-- Development and Construction Risks."

COMPETITION

  The senior and assisted living industry is highly competitive and the Company expects that it will become more competitive in the future. The Company will continue to face competition from numerous local, regional and national providers of senior and assisted living services. The Company will compete with such providers primarily on the basis of cost, quality of care and the array of services provided. The Company will also compete with companies providing home based health care based on those factors as well as the reputation, geographic location and physical appearance of facilities and family preferences. Some of the Company's competitors operate on a not-for-profit basis or as charitable organizations or have, or may obtain, greater financial resources than those of the Company.

  Moreover, in the implementation of the Company's business and growth strategy, the Company expects to face competition for the acquisition and development of senior and assisted living facilities. Consequently, there can be no assurance that the Company will not encounter increased competition in the future which could limit its ability to attract residents or expand its business and could have a material adverse effect on the Company's financial condition, results of operations and prospects. See "Risk Factors-- Competition."

GOVERNMENTAL REGULATION

  Senior and assisted living facilities are subject to varying degrees of federal, state and local regulation and licensing by local and state health and social service agencies and other regulatory authorities. While regulations and licensing requirements often vary significantly from state to state, they typically address, among other things: personnel education, training and records; facility services; physical plant specifications; furnishing of resident units; food and housekeeping services; emergency evacuation plans; and resident rights and responsibilities. In most states, senior and assisted living facilities also are subject to state or local building codes, fire codes and food service licensure or certification requirements. Assisted living facilities may be subject to periodic survey or inspection by governmental authorities. In certain states where the Company operates and where the Company may operate in the future, the Company may be unable to provide certain higher levels of assisted living services without obtaining the appropriate licenses, if applicable. The Company's success will depend in part on its ability to satisfy such regulations and requirements and to acquire and maintain required licenses. The Company's operations could also be adversely affected by, among other things, regulatory developments such as revisions in licensing and certification standards.

  Some states have adopted certificate of need or similar laws applicable to assisted living and nursing facilities which generally require that the appropriate state agency approve certain acquisitions or capital expenditures and determine whether a need exists for certain new bed additions or new services. Certain states have placed a moratorium on granting certificates of need or otherwise stated their intent not to grant approval for such expenditures. To the extent certificates of need or other similar approvals are required for expansion of Company operations, such expansion could be adversely affected by the failure or inability to obtain the necessary approvals or possible delays in obtaining such approvals.

  Although the Company currently does not participate in the Medicare or Medicaid programs, the hospitals with which it has affiliations do participate in those programs, and the Company may participate in the Medicare program at the skilled nursing facility to be constructed at the Devonshire facility. Also, all of the Company's residents are eligible for Medicare benefits. Therefore, certain aspects of the Company's business are and will be subject to federal and state laws and regulations which govern financial and other arrangements between and among health care providers, suppliers and vendors. These laws prohibit certain direct and indirect payments and fee-splitting arrangements designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider or other entity or person for medical products and services. These laws include, but are not limited to, the federal "anti-kickback law" which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for the referral of Medicare and Medicaid patients. The Office of the Inspector General of the Department of Health and Human Services, the Department of Justice and other federal agencies interpret these statutes liberally and enforce them aggressively. Members of Congress have proposed legislation that would significantly expand the federal government's involvement in curtailing fraud and abuse and increase the monetary penalties for violation of these provisions. Violation of these laws can result in, among other things, loss of licensure, civil and criminal penalties for individuals and entities and exclusion of health care providers or suppliers from participation in the Medicare and/or Medicaid programs.

  In addition, although the Company is not a Medicare or Medicaid provider or supplier, it is subject to these laws because (i) the state laws typically apply regardless of whether Medicare or Medicaid payments are at issue, (ii) the Company plans to build and operate a skilled nursing facility at its Devonshire facility and may establish licensed home health agencies which are intended to participate in Medicare and (iii) as required under some state licensure laws, and for the convenience of its residents, some of the Company's senior and assisted living facilities maintain contracts with hospitals, who in turn maintain contracts with certain health care providers and practitioners, including pharmacies, home health agencies and hospices, through which the health care providers make their health care items or services (some of which may be covered by Medicare or Medicaid) available to facility residents. There can be no assurance that such laws will be interpreted in a manner consistent with the practices of the Company.

  Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. A number of additional federal, state and local laws exist which also may require modifications to existing and planned properties to create access to the properties by disabled persons. While the Company believes that its facilities are substantially in compliance with present requirements or are exempt therefrom, if required changes involve a greater expenditure than anticipated or must be made on a more accelerated basis than anticipated, additional costs would be incurred by the Company. Further legislation may impose additional burdens or restrictions with respect to access by disabled persons, the costs of compliance with which could be substantial.

  The Company and its activities are subject to zoning and other state and local government regulations. Zoning variances or use permits are often required for construction. Severely restrictive regulations could impair the ability of the Company to open additional facilities at desired locations or could result in costly delays, which could adversely affect the Company's business and growth strategy and results of operations. See "Risk Factors-- Development and Construction Risks" and "--Governmental Regulation."

EMPLOYEES

  As of September 30, 1997, the Company had approximately 850 employees, of which 35 were employed at the Company's headquarters. The Company believes employee relations are good.

INSURANCE

  The provision of personal and health care services entails an inherent risk of liability. Compared to more institutional long-term care facilities, senior and assisted living residences offer residents a greater degree of independence in their daily lives. This increased level of independence, however, may subject the resident and the Company to certain risks that would be reduced in more institutionalized settings. The Company currently maintains liability insurance intended to cover such claims which it believes is adequate based on the nature of the risks, its historical experience and industry standards. See "Risk Factors--Liability and Insurance."

EXECUTIVE OFFICES

  The Company's executive office is located in Chicago, Illinois, where the Company leases approximately 13,500 square feet under an agreement with an affiliate of PGI. See "Certain Transactions."

LEGAL PROCEEDINGS

  The Company is involved in various lawsuits and claims arising in the normal course of business. In the opinion of management of the Company, although the outcomes of these suits and claims are uncertain, in the aggregate they should not have a material adverse effect on the Company's business, financial condition and results of operations.

                                  MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

  The following table sets forth certain information concerning each of the Company's directors, executive officers and key employees:

NAME                         AGE POSITIONS WITH THE COMPANY
Michael W. Reschke..........  41 Chairman of the Board, Director
Mark J. Schulte.............  44 President and Chief Executive Officer, Director
Darryl W. Copeland, Jr......  38 Executive Vice President, Director
Craig G. Walczyk............  38 Vice President--Chief Financial Officer
Robert J. Rudnik............  43 General Counsel and Secretary
Matthew F. Whitlock.........  33 Vice President--Acquisitions
Mark J. Iuppenlatz..........  38 Vice President--Development
Stephan T. Beck.............  42 Vice President--Operations
Margaret B. Shontz..........  38 Vice President--Human Resources
Sheryl A. Wolf..............  35 Controller
Wayne D. Boberg.............  45 Director
Bruce L. Gewertz............  48 Director
Darryl W. Hartley-Leonard...  52 Director
Daniel J. Hennessy..........  39 Director

  Michael W. Reschke has served as Chairman of the Board of Directors of the Company since May 1997. Mr. Reschke founded PGI in 1981 and, since that time, has served as PGI's Chairman, Chief Executive Officer and President. For the last 15 years, Mr. Reschke has directed and managed the development, finance, construction, leasing, marketing, acquisition, renovation and property management activities of PGI. Mr. Reschke is also Chairman of the Board of Prime Retail, Inc., a publicly traded real estate investment trust involved in factory outlet centers and the successor in interest to the former retail division of PGI, and Prime Group Realty Trust, a publicly traded real estate investment trust involved in office and industrial buildings and the successor in interest to the former office and industrial divisions of PGI. Mr. Reschke is also a member of the Board of Directors of Ambassador Apartments, Inc., a publicly traded real estate investment trust involved in multi-family residential projects and the successor in interest to the former multi-family division of PGI. Mr. Reschke is licensed to practice law in the State of Illinois and is a certified public accountant. Mr. Reschke is a member of the Chairman's Roundtable and the Executive Committee of the National Realty Committee, as well as a full member of the Urban Land Institute. Mr. Reschke also serves on the Board of Visitors of the University of Illinois Law School.

  Mark J. Schulte has served as President and Chief Executive Officer and a director of the Company since May 1997. From January 1991 to May 1997, Mr. Schulte was employed by PGI in its Senior Housing Division, most recently serving as Executive Vice President, with primary responsibility for overseeing all aspects of PGI's Senior Housing Division. Prior to joining PGI, Mr. Schulte had 13 years of experience in the development and operation of multi-family housing, senior housing, senior and assisted living and health care facilities. Mr. Schulte is licensed to practice law in the State of New York. Mr. Schulte serves on the Executive Committee of the American Seniors Housing Association.

  Darryl W. Copeland, Jr. has served as Executive Vice President and a director of the Company since May 1997. From March 1997 to May 1997, Mr. Copeland was employed by PGI's Senior Housing Division. From August 1989 to February 1997, Mr. Copeland was employed by Donaldson, Lufkin & Jenrette Securities Corporation as an investment banker, most recently serving as Senior Vice President in the Health Care and Leveraged Finance groups.

  Craig G. Walczyk has served as Vice President--Chief Financial Officer of the Company since May 1997. From November 1992 to May 1997, Mr. Walczyk was employed by PGI, most recently, as Vice President, Director of Corporate Accounting. Prior to joining PGI, Mr. Walczyk was employed by the accounting firm of

Ernst & Young LLP from September 1982 to October 1992. Mr. Walczyk is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.

  Robert J. Rudnik has served as General Counsel and Secretary of the Company since July 1997. Mr. Rudnik also serves as Executive Vice President, General Counsel and Secretary of The Prime Group, Inc. and Prime Group Realty Trust, a publicly traded real estate investment trust which owns, manages and operates office and industrial properties and is the successor to the office and industrial divisions of PGI. Mr. Rudnik has served in such capacity for The Prime Group, Inc. since 1984. Mr. Rudnik is licensed to practice law in the State of Illinois and is a member of the bar in the State of Florida.

  Matthew F. Whitlock has served as Vice President--Acquisitions of the Company since May 1997. From August 1996 to May 1997, Mr. Whitlock was employed by PGI in its Senior Housing Division as Director of Acquisitions. Prior to joining PGI, Mr. Whitlock was employed by the Forum Group, previously one of the largest operators of senior and assisted living facilities, as an acquisition specialist from August 1995 to July 1996. Mr. Whitlock was a principal with Concordia Group, a senior and assisted living consulting firm, from June 1991 to July 1995.

  Mark J. Iuppenlatz has served as Vice President--Development of the Company since May 1997. From September 1996 to May 1997, Mr. Iuppenlatz was employed by PGI in its Senior Housing Division as Director of Development. Prior to joining PGI's Senior Housing Division, Mr. Iuppenlatz was employed by Schlotzsky's, Inc., a publicly traded restaurant company, as Vice President-- Real Estate from January 1995 to August 1996. Mr. Iuppenlatz was employed by PGI as Director of Marketing and Leasing from October 1991 to 1994 and as Director of Leasing from January 1989 to September 1991.

  Stephan T. Beck has served as Vice President--Operations of the Company since May 1997. From January 1993 to May 1997, Mr. Beck was employed by PGI, most recently serving as Corporate Director of Operations of its Senior Housing Division. Prior to joining PGI, Mr. Beck was employed by Classic Residence by Hyatt as Executive Director of the Hallmark facility, which was then managed by Classic Residence by Hyatt, from August 1990 to December 1992.

  Margaret B. Shontz has served as Vice President--Human Resources of the Company since May 1997. From February 1989 to May 1997, Ms. Shontz was employed by PGI, most recently serving as Director of Human Resources of its Senior Housing Division.

  Sheryl A. Wolf has served as Controller of the Company since May 1997. From September 1991 to May 1997, Ms. Wolf was employed by PGI, most recently serving as Corporate Director of Finance of its Senior Housing Division.

  Wayne D. Boberg has served as a director of the Company since May 1997. Mr. Boberg is licensed to practice law in the State of Illinois and has been a partner of the law firm of Winston & Strawn since 1985, specializing in the representation of corporate clients in connection with debt and equity financings and acquisitions. Mr. Boberg serves on the Board of Visitors of the Indiana University School of Law.

  Dr. Bruce L. Gewertz has served as a director of the Company since May 1997. Dr. Gewertz has served as The Dallas B. Phemister Professor and Chairman, Department of Surgery since 1992 and served as the first Faculty Dean of Medical Education from 1989 to 1992 at the University of Chicago Pritzker School of Medicine. Dr. Gewertz is Editor of the Journal of Surgical Research and serves on the Editorial Board of Annals of Vascular Surgery.

  Darryl W. Hartley-Leonard has served as a director of the Company since May 1997. Mr. Hartley-Leonard is a founding partner of H-LK Partners, a hotel development and management company, Chairman of the Board and Chief Executive Officer of Metropolitan Hotel Corporation, a hotel company in the long term stay/suite hotel business directed at the upscale market, Chairman of the Board and Chief Executive Officer of Cobabaco Cigar Co., a nationwide cigar distribution company, and Vice Chairman and a member of the board of Production Group International, Inc., a global events entertainment, exhibitions and business communication company.

Mr. Hartley-Leonard retired as Chairman of the Board of Hyatt Hotels Corporation in 1996 after a 32-year career with Hyatt and its diversified affiliates. Mr. Hartley-Leonard also serves on the Board of Directors of LaSalle Partners, the United States Committee for UNICEF and Evanston Hospital in Chicago.

  Daniel J. Hennessy has served as a director of the Company since May 1997. Mr. Hennessy co-founded Code, Hennessy & Simmons, Inc., a Chicago based private equity investment firm, in August 1988 and, since that time, has served as a principal. Mr. Hennessy is also Chairman of the Board of National Picture and Frame Co., a publicly traded manufacturer of picture frames, mirrors and framed art products.

  The Board of Directors are divided into three classes, each class consisting of approximately one-third of the total number of directors. Class I directors, consisting of Mr. Reschke and Dr. Gewertz, will hold office until the 1998 annual meeting of stockholders; Class II directors, consisting of Messrs. Hartley-Leonard and Copeland, will hold office until the 1999 annual meeting of stockholders; and Class III directors, consisting of Messrs. Schulte, Boberg and Hennessy, will hold office until the 2000 annual meeting of stockholders.

  No family relationship exists among any of the directors or executive officers of the Company. No arrangement or understanding exists between any director or executive officer or any other person pursuant to which any director or executive officer was selected as a director or executive officer of the Company. Executive officers of the Company are elected or appointed by the Board of Directors and hold office until their successors are elected, or until the earliest of their death, resignation or removal.

COMMITTEES OF THE BOARD OF DIRECTORS

  Audit Committee. The members of the Audit Committee consist of Dr. Gewertz and Messrs. Boberg, Hartley-Leonard and Hennessy. The Audit Committee, among other things, makes recommendations concerning the engagement of independent auditors, reviews the results and scope of the annual audit and other services provided by the Company's independent auditors and reviews the adequacy of the Company's internal accounting controls.

  Compensation Committee. The members of the Compensation Committee consist of Dr. Gewertz and Messrs. Hartley-Leonard and Hennessy. The Compensation Committee makes recommendations to the full Board of Directors concerning salary and bonus compensation and benefits for executive officers of the Company. In addition, the Compensation Committee has the power and authority to implement and administer the Company's Stock Incentive Plan.

COMPENSATION OF DIRECTORS; INDEMNIFICATION AGREEMENTS

  The Company pays its directors who are not employees of the Company a fee for their services as directors. They will receive annual compensation of $12,000 plus a fee of $1,000 for attendance at each meeting of the Board of Directors and $500 for attendance at each committee meeting. The members of the Board will receive reimbursement of all travel and lodging expenses related to their attendance at both board and committee meetings. The Company anticipates that it will grant to each non-employee director certain options to purchase Common Stock. See "--Stock Incentive Plan."

  The Company has entered into indemnification agreements with each of the Company's directors. The indemnification agreements require, among other things, that the Company indemnify such directors to the fullest extent permitted by law, and advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company also must indemnify and advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements, and cover directors under the Company's directors' and officers' liability insurance.

EXECUTIVE COMPENSATION

  The Company was organized in September 1996 and did not conduct any operations and, accordingly, did not pay any cash compensation to its executive officers for the year ended December 31, 1996. The following table sets forth the annual base salary expected to be paid to the Company's Chairman of the Board, Chief Executive Officer and each of the other five most highly compensated executive officers during the year ending December 31, 1997. In addition, the Company's executive officers will be eligible to receive cash bonuses and additional stock options at the discretion of the Compensation Committee of the Board of Directors.

       NAME                   PRINCIPAL POSITION(S)          1997 BASE SALARY
Michael W. Reschke   Chairman of the Board                       $100,000
Mark J. Schulte      President and Chief Executive Officer        275,000
Darryl W. Copeland,
 Jr.                 Executive Vice President                     250,000
Craig G. Walczyk     Vice President--Chief Financial Officer      125,000
Robert J. Rudnik     General Counsel and Secretary                100,000
Matthew F. Whitlock  Vice President--Acquisitions                  95,000(1)
Mark J. Iuppenlatz   Vice President--Development                  135,000(1)
Stephan T. Beck      Vice President--Operations                   100,000

---------------------
(1) In addition to a base salary, these individuals are expected to receive a substantial portion of their total compensation from an incentive bonus program that for Mr. Whitlock is based on facilities acquired and for Mr. Iuppenlatz is based on facilities developed.

STOCK INCENTIVE PLAN

  The Company has established a Stock Incentive Plan (the "Stock Incentive Plan") for the purpose of attracting and retaining directors, executive officers and other key employees. Each option granted pursuant to the Stock Incentive Plan shall be designated at the time of grant as either an "incentive stock option" or as a "non-qualified stock option."

  The Stock Incentive Plan provides for the grants of options ("Options") to purchase a specified number of shares of Common Stock. Under the Stock Incentive Plan, 830,000 shares of Common Stock will be available for grants. Participants in the Stock Incentive Plan, who may be directors, officers or employees of the Company or its subsidiaries or Company-owned partnerships or limited liability companies, will be selected by the Compensation Committee. See "--Compensation of Directors; Indemnification Agreements."

  The Stock Incentive Plan authorizes the Compensation Committee to grant incentive stock options at an exercise price to be determined by it, provided that such price cannot be less than 100% of the fair market value of the Common Stock on the date on which the Option is granted. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the Common Stock covered by such option on the day it is granted. The exercise price of non-qualified stock options may be any price determined by the Compensation Committee.

  Concurrent with the completion of the IPO, the Company granted 675,000 Options (the "Initial Grants") to the following key officers and employees of the Company: Michael W. Reschke (100,000); Mark J. Schulte (175,000); Darryl
W. Copeland, Jr. (250,000); Craig G. Walczyk (25,000); Matthew F. Whitlock (25,000); Mark J. Iuppenlatz (25,000); Stephan T. Beck (25,000); Margaret B. Shontz (25,000); and Sheryl A. Wolf (25,000).

  The Initial Grants vest, subject to certain conditions being met, at the rate of 25% per year over the four years following the date of grant, commencing on the first anniversary of their date of grant, and have a term of 10 years. The exercise price of the Options issued pursuant to the Initial Grants is $11.50 per share, the initial public offering price of the Common Stock. The exercise price for any of these Options is generally payable in cash or, in certain circumstances, by the surrender, at the fair market value on the date on which the Option is exercised, of shares of Common Stock.

  Concurrent with the completion of the IPO, the Company also granted an aggregate of 20,000 Options to its non-employee directors that vest, subject to certain conditions being met, at the rate of 33.3% per year over the three years following the date of grant, commencing on the first anniversary of their date of grant, and have a term of 10 years. The exercise price of these Options is $11.50 per share, the initial public offering price of the Common Stock. The exercise price for any of these Options is generally payable in cash or, in certain circumstances, by the surrender, at the fair market value on the date on which the Option is exercised, of shares of Common Stock.

  On June 30, 1997, the Company granted an aggregate of 56,000 Options to certain employees that vest, subject to certain conditions being met, at the rate of 25% per year over the four years following the date of grant, commencing on the first anniversary of their date of grant, and have a term of 10 years. The exercise price of these Options is $11.875 per share. The exercise price for any of these Options is generally payable in cash or, in certain circumstances, by the surrender, at the fair market value on the date on which the Option is exercised, of shares of Common Stock.

  Upon a "change in control" (as defined in the Stock Incentive Plan), all unvested Options will vest. The rights of any participants to exercise an Option may not be transferred in any way other than by will or applicable laws of descent and distribution.

  The Compensation Committee may grant options under the Stock Incentive Plan in substitution for outstanding options with higher exercise prices. In addition, in the event of certain extraordinary events, the Compensation Committee may make adjustments in the aggregate number and kind of shares reserved for issuance, the number and kind of shares covered by outstanding awards and the exercise prices specified therein as may be determined to be appropriate.

EMPLOYMENT AGREEMENTS

  The Company entered into employment agreements with Messrs. Reschke, Schulte, Copeland, Whitlock and Iuppenlatz. These agreements provide that the executive officers shall devote substantially all of their business time to the operation of the Company, except for Mr. Michael W. Reschke who shall only be required to devote such time as he deems necessary to fulfill his duties and obligations to the Company as Chairman of the Board. The agreements with Messrs. Reschke, Schulte, Copeland, Whitlock and Iuppenlatz establish the initial base salaries set forth in the executive compensation table and provide for an initial three year term (except in the case of the agreement with Mr. Copeland, which provides for an initial four year term) which is automatically extended for an additional year after expiration of the initial term and any extension period unless the Company provides the executive officer with at least 30 days' prior written notice that such term shall not be extended. The agreements with Messrs. Reschke, Schulte and Copeland also provide for an annual bonus of up to 100% of the base salary based on certain performance criteria. In addition, the agreement with Mr. Copeland provides for a signing bonus of $150,000. The agreements with Messrs. Whitlock and Iuppenlatz also provide for annual bonuses based on certain performance criteria. If any of such agreements are terminated by the Company "without cause" or due to disability, the executive so terminated will be entitled to a lump sum payment. With respect to Messrs. Whitlock and Iuppenlatz, such lump sum payment will be an amount equal to six months base salary. With regard to Messrs. Reschke, Schulte and Copeland, such executives will receive a lump sum payment equal to the base salary for one year plus a pro rata portion of the annual bonus. Messrs. Reschke, Schulte and Copeland may terminate their respective agreements and be entitled to approximately two times their annual compensation and bonus in the event of a "change in control" of the Company and a material diminution of their respective duties and responsibilities or compensation. In the event any of Messrs. Schulte, Copeland, Whitlock and Iuppenlatz voluntarily terminates his employment with the Company or in the event the employment of any of Messrs. Schulte, Copeland, Whitlock and Iuppenlatz is terminated by the Company "with cause," the executive will be subject to a non-compete covenant which has a term of two years for Messrs. Schulte and Copeland and which has a term of one year for Messrs. Whitlock and Iuppenlatz. Mr. Reschke is bound by the non-compete agreement among PGI, the Company and Mr. Reschke. See "Certain Transactions--Non-Compete Agreement." In addition, The Prime Group, Inc., Mr. Schulte and Mr. Copeland entered into certain agreements pursuant to which Mr. Copeland has the option to purchase certain additional shares of Common Stock from The Prime Group, Inc. and has agreed to purchase certain additional shares of Common Stock from The Prime Group, Inc. See "Certain Transactions--Stock Option and Purchase Agreements."

                             CERTAIN TRANSACTIONS

  Formation Agreement. Upon the completion of the IPO, the Company and PGI entered into to the Formation Agreement, pursuant to which PGI transferred to the Company all of the capital stock of BLC Property, Inc., its interests in the Heritage and the Devonshire facilities and the operations relating to its senior and assisted living division. In return for such contribution, the Company issued 1,703,043 shares of its Common Stock to PGI and assumed certain indebtedness in the aggregate amount of $65.0 million. In addition, the Company paid PGI approximately $8.4 million to reimburse PGI for earnest monies previously paid by PGI in connection with the acquisition of the Edina Park Plaza and Hawthorn Lakes facilities, the Park Place facility, a third party's interests in the Heritage and the Devonshire facilities and the proposed acquisitions of the development sites located in Glen Ellyn, Illinois, Southfield, Michigan and Austin, Texas, for certain costs and fees previously paid by PGI relating to the replacement credit enhancement on the $65.0 million of tax-exempt bonds relating to the Heritage and the Devonshire facilities and for certain costs and expenses previously paid by PGI relating to the issuance and distribution of Common Stock pursuant to the IPO. In accordance with the Formation Agreement, Mark J. Schulte transferred all of his interests in PGI's senior and assisted living division to the Company in exchange for 296,957 shares of Common Stock from the Company. Except as expressly set forth in the Formation Agreement with regard to title, liens, claims and certain other items and PGI's representations that the Heritage, Devonshire and Hallmark facilities had been operated in the ordinary course since December 31, 1996, no party made any representation or warranty as to the assets, businesses or liabilities transferred or assumed pursuant to such agreement, as to any consents or approvals required in connection therewith, as to the value thereof or as to freedom from counterclaim with respect to any claim of any party. Except as expressly set forth in the Formation Agreement, all assets were transferred on an "as is, where is" basis. In the Formation Agreement, PGI covenanted that the partnerships owning the Heritage and the Devonshire facilities had no less than $800,000 in the aggregate in unrestricted cash, plus any cash balances in real estate tax and capital reserve accounts, upon the completion of the IPO; however, any unrestricted cash in excess of $800,000 then held by such partnerships was distributed to PGI.

  The Company indemnified PGI and its affiliates against certain losses, claims, damages or liabilities including those arising out of: (i) any inaccurate representation or breach of warranty by the Company under the Formation Agreement; and (ii) any indebtedness, lease, contract or other obligation assumed by the Company pursuant to the Formation Agreement. The Company also indemnified PGI, as a controlling person, against any loss, claim, damage or liability arising out of the IPO, except for losses, claims, damages or liabilities arising from the inaccuracy of information supplied in writing by PGI for inclusion in the prospectus related thereto. PGI similarly indemnified the Company and its subsidiaries with respect to any inaccurate representation or breach of warranty by PGI under the Formation Agreement.

  Registration Rights Agreement. Upon completion of the IPO, the Company granted demand and incidental registration rights to PGI for the registration of shares of Common Stock owned by PGI under the Securities Act. See "Description of Capital Stock--Registration Rights Agreement."

  Voting Agreement. Upon completion of the IPO, PGI entered into a Voting Agreement pursuant to which it agreed to vote all of its shares of Common Stock at any meeting at which directors are elected in favor of the election of independent directors so that after such election, if such persons are elected, there will be at least four independent directors. The Voting Agreement will continue in effect until the earlier of three years from the closing date of the IPO and the date PGI first owns less than 10% of the outstanding Common Stock.

  Non-Compete Agreement. Upon completion of the IPO, the Company, PGI and Michael W. Reschke entered into a Non-Compete Agreement that will prevent PGI and Mr. Reschke from developing, acquiring, owning, managing or operating senior and assisted living facilities and semi-acute care facilities in the United States for a period expiring on the earlier of (i) four years from the closing date of the IPO and (ii) one year from the date of a merger of the Company or the sale of all or substantially all of the stock or assets of the Company; however, PGI will be permitted to maintain its ownership interest in the Island on Lake Travis facility. In addition, to the extent PGI or Mr. Reschke were to acquire a group of properties that included facilities similar to those operated by the Company, then the Company would have the right and opportunity to purchase such similar facilities at a price equal to their fair market value. PGI and Mr. Reschke will be allowed to provide debt or lease financing for properties that are similar to the facilities owned or managed by the Company.

  Management Agreement. Upon completion of the IPO, the Company and PGI entered into a management agreement for a term of two years with respect to the Island on Lake Travis facility. The Company will be paid a monthly fee of 5.0% of the gross revenues of such facility for each month and reimbursement of expenses. The management agreement may be terminated by PGI only for cause as set forth in the management agreement during its initial term and upon 60 days' prior written notice at any time after the expiration of the initial term. The Company may terminate the management agreement at any time upon 60 days' advance notice.

  Space Sharing Agreement. Upon completion of the IPO, the Company and PGI entered into a space sharing agreement for office space located at 77 West Wacker Drive in Chicago, Illinois to be used as headquarters for the Company. The space sharing agreement, which included a base rental rate of approximately $8,800 per month plus a pro rata share of real estate taxes and operating expenses, was terminated effective September 30, 1997.

  Stock Option and Purchase Agreements. Upon completion of the IPO, The Prime Group, Inc. entered into a stock option agreement with Darryl W. Copeland, Jr. pursuant to which Mr. Copeland received an option, subject to a one year vesting period, to purchase 100,000 shares of Common Stock from The Prime Group, Inc. at a purchase price of $0.01 per share. In the event the employment of Mr. Copeland is terminated by the Company for any reason or in the event Mr. Copeland voluntarily terminates his employment with the Company due to a "change of control" of the Company and a material diminution of his duties and responsibilities or compensation prior to the expiration of the vesting period, the option will immediately vest. Upon completion of the IPO, Mr. Copeland also entered into an agreement with The Prime Group, Inc. to purchase an additional 25,000 shares of Common Stock.

  Office Lease. On September 25, 1997, the Company entered into a five year lease, commencing October 1, 1997, for its corporate office with 77 West Wacker Limited Partnership (the "Landlord"), a partnership which is owned by Prime Group Realty Trust, the publicly-traded successor to PGI's office and industrial divisions. The corporate office is located at 77 West Wacker Drive, Suite 4800, Chicago, Illinois 60601. The office space is approximately 13,500 square feet, with base rent of $18.50 per square foot escalating at $0.75 per square foot at each anniversary of the commencement date. On October 2, 1997, in connection with the signing of the lease, the Company received a $404,000 cash payment from the Landlord.

  Wayne D. Boberg, a director of the Company, is a partner of the law firm of Winston & Strawn, which has provided, and continues to provide, legal services to the Company. As of the date of this Prospectus, Mr. Boberg beneficially owns 2,500 shares of Common Stock and has Options to acquire an additional 5,000 shares of Common Stock.

  Transactions between the Company and its officers, directors, principal stockholders and their affiliates require the approval of a majority of the disinterested members of the Board of Directors.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of November 25, 1997, by (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock; (ii) each director of the Company; (iii) each executive officer of the Company; and (iv) all directors and executive officers of the Company as a group.

                                                                 PERCENTAGE OF
                                                                   OWNERSHIP
                                                               -----------------
                                           NUMBER OF SHARES     BEFORE   AFTER
                  NAME                   BENEFICIALLY OWNED(1) OFFERING OFFERING
The Prime Group, Inc.(2)................       4,203,043         58.6%    42.1%
Michael W. Reschke(3)...................       4,203,043         58.6     42.1
J.P. Morgan Investment Management(4)....         600,000          8.4      6.0
Mark J. Schulte.........................         296,957          4.1      3.0
Darryl W. Copeland, Jr.(5)..............          12,000           *         *
Wayne D. Boberg.........................           2,500           *         *
Bruce L. Gewertz........................             --           --        --
Darryl W. Hartley-Leonard...............           2,000           *         *
Daniel J. Hennessy......................          11,300           *         *
Robert J. Rudnik........................           2,000           *         *
Craig G. Walczyk........................             700           *         *
Matthew F. Whitlock.....................             750           *         *
Mark J. Iuppenlatz......................           2,500           *         *
Stephan T. Beck.........................             --           --        --
Executive officers and directors
 as a group (11 persons)................       4,533,750         63.2%    45.5%

---------------------
*Less than 1%.
(1) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power and as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of shares as to which such person has the right to acquire voting and/or investment power within 60 days.
(2) Includes shares of Common Stock held by certain affiliates of The Prime Group, Inc., 100,000 shares of Common Stock subject to an option to purchase held by Darryl W. Copeland, Jr. pursuant to the stock option agreement between The Prime Group, Inc. and Mr. Copeland, and 25,000 shares of Common Stock which Mr. Copeland has agreed to purchase from The Prime Group, Inc. See "Certain Transactions--Stock Option and Purchase Agreements." The address of The Prime Group, Inc. is 77 West Wacker Drive, Chicago, Illinois 60601.
(3) Includes 4,203,043 shares of Common Stock held by The Prime Group, Inc. and certain of its affiliates, including 100,000 shares of Common Stock subject to an option to purchase held by Darryl W. Copeland, Jr. pursuant to the stock option agreement between The Prime Group, Inc. and Mr. Copeland and 25,000 shares which Mr. Copeland has agreed to purchase from The Prime Group, Inc. See "Certain Transactions--Stock Option and Purchase Agreements." Mr. Reschke is the Chairman, Chief Executive Officer and President of The Prime Group, Inc.
(4) The address of J.P. Morgan Investment Management is 522 Fifth Avenue, Ninth Floor, New York, New York 10036.
(5) Mr. Copeland entered into a stock option agreement with The Prime Group, Inc. pursuant to which Mr. Copeland received an option to purchase 100,000 shares of Common Stock from The Prime Group, Inc. See "Certain Transactions--Stock Option and Purchase Agreements." Mr. Copeland also purchased 12,000 shares of Common Stock in the IPO and has agreed to purchase an additional 25,000 shares of Common Stock from The Prime Group, Inc.

                         DESCRIPTION OF CAPITAL STOCK

  The Company's Restated Certificate of Incorporation (the "Certificate") provides that the authorized capital stock of the Company consists of 75,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"). Upon the completion of the Offering, 9,975,000 shares of Common Stock (10,395,000 if the Underwriters' over-allotment option is exercised in full) will issued and outstanding, and no shares of Preferred Stock are issued or outstanding.

COMMON STOCK

  Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of stockholders. The Certificate does not provide for cumulative voting, and, accordingly, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. The Certificate provides that whenever there is paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are entitled, then dividends may be paid on the Common Stock out of any assets legally available therefor, but only when and as declared by the Board of Directors. The Certificate also provides that in the event of any liquidation, dissolution or winding up of the Company, after there is paid to or set aside for the holders of any class of stock having preference over the Common Stock the full amount to which such holders are entitled and after payment or provision for payment of all debts and liabilities of the Company, the holders of the Common Stock shall be entitled to receive the remaining assets of the Company available for distribution, in cash or in kind. The holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock will be subject to the rights of the holders of any shares of any series of Preferred Stock that the Company may issue in the future.

PREFERRED STOCK

  The Certificate provides that the Board of Directors of the Company is authorized to issue Preferred Stock in series and to fix and state the voting powers, and such designations, preferences and relative participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. Such action may be taken by the Board without stockholder approval. Under the Certificate, each share of each series of Preferred Stock is to have the same relative rights as, and be identical in all respects with, all other shares of the same series. While providing flexibility in connection with possible financings, acquisitions and other corporate purposes, the issuance of Preferred Stock, among other things, could adversely affect the voting power of the holders of Common Stock and, under certain circumstances, be used as a means of discouraging, delaying or preventing a change in control of the Company. There will be no shares of Preferred Stock outstanding upon completion of the Offering, and the Company has no present plan to issue shares of its Preferred Stock.

LIMITATION OF LIABILITY AND INDEMNIFICATION

  Limitations of Director Liability. Section 102(b)(7) of the Delaware General Corporation Law, as amended (the "DGCL"), authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Although Section 102(b)(7) does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Certificate limits the liability of directors to the Company or its stockholders to the full extent permitted by Section 102(b)(7). Specifically, directors of the Company are not personally liable for monetary damages to the Company or its stockholders for breach of the director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders;
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

  Indemnification. To the maximum extent permitted by law, the Company's Amended and Restated By-laws (the "By-laws") provide for mandatory indemnification of directors and officers of the Company against any expense, liability and loss to which they may become subject, or which they may incur as a result of being or having been a director or officer of the Company. In addition, the Company must advance or reimburse directors and officers for expenses incurred by them in connection with indemnifiable claims.

  The Company also maintains directors' and officers' liability insurance.

CERTAIN ANTI-TAKEOVER PROVISIONS

  The Certificate and the By-laws contain, among other things, certain provisions described below that may reduce the likelihood of a change in the Board of Directors or voting control of the Company without the consent of the Board of Directors. These provisions could have the effect of discouraging, delaying or preventing tender offers or takeover attempts that some or a majority of the stockholders might consider to be in the stockholders' best interest, including offers or attempts that might result in payment of a premium over the market price for the Common Stock.

  Classification of Board of Directors. The Certificate and the By-laws of the Company divide the Board of Directors into three classes, designated Class I, Class II and Class III, respectively, each class to be as nearly equal in number as possible. The terms of Class I, Class II and Class III directors will expire at the 1998, 1999 and 2000 annual meetings of stockholders, respectively, and in all cases directors elected will serve until their respective successors are elected and qualified. At each annual meeting of stockholders, directors will be elected to succeed those in the class whose terms then expire, each elected director to serve for a term expiring at the third succeeding annual meeting of stockholders after such director's election, and until the director's successor is elected and qualified. Thus, only one class of the directors stand for re-election each year, requiring at least two stockholders' meetings at which directors are elected to replace a majority of the Board.

  Filling of Board Vacancies; Removal. Any vacancy occurring in the Board of Directors, including any vacancy created by an increase in the number of directors, shall be filled for the unexpired term by the concurring vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for the remainder of the full term of the class in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. Directors may only be removed with cause by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock then entitled to vote at an election of directors.

  Stockholder Action by Unanimous Written Consent. Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders, unless such consent is unanimous.

  Call of Special Meetings. Special meetings of stockholders may be called at any time but only by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or stockholders possessing at least 25% of the voting power of the issued and outstanding voting stock entitled to vote generally in the election of directors.

  By-laws Amendments. The stockholders may amend the By-laws by the affirmative vote of the holders of at least two-thirds of the outstanding shares of stock of the Company entitled to vote thereon. Directors may also amend the By-laws by a two-thirds vote of the directors then in office.

  Certificate Amendments. Except as set forth in the Certificate or as otherwise specifically required by law, no amendment of any provision of the Certificate shall be made unless such amendment has been first proposed by the Board of Directors upon the affirmative vote of at least two-thirds of the directors then in office and thereafter approved by the affirmative vote of the holders of at least a majority of the outstanding shares of stock of the Company entitled to vote thereon; provided, however, if such amendment is to the provisions described above or the provisions in the Certificate relating to the decrease in the authorized number of shares of Preferred Stock, Board authority to issue Preferred Stock, the removal or decreasing of the limitation on directors' liability or the amendment of the By-laws or stockholder meeting matters, such amendment must be approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of stock entitled to vote thereon.

  Stockholder Nominations and Proposals. With certain exceptions, the By-laws require that stockholders intending to present nominations for directors or other business for consideration at a meeting of stockholders notify the Company's Secretary by the later of 60 days before the date of the meeting and 15 days after the date notice of the meeting is mailed or public notice of the meeting is given.

  Certain Statutory Provisions. Section 203 of the DGCL provides, in general, that a stockholder acquiring more than 15% of the outstanding voting shares of a corporation subject to the statute (an "Interested Stockholder"), but less than 85% of such shares, may not engage in certain "Business Combinations" with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) before such person became an Interested Stockholder, the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the Business Combination is approved by the corporation's board of directors and authorized by a vote of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

  Section 203 defines the term "Business Combination" to encompass a wide variety of transactions with or caused by an Interested Stockholder in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder, transactions with the corporation which increase the proportionate interest of the Interested Stockholder or a transaction in which the Interested Stockholder receives certain other benefits.

  Pursuant to a Board resolution adopted at the time of formation of the Company, the Section 203 limits do not apply to any "Business Combination" between the Company and PGI.

REGISTRATION RIGHTS AGREEMENT

  The Company has granted demand and incidental registration rights to PGI for the registration of shares of Common Stock owned by PGI under the Securities Act. PGI has waived its incidental registration rights in connection with the Offering. Three demand registrations are permitted during the first five years following the initial public offering of the Common Stock and one registration per year each year thereafter until PGI owns less than 10% of the outstanding Common Stock. The Company will pay the fees and expenses of the demand registrations and the incidental registrations, while PGI will pay all underwriting discounts and commissions. These registration rights are subject to certain conditions and limitations, including the right of underwriters to limit the number of shares owned by PGI included in such registration.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Common Stock is LaSalle National
Bank.

                        SHARES ELIGIBLE FOR FUTURE SALE

  No prediction can be made as to the effect, if any, that market sales of shares or the availability of such shares for sale will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect the prevailing market price of the Common Stock and the ability of the Company to raise capital through a sale of its securities.

  Upon completion of the Offering, the Company will have 9,975,000 shares of Common Stock outstanding, (10,395,000 shares if the Underwriters' over-allotment option is exercised in full). Of those shares, 7,975,000 shares (8,395,000 shares if the Underwriters' over-allotment option is exercised in full) will be freely tradeable without restriction (except for any shares owned by affiliates of the Company including 2,500,000 of the shares owned by
PGI) or further registration under the Securities Act. The remaining 2,000,000 shares of Common Stock outstanding will be restricted securities ("Restricted Securities") within the meaning of Rule 144 under the Securities Act and are held by PGI and management of the Company.

  In general, under Rule 144 under the Securities Act as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned Restricted Securities for at least one year, and including the holding period of any prior owner unless such prior owner is an affiliate, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the Common Stock on the Nasdaq National Market during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. Any person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned shares for at least two years (including any period of ownership of preceding non-affiliated holders), would be entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements. An "affiliate" is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, such issuer.

  The Company, its directors and executive officers, certain of its key employees and PGI have agreed not to offer to sell, sell, distribute, grant any option to purchase, or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Common Stock owned by them prior to the expiration of 90 days from the date of this Prospectus, except (i) with the prior written consent of FBR, and (ii) in the case of the Company, the grant of options to purchase shares of Common Stock under the Company's Stock Incentive Plan.

  Upon the expiration of such lock-up period, PGI may sell 2,500,000 of its shares of Common Stock subject to the volume and other limitations of Rule 144 and may sell 1,703,043 of its shares commencing May 8, 1998, subject to the volume and other limitations of Rule 144. However, PGI has the right to demand registration of its shares for resale and has the right to include its shares in any future registration of securities effected by the Company under the Securities Act, subject to the right of any underwriter in such offering requiring PGI to reduce the number of shares PGI otherwise has the right to have included in such registration. If the Company is required to register shares held by PGI pursuant to the exercise of its registration rights, or if PGI sells, subject to applicable Rule 144 limitations, a large number of the shares it has acquired, such sales may have an adverse effect on the Company's stock price and its ability to raise needed capital. See "Risk Factors--Shares Eligible for Future Sale," "Principal Stockholders" and "Description of Capital Stock--Registration Rights Agreement."

  Promptly following the Offering, the Company intends to file a registration statement under the Securities Act registering 830,000 shares of Common Stock reserved for issuance upon the exercise of options granted under the Stock Incentive Plan. See "Management--Stock Incentive Plan." Accordingly, shares to be registered under such registration statement will be available for sale in the open market, unless such shares are subject to vesting restrictions with the Company and except to the extent that the holders of such options are subject to the 90 day lock-up period described above.

                                 UNDERWRITING

  Subject to the terms and certain conditions contained in the Underwriting Agreement, the underwriters named below (the "Underwriters"), for whom Friedman, Billings, Ramsey & Co., Inc. and Cowen & Company are acting as representatives (the "Representatives"), have severally agreed to purchase from the Company an aggregate of 2,800,000 shares of Common Stock. The number of shares of Common Stock that each Underwriter has agreed to purchase is set forth opposite its name below:

                                                                       NUMBER OF
                                UNDERWRITERS                            SHARES
      Friedman, Billings, Ramsey & Co., Inc. .........................
      Cowen & Company.................................................
                                                                       ---------
          Total....................................................... 2,800,000
                                                                       =========

  The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Common Stock offered hereby are subject to approval of certain legal matters by counsel and to certain other conditions. The Underwriters are obligated to take and pay for all the shares of Common Stock offered hereby (other than the shares of Common Stock covered by the over-allotment option described below) if any are taken.

  The Underwriting Agreement contains covenants of indemnity among the Underwriters and the Company against certain liabilities under the Securities Act.

  The Underwriters have advised the Company that they propose to offer the shares of Common Stock to the public initially at the price to the public set forth on the cover page of this Prospectus and to certain dealers (who may include the Underwriters) at such price less a concession not to exceed $
per share. The Underwriters may allow, and such dealers may reallow, discounts
not in excess of $    per share to any other Underwriter and certain other
dealers.

  The Company has granted to the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to an aggregate of 420,000 additional shares of Common Stock at the public offering price less underwriting discounts and commissions, solely to cover over-allotments. To the extent that the Underwriters exercise such option, each of the Underwriters will be committed, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number of shares set forth opposite such Underwriter's name in the preceding table bears to the total number of shares offered, and the Company will be obligated, pursuant to the option, to sell such shares to the Underwriters.

  Subject to certain exceptions, the Company, its directors and executive officers, certain of its key employees and PGI have agreed not to offer, sell, contract to sell, or otherwise dispose of any shares of Common Stock or any securities convertible or exchangeable into any shares of Common Stock prior to the expiration of 90 days from the date of this Prospectus, without the prior written consent of FBR. See "Shares Eligible for Future Sale."

  In connection with this offering, certain Underwriters and selling group members (if any) who are qualifying registered market makers on the Nasdaq Stock Market may engage in passive market making transactions in the Common Stock on the Nasdaq National Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the qualifying period which is two business days before commencement of sales in this offering. The passive market making transactions must comply with applicable price and volume limits and be identified as such. In general, a passive market maker may display its bid at a price not in excess of the highest independent bid for the security; if all independent bids are lowered below the passive market maker's bid, however, such bid must then be lowered when certain purchase limits are exceeded. Net purchases by a passive market maker on each day are generally limited to

30.0% of the passive market maker's average daily trading volume in the Common Stock during a prior period and must be discontinued when such limit is reached. Passive market making may stabilize the market price of the Common Stock at a level above that which might otherwise prevail, and, if commenced, may be discontinued at any time.

  The Underwriters have advised the Company that, pursuant to Regulation M under the Exchange Act, certain persons participating in this Offering may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock at levels above those which might otherwise prevail in the open market, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids. A "stabilizing bid" is a bid for, or the purchase of, the Common Stock on behalf of the Underwriters for the purpose of fixing or maintaining the price of the Common Stock. A "syndicate covering transaction" is the bid for, or the purchase of, the Common Stock on behalf of the Underwriters to reduce a short position incurred by the Underwriters in connection with this Offering. A "penalty bid" is an arrangement permitting the managing underwriter to reclaim the selling concession otherwise accruing to an Underwriter or syndicate member in connection with this Offering if the Common Stock originally sold by such Underwriter or syndicate member is purchased by the Underwriters in a syndicate covering transaction and has therefore not been effectively placed by such Underwriter or syndicate member. The Underwriters have advised the Company that such transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

  The Underwriters do not intend to confirm sales of shares of Common Stock to any accounts over which they exercise discretionary authority.

  The Company will pay FBR a fee equal to 1% of the gross proceeds of the Offering for financial advisory and related services rendered in connection with the Offering.

                                 LEGAL MATTERS

  Certain legal matters will be passed upon for the Company by Winston & Strawn, Chicago, Illinois. In addition, certain legal matters will be passed upon for the Underwriters by Alston & Bird LLP, Atlanta, Georgia. Wayne D. Boberg, a partner of Winston & Strawn, is a director of the Company. As of the date of this Prospectus, Mr. Boberg beneficially owns 2,500 shares of Common Stock and has Options to acquire an additional 5,000 shares of Common Stock.
                                    EXPERTS


  The combined financial statements of the Original Facilities as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, the combined financial statements of the Activelife Facilities as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, the financial statements of Gables at Brighton Associates as of December 31, 1995, and for each of the two years in the period ended December 31, 1996, the combined financial statements of the Park Place Facilities as of December 31, 1995 and 1996, and for each of the two years in the period ended December 31, 1996, the consolidated financial statements of BLC Property, Inc. as of December 31, 1996, and for the period from December 12, 1996 (inception) to December 31, 1996, the financial statements of Gables at Farmington Associates as of September 30, 1997 and December 31, 1996, and for the period from January 1, 1997 to September 30, 1997 and for the year ended December 31, 1996, the financial statements of Classic at West Palm Beach Limited Partnership as of September 30, 1997 and December 31, 1996, and for the period from January 1, 1997 to September 30, 1997 and for the year ended December 31, 1996, the financial statements of Brendenwood MRC Limited Partnership as of September 30, 1997 and for the period from January 1, 1997 to September 30, 1997, and the financial statements of Lincoln Harbor Village, L.P. as of September 30, 1997 and December 31, 1996, and for the period from January 1, 1997 to September 30, 1997 and for the year ended December 31, 1996, appearing in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") in Washington, D.C. a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. As used herein, the term "Registration Statement" means the initial Registration Statement and any and all amendments thereto. This Prospectus omits certain information contained in the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Statements herein concerning the contents of any contract or other document are not necessarily complete and in each instance reference is made to such contract or other document filed with the Commission as an exhibit to the Registration Statement, each such statement being qualified by and subject to such reference in all respects.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports and other information with the Commission. The Registration Statement, as well as such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. In addition, such documents filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the Commission's site on the Internet's World Wide Web, located at http://www.sec.gov.

  The Company intends to furnish holders of the Common Stock with annual reports containing, among other information, audited financial statements certified by an independent public accounting firm and quarterly reports containing unaudited condensed financial information for the first three quarters of each fiscal year. The Company also intends to furnish such other reports as it may determine or as may be required by law.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
BROOKDALE LIVING COMMUNITIES, INC.
 UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
  Pro Forma Consolidated Condensed Balance Sheet of the Company as of
   September 30, 1997.....................................................   F-5
  Pro Forma Consolidated Condensed Statement of Operations of the Company
   for the year ended December 31, 1996...................................   F-6
  Pro Forma Consolidated Condensed Statement of Operations of the Company
   for the nine months ended September 30, 1997...........................   F-7
  Notes to Unaudited Pro Forma Consolidated Condensed Financial
   Statements.............................................................   F-8
 UNAUDITED FINANCIAL STATEMENTS
  Consolidated Balance Sheet of the Company as of September 30, 1997, and
   Combined Balance Sheet of Predecessor Properties (predecessor to the
   Company) as of December 31, 1996.......................................  F-14
  Consolidated Statement of Operations of the Company for the period from
   July 1, 1997 through September 30, 1997 and Combined Statements of
   Operations of Predecessor Properties (predecessor to the Company) for the period from July 1, 1996 through September 30, 1996................  F-15
  Consolidated Statement of Operations of the Company for the period from
   May 7, 1997 through September 30, 1997, Combined Statements of
   Operations of Predecessor Properties (predecessor to the Company) for the period from January 1, 1997 through May 6, 1997 and the nine month period ended September 30, 1996 and Combined Statements of Operations
   of the Company and Predecessor Properties from January 1, 1997 to
   September 30, 1997.....................................................  F-16
  Consolidated Statement of Cash Flows of the Company for the period from
   May 7, 1997 through September 30, 1997 and Combined Statements of Cash
   Flows of Predecessor Properties (predecessor to the Company) for the period from January 1, 1997 through May 6, 1997 and for the nine month period ended September 30, 1996........................................  F-17
  Notes to Consolidated and Combined Financial Statements of the Company..  F-18
ORIGINAL FACILITIES (THE DEVONSHIRE, THE HERITAGE AND THE HALLMARK
 FACILITIES)
  Report of Independent Auditors..........................................  F-22
  Combined Balance Sheets as of December 31, 1995 and 1996................  F-23
  Combined Statements of Operations for the years ended December 31, 1994,
   1995 and 1996..........................................................  F-24
  Combined Statements of Changes in Partners' Capital (Deficit) for the
   years ended December 31, 1994, 1995 and 1996...........................  F-25
  Combined Statements of Cash Flows for the years ended December 31, 1994,
   1995 and 1996..........................................................  F-26
  Notes to Combined Financial Statements..................................  F-27
ACTIVELIFE FACILITIES (SPRINGS OF EAST MESA, EDINA PARK PLAZA AND HAWTHORN
 LAKES FACILITIES)
  Report of Independent Auditors..........................................  F-33
  Combined Balance Sheets as of December 31, 1995 and 1996................  F-34
  Combined Statements of Operations for the years ended December 31, 1994,
   1995 and 1996..........................................................  F-35
  Combined Statements of Changes in Partners' Deficit for the years ended
   December 31, 1994, 1995 and 1996.......................................  F-36
  Combined Statements of Cash Flows for the years ended December 31, 1994,
   1995 and 1996..........................................................  F-37
  Notes to Combined Financial Statements..................................  F-38

                                                                           PAGE
                                                                           ----
GABLES AT BRIGHTON ASSOCIATES
  Report of Independent Auditors.......................................... F-42
  Balance Sheet as of December 31, 1995................................... F-43
  Statements of Income for the years ended December 31, 1995 and 1996..... F-44
  Statements of Changes in Partners' Capital for the years ended December
   31, 1995 and 1996...................................................... F-45
  Statements of Cash Flows for the years ended December 31, 1995 and 1996. F-46
  Notes to Financial Statements........................................... F-47
PARK PLACE FACILITIES (PARK PLACE PHASE I AND PARK PLACE PHASE II)
  Report of Independent Auditors.......................................... F-48
  Combined Balance Sheets as of December 31, 1995 and 1996................ F-49
  Combined Statements of Operations for the years ended December 31, 1995 and 1996............................................................... F-50
  Combined Statements of Changes in Partners' Capital/Owners' Equity for
   the years ended December 31, 1995 and 1996............................. F-51
  Combined Statements of Cash Flows for the years ended December 31, 1995 and 1996............................................................... F-52
  Notes to Combined Financial Statements.................................. F-53
BLC PROPERTY, INC. AND SUBSIDIARIES
  Report of Independent Auditors.......................................... F-56
  Consolidated Balance Sheet as of December 31, 1996...................... F-57
  Consolidated Statement of Operations for the period from December 12,
   1996 (inception) to December 31, 1996.................................. F-58
  Consolidated Statement of Stockholder's Equity for the period from
   December 12, 1996 (inception) to December 31, 1996..................... F-59
  Consolidated Statement of Cash Flows for the period from December 12,
   1996 (inception) to December 31, 1996.................................. F-60
  Notes to Consolidated Financial Statements.............................. F-61
GABLES AT FARMINGTON ASSOCIATES
  Report of Independent Auditors.......................................... F-64
  Balance Sheets as of September 30, 1997 and December 31, 1996........... F-65
  Statements of Income for the period from January 1, 1997 to September
   30, 1997 and for the year ended December 31, 1996...................... F-66
  Statements of Partners' Capital for the period from January 1, 1997 to
   September 30, 1997 and for the year ended December 31, 1996............ F-67
  Statements of Cash Flows for the period from January 1, 1997 to
   September 30, 1997 and for the year ended December 31, 1996............ F-68
  Notes to Financial Statements........................................... F-69
THE CLASSIC AT WEST PALM BEACH LIMITED PARTNERSHIP
  Report of Independent Auditors.......................................... F-70
  Balance Sheets as of September 30, 1997 and December 31, 1996........... F-71
  Statements of Operations for the period from January 1, 1997 to
   September 30, 1997 and for the year ended December 31, 1996............ F-72
  Statements of Partners' Deficit for the period from January 1, 1997 to
   September 30, 1997 and for the year ended December 31, 1996............ F-73
  Statements of Cash Flows for the period from January 1, 1997 to
   September 30, 1997 and for the year ended December 31, 1996............ F-74
  Notes to Financial Statements........................................... F-75

                                                                            PAGE
                                                                            ----
LINCOLN HARBOR VILLAGE, L.P. (HARBOR VILLAGE)
  Report of Independent Auditors..........................................  F-77
  Balance Sheets as of September 30, 1997 and December 31, 1996...........  F-78
  Statements of Operations for the period from January 1, 1997 to
   September 30, 1997 and for the year ended December 31, 1996............  F-79
  Statements of Partners' Deficit for the period from January 1, 1997 to
   September 30, 1997 and for the year ended December 31, 1996............  F-80
  Statements of Cash Flows for the period from January 1, 1997 to
   September 30, 1997 and for the year ended December 31, 1996............  F-81
  Notes to Financial Statements...........................................  F-82
BRENDENWOOD MRC LIMITED PARTNERSHIP (THE BRENDENWOOD RETIREMENT COMMUNITY)
  Report of Independent Auditors..........................................  F-83
  Balance Sheet as of September 30, 1997..................................  F-84
  Statement of Income and Partners' deficit for the period from January 1,
   1997 to September 30, 1997.............................................  F-85
  Statement of Cash Flows for the period from January 1, 1997 to September
   30, 1997...............................................................  F-86
  Notes to Financial Statements...........................................  F-87

                      BROOKDALE LIVING COMMUNITIES, INC.
             PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

  The unaudited Pro Forma Consolidated Condensed Balance Sheet of the Company is presented as if, at September 30, 1997, the Company had sold 2.8 million shares of its common stock at a sale price of $18.375 per share, for purposes as described under "Use of Proceeds" and includes the effects of the Acquisitions and Leases Prior to or at the IPO. The unaudited Pro Forma Consolidated Condensed Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 are presented as if the above transactions occurred as of January 1, 1996. The unaudited Pro Forma Consolidated Condensed Financial Statements of the Company should be read in conjunction with all of the financial statements contained elsewhere in the Prospectus. In management's opinion, all adjustments necessary to reflect the effects of the Offering have been made.

  The unaudited Pro Forma Consolidated Condensed Balance Sheet and Statements of Operations of the Company are not necessarily indicative of what the actual financial position or results of operations would have been assuming the Offering had occurred at the dates indicated above, nor do they purport to represent the future financial position or results of operations of the Company.

                       BROOKDALE LIVING COMMUNITIES, INC.
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                    (IN THOUSANDS, EXCEPT PAR VALUE AMOUNTS)
                                  (UNAUDITED)

                                                       PRIOR TO
                                                       OFFERING
                           BROOKDALE                  BROOKDALE
                             LIVING    CONSOLIDATING    LIVING     OFFERING     PRO
                          COMMUNITIES,   PRO FORMA   COMMUNITIES,  PRO FORMA  FORMA AS
                              INC.      ADJUSTMENTS      INC.     ADJUSTMENTS ADJUSTED
                          ------------ ------------- ------------ ----------- --------
ASSETS
Current Assets:
Cash and Cash
 Equivalents............    $  4,402    (a)$(22,253)   $(17,851)  (a)$48,210  $ 30,359
Cash--Restricted........       3,885            --        3,885          --      3,885
Accounts Receivable.....         639            --          639          --        639
Due From Affiliates and
 Other..................         133            --          133          --        133
                            --------    -----------    --------   ----------  --------
 Total Current Assets...       9,059        (22,253)    (13,194)      48,210    35,016
Property, Plant and
 Equipment, Net.........     114,719            --      114,719          --    114,719
Property Under
 Development............       4,461            --        4,461          --      4,461
Letter of Credit
 Deposit................      11,702            --       11,702          --     11,702
Investments
 Collateralizing Lease
 Obligations............         --     (b)  22,253      22,253          --     22,253
Deferred Costs, Net.....       2,709            --        2,709          --      2,709
Deferred Tax Asset......       3,695            --        3,695          --      3,695
Other...................       2,968            --        2,968          --      2,968
                            --------    -----------    --------   ----------  --------
 Total Assets...........    $149,313    $       --     $149,313   $   48,210  $197,523
                            ========    ===========    ========   ==========  ========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current Liabilities:
Current Portion of Long-
 Term Debt..............    $    280    $       --     $    280   $      --   $    280
Current Portion of
 Deferred Gain on Sale
 of Property............         806            --          806          --        806
Prepaid Rent............         127            --          127          --        127
Accrued Interest
 Payable................         463            --          463          --        463
Accrued Real Estate
 Taxes..................       1,110            --        1,110          --      1,110
Accounts Payable and
 Accrued Expenses.......       1,930            --        1,930          --      1,930
Tenant Security
 Deposits...............       3,458            --        3,458          --      3,458
Deferred Lease
 Liability..............         992            --          992          --        992
Due to Affiliates and
 Other..................          24            --           24          --         24
                            --------    -----------    --------   ----------  --------
 Total Current
  Liabilities...........       9,190            --        9,190          --      9,190
Long-Term Debt, Less
 Current Portion........      95,955            --       95,955          --     95,955
Deferred Gain on Sale of
 Property, Less Current
 Portion................      17,124            --       17,124          --     17,124
                            --------    -----------    --------   ----------  --------
 Total Liabilities......     122,269            --      122,269          --    122,269
Commitments
Stockholders' Equity:
Preferred Stock, $0.01
 par value, no shares
 issued or outstanding..         --             --          --           --        --
Common Stock, $0.01 par
 value, 9,975 shares
 issued and outstanding.          72            --           72   (c)     28       100
Additional Paid-in-
 Capital................      26,863            --       26,863   (d) 48,182    75,045
Accumulated Earnings....         109            --          109          --        109
                            --------    -----------    --------   ----------  --------
 Total Stockholders'
  Equity................      27,044            --       27,044       48,210    75,254
                            --------    -----------    --------   ----------  --------
 Total Liabilities and
  Stockholders' Equity..    $149,313    $       --     $149,313   $   48,210  $197,523
                            ========    ===========    ========   ==========  ========

                      BROOKDALE LIVING COMMUNITIES, INC.
           PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                         POST IPO LEASES
                                            -----------------------------------------
                              ACQUISITIONS
                               AND LEASES              CLASSIC AT BRENDENWOOD                         CONSOLIDATING
                    ORIGINAL  PRIOR TO OR   GABLES AT  WEST PALM  RETIREMENT  HARBOR   TOTAL POST       PRO FORMA     PRO FORMA
                   FACILITIES  AT THE IPO   FARMINGTON   BEACH     COMMUNITY  VILLAGE  IPO LEASES      ADJUSTMENTS  AS ADJUSTED(L)
                   ---------- ------------  ---------- ---------- ----------- -------  ----------     ------------- --------------
Revenue
Resident Fees....   $23,437     $17,746       $4,224     $6,595     $3,658    $ 3,821   $18,298          $   --        $59,481
Management
Services Income..       --          --           --         --         --         --         -- (a)          197           197
                    -------     -------       ------     ------     ------    -------   -------          -------       -------
 Total Revenue...    23,437      17,746        4,224      6,595      3,658      3,821    18,298              197        59,678
Facility
Operating
Expenses.........   (12,806)    (12,061)      (2,406)    (4,473)    (2,210)    (2,783)  (11,872) (b)       3,249       (33,490)
Lease Expenses...       --          (31)         --         --         --         --         -- (c)      (16,030)      (16,061)
General &
Administrative
Expenses.........       --          --           --         --         --         --         -- (d)       (2,837)       (2,837)
Depreciation &
Amortization.....    (2,946)     (1,808)        (503)      (675)      (342)      (663)   (2,183) (e)       3,705        (3,232)
                    -------     -------       ------     ------     ------    -------   -------          -------       -------
Income (Loss)
From Operations..     7,685       3,846        1,315      1,447      1,106        375     4,243          (11,716)        4,058
Interest and
Financing Fees
Expense, Net.....    (5,320)     (3,464)      (1,294)    (1,842)    (1,166)    (1,536)   (5,838) (f)      10,905        (3,717)
                    -------     -------       ------     ------     ------    -------   -------          -------       -------
Income (Loss)
Before Minority
Interest, Income
Taxes and
Extraordinary
Item.............     2,365         382(g)        21       (395)       (60)    (1,161)   (1,595)            (811)          341
(Income) Loss
Allocated to
Minority
Interest.........      (756)        --           --         --         --         --        --  (h)          756           --
Pro Forma
(Provision)
Benefit For
Income Taxes.....      (644)          1          --         --         --         --        --  (i)          829           186
                    -------     -------       ------     ------     ------    -------   -------          -------       -------
Income (Loss)
Before
Extraordinary
Item.............       965         383           21       (395)       (60)    (1,161)   (1,595)             774           527
Extraordinary
Item.............       --          --           --         --        (875)       --       (875) (j)         875           --
                    -------     -------       ------     ------     ------    -------   -------          -------       -------
Pro Forma Net
Income (Loss)....   $   965     $   383       $   21     $ (395)    $ (935)   $(1,161)  $(2,470)         $ 1,649       $   527
                    =======     =======       ======     ======     ======    =======   =======          =======       =======
Pro Forma Net
Income Per Share.   $  0.48                                                                                            $  0.05
                    =======                                                                                            =======
Pro Forma Common
Shares
Outstanding (k)..     2,000                                                                                              9,975
                    =======                                                                                            =======

                      BROOKDALE LIVING COMMUNITIES, INC.
           PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                  POST IPO LEASES
                   BROOKDALE LIVING  ADJUSTMENT FOR  -----------------------------------------
                   COMMUNITIES, INC.  ACQUISITIONS              CLASSIC AT BRENDENWOOD           TOTAL       CONSOLIDATING
                    AND PREDECESSOR    AND LEASES    GABLES AT  WEST PALM  RETIREMENT  HARBOR   POST IPO       PRO FORMA
                      PROPERTIES     MADE AT THE IPO FARMINGTON   BEACH     COMMUNITY  VILLAGE   LEASES       ADJUSTMENTS
                   ----------------- --------------- ---------- ---------- ----------- -------  --------     -------------
Revenue
Resident Fees....      $ 28,204          $ 4,448      $ 3,419    $ 5,104     $ 2,871   $ 2,803  $14,197         $  --
Management
Services Income..            82              --           --         --          --        --        --  (a)        76
                       --------          -------      -------    -------     -------   -------  -------         ------
 Total Revenue...        28,286            4,448        3,419      5,104       2,871     2,803   14,197             76
Facility
Operating
Expenses.........       (15,041)          (2,973)      (1,839)    (3,382)     (1,786)   (1,915)  (8,922)(b)      1,180
Lease Expenses...        (7,152)             --           --         --          --        --       --  (c)     (4,887)
General &
Administrative
Expenses.........        (1,137)             --           --         --          --        --       --  (d)       (946)
Depreciation &
Amortization.....        (2,706)            (510)        (378)      (506)       (226)     (506)  (1,616)(e)      1,272
                       --------          -------      -------    -------     -------   -------  -------         ------
Income (Loss)
From Operations..         2,250              965        1,202      1,216         859       382    3,659         (3,305)
Interest and
Financing Fees
Expense, Net.....        (2,293)          (1,086)        (964)    (1,404)       (697)   (1,140)  (4,205)(f)      5,433
                       --------          -------      -------    -------     -------   -------  -------         ------
(Loss) Income
Before Minority
Interest and
Income Taxes.....           (43)            (121)(g)      238       (188)        162      (758)    (546)         2,128
(Income) Loss
Allocated to
Minority
Interest.........          (138)             --           --         --          --        --       --  (h)        138
Pro Forma Benefit
(Provision) For
Income Taxes.....           222              --           --         --          --        --       --  (i)       (547)
                       --------          -------      -------    -------     -------   -------  -------         ------
Pro Forma Net
Income (Loss)....      $     41          $  (121)     $   238    $  (188)    $   162   $  (758) $  (546)        $1,719
                       ========          =======      =======    =======     =======   =======  =======         ======
Pro Forma Net
Income Per Share.      $   0.01
                       ========
Pro Forma Common
Shares
Outstanding (k)..         4,720
                       ========
                     PRO FORMA
                   AS ADJUSTED(L)
                   --------------
Revenue
Resident Fees....     $ 46,849
Management
Services Income..          158
                   --------------
 Total Revenue...       47,007
Facility
Operating
Expenses.........      (25,756)
Lease Expenses...      (12,039)
General &
Administrative
Expenses.........       (2,083)
Depreciation &
Amortization.....       (3,560)
                   --------------
Income (Loss)
From Operations..        3,569
Interest and
Financing Fees
Expense, Net.....       (2,151)
                   --------------
(Loss) Income
Before Minority
Interest and
Income Taxes.....        1,418
(Income) Loss
Allocated to
Minority
Interest.........          --
Pro Forma Benefit
(Provision) For
Income Taxes.....         (325)
                   --------------
Pro Forma Net
Income (Loss)....     $  1,093
                   ==============
Pro Forma Net
Income Per Share.     $   0.11
                   ==============
Pro Forma Common
Shares
Outstanding (k)..        9,975
                   ==============

                      BROOKDALE LIVING COMMUNITIES, INC.

BASIS OF PRESENTATION

  The pro forma consolidated condensed financial statements of the Company include the historical financial statements of the Company (for the period from May 7, 1997 to September 30, 1997), the Original Facilities (for the period from January 1, 1997 to May 6, 1997 and the year ended December 31,
1996), the IPO Properties (for the period from January 1, 1997 to May 6, 1997 and the year ended December 31, 1996) and Post IPO Leases (for the period from January 1, 1997 to September 30, 1997 and the year ended December 31, 1996) as described below and the pro forma effects of the consolidation and Offering:

       ORIGINAL      ACQUISITIONS AND LEASES
      FACILITIES    PRIOR TO OR AT THE IPO(1)         POST IPO LEASES(2)
      ----------    -------------------------         ------------------
      The Devon-   The Springs of East Mesa(3) The Gables at Farmington(5)
       shire
      The Heri-    Edina Park Plaza            The Classic at West Palm Beach(6)
       tage
      The Hall-    Hawthorn Lakes              The Brendenwood Retirement
       mark(3)     The Gables at Brighton(3)    Community(6)
                   The Park Place(4)           Harbor Village(7)
                   BLC Property, Inc.

---------------------
(1) These properties are collectively referred to as the IPO Properties.
(2) These properties are collectively referred to as the Post IPO Leases.
(3) The Company has leased these properties from a third party since December 27, 1996.
(4) The Company has leased this property from a third party since May 7, 1997.
(5) The Company has leased this property from a third party since November 24, 1997.
(6) The Company intends to lease these properties from third parties during December 1997.
(7) The Company intends to lease this property from a third party before January 31, 1998.

  The Company may use up to $15.0 million of the proceeds of the Offering to repay borrowings under the revolving credit facility with LaSalle National Bank (Credit Facility). As of November 25, 1997 the Company had borrowed $6.6 million under the Credit Facility. The Company has used a portion of the current borrowings to fund investments collateralizing lease obligations on The Gables at Farmington and may use the remaining portion of the Credit Facility to fund investments collateralizing lease obligations on the remaining Post IPO Leases. The remaining portion of the Credit Facility that may be used to fund investments collateralizing lease obligations depends upon the timing of the close of the Offering and the completion of the remaining Post IPO Leases. Since the borrowings under the Credit Facility occurred after September 30, 1997 and will be of a short term nature, the pro forma financial statements have not reflected the use of proceeds as repayment of debt.

                       BROOKDALE LIVING COMMUNITIES, INC.
            NOTES TO PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
             (IN THOUSANDS, EXCEPT PER SHARE AND PAR VALUE AMOUNTS)
                                  (UNAUDITED)

  The following pro forma adjustments reflect the Offering and the Consolidation of the above activity:

  (a) Cash and cash equivalents:

     Consolidation Adjustment
     Payments made for investments collateralizing lease obligations on the Post IPO Leases (See Note b)............................  $(22,253)
                                                                       ========
     Offering Adjustments
     Gross proceeds from Offering (2,800 shares sold to the public at
      $18.375 per share).............................................  $ 51,450
     Estimated cost of the Offering ($400) and underwriters' fees and
      discounts ($2,840).............................................    (3,240)
                                                                       --------
     Net proceeds (See Note d).......................................  $ 48,210
                                                                       ========

  (b) Investments collateralizing lease obligations:

     Consolidation Adjustment
     Payments made for investments collateralizing lease obligations on the Post IPO Leases (See Note a)............................  $ 22,253
                                                                       ========

  (c) Common stock:

     Offering Adjustment
     Issuance of 2,800 shares of common stock, $0.01 par value (See
      Note d)......................................................... $    28
                                                                       =======

  (d) Additional paid-in capital:

     Offering Adjustments
     Net proceeds from the sale of 2,800 shares of common stock sold to the public at $18.375 per share (See Note a)................. $48,210
     Less: Par value of common shares on 2,800 shares at $0.01 per
      share (See Note c)..............................................     (28)
                                                                       -------
                                                                       $48,182
                                                                       =======

                       BROOKDALE LIVING COMMUNITIES, INC.
       NOTES TO PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND FOR THE YEAR ENDED DECEMBER
                                    31, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                      NINE MONTHS
                                                         ENDED      YEAR ENDED
                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1997          1996
                                                     ------------- ------------
(a)Management services income:
  Management services income for management services
   performed by the Company.........................    $    76      $    197
                                                        =======      ========
(b)Facility operating expenses:
  Reclassification of lease expense incurred by the
   Original Facilities included in facility
   operating expenses in the combined historical
   financial statements.............................    $   --       $     75
  Elimination of historical management fees paid by
   the Original Facilities and the IPO Properties
   and administrative fees paid by the Original
   Facilities which will not be incurred by the
   Company..........................................        514         2,333
  Elimination of historical management fees paid by
   the Post IPO Leases..............................        666           841
                                                        -------      --------
                                                        $ 1,180      $  3,249
                                                        =======      ========
(c)Lease expenses:
  Reclassification of lease expense incurred by the
   Original Facilities included in facility
   operating expenses in the combined historical
   financial statements (See Note 7 to the Original
   Facilities combined financial statements)........    $   --       $    (75)
  Adjustment to reflect a full year of lease
   payments related to the IPO Properties (See Note
   4 to the consolidated financial statements of BLC
   Property, Inc.)..................................       (546)      (10,164)
  Adjustment to reflect lease payments related to
   the Post IPO Leases..............................     (4,341)       (5,791)
                                                        -------      --------
                                                        $(4,887)     $(16,030)
                                                        =======      ========
(d)General and administrative expenses:
  Estimated increase in salaries and related
   benefits associated with former employees of PGI
   who will become the senior officers and managers
   of the Company and additional administrative and
   financial reporting expenses which would have
   been incurred by the Company had it been
   operating as a public company during the year:
  Salaries and wages................................    $  (604)     $ (1,812)
  Directors' and officers' insurance and fees.......        (53)         (160)
  Legal and accounting..............................        (70)         (210)
  Other.............................................       (218)         (655)
                                                        -------      --------
                                                        $  (946)     $ (2,837)
                                                        =======      ========
  The Company anticipates hiring new employees and
   incurring other administrative costs based upon
   its future expansion plans. The Company estimates
   these costs to be $1,916 on an annual basis.
   These costs have not been reflected in the pro
   forma adjustments.

                       BROOKDALE LIVING COMMUNITIES, INC.
NOTES TO PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS--(CONTINUED)
                                  (UNAUDITED)

                                                      NINE MONTHS
                                                         ENDED      YEAR ENDED
                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1997          1996
                                                     ------------- ------------
(e)Depreciation and amortization:
  Adjustments to historical depreciation expense
   associated with (*):
  Decrease in depreciation expense associated with
   the change in depreciable lives of the Original
   Facilities.......................................    $   67       $   193
  Additional depreciation associated with the
   increase in basis resulting from the purchase of
   the Third Party owners' interest in the Original
   Facilities.......................................      (138)         (400)
  Adjustment to depreciation expense associated with
   the increase in the basis from the purchase and
   the increase in depreciable lives of the IPO
   Properties.......................................      (133)         (385)
  Elimination of historical depreciation and
   amortization expense of the Leases at IPO........        78         2,404
  Additional amortization expense associated with
   the fees and costs for credit enhancement on tax
   exempt bonds of the Original Facilities..........      (218)         (290)
  Elimination of historical depreciation and
   amortization expense of the Post IPO Leases......     1,616         2,183
                                                        ------       -------
                                                        $1,272       $ 3,705
                                                        ======       =======
  * The Company has determined the estimated useful
   lives of buildings to be 45 years and furniture
   and equipment to be 5 years, as compared to 40
   years and 3-12 years, respectively used by the
   Original Facilities. This change was made to
   better reflect the estimated periods during which
   such assets will remain in service. For financial
   statement reporting purposes, the above will be
   recorded prospectively as a change in estimate
   for the Original Facilities over their remaining
   lives. Depreciation expense included in the "Pro
   Forma As Adjusted" column was based upon the
   Company's new estimated useful lives.
(f)Interest and financing fees expense, net:
  Elimination of interest expense incurred related
   to the debt of the IPO Properties................    $  140       $ 3,616
  Elimination of interest expense incurred related
   to the debt of the Post IPO Leases...............     4,205         5,838
  Interest income on investments collateralizing
   lease obligations................................     1,088         1,451
                                                        ------       -------
                                                        $5,433       $10,905
                                                        ======       =======

                       BROOKDALE LIVING COMMUNITIES, INC.
NOTES TO PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS--(CONTINUED)
                                  (UNAUDITED)

                                                   NINE MONTHS
                                                      ENDED      YEAR ENDED
                                                  SEPTEMBER 30, DECEMBER 31,
                                                      1997          1996
                                                  ------------- ------------
(g)Income (loss) before minority interest and
 income taxes:
  The income (loss) before minority interest
   and income taxes presented in the historical
   statements of the IPO Properties is before
   gain on sale of property and represents
   income (loss) from continuing operations.
   The gains on sale of properties are not
   included due to the non-recurring nature of
   the transactions
(h)(Income) loss allocated to minority
 interest:
  Elimination of income allocated to minority
   interest due to the acquisition of the third
   party's interest............................       $ 138         $756
                                                      =====         ====
(i)(Provision) benefit for income taxes:
  The Original Facilities, the IPO Properties
   and the Post IPO Leases were not taxable
   entities. The realization of the deferred
   gain on the sale of the Hallmark facility as
   a reduction of lease expenses is considered
   a permanent difference between book income
   (loss) and tax income (loss) and is not
   taxable. The difference has the following
   impact on the Company's benefit for income
   tax at a 40% rate (includes, federal and
   state statutory income tax rates). This
   adjustment provides pro forma benefit from
   income taxes at a 40% effective income tax
   rate........................................       $(547)        $829
                                                      =====         ====
  Provision on income before
   permanent difference............ $(567) $(136)
  Benefit related to permanent
   difference......................   242    322
                                    -----  -----
  Pro forma (provision) benefit for
   income taxes.................... $(325) $ 186
                                    =====  =====
(j)Extraordinary item
  Elimination of extraordinary item related to
   the early extinguishment of debt for
   Brendenwood Retirement Community                   $ --          $875
                                                      =====         ====

                       BROOKDALE LIVING COMMUNITIES, INC.
NOTES TO PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS--(CONTINUED)
                                  (UNAUDITED)

                                                    NINE MONTHS
                                                       ENDED       YEAR ENDED
                                                     SEPTEMBER    DECEMBER 31,
                                                      30, 1997        1996
                                                    ------------  ------------
(k)Pro forma Common Shares outstanding:
  Pro Forma net income per share is based upon the
   number of common shares issued consisting of
   the 2,000 shares issued to PGI and management
   in exchange for their interest in the Original
   Facilities plus the issuance of all 5,175
   shares in the IPO and the issuance of all the
   2,800 shares in the Offering
  Brookdale Living Communities, Inc. (Original
   Facilities at December 31, 1996)...............  4,720 shares  2,000 shares
  Pro forma common shares outstanding.............  9,975 shares  9,975 shares
(l)The Company is anticipating leasing the Classic
     at West Palm Beach, the Brendenwood
     Retirement Community and Harbor Village from
     a third party. Although the Company expects
     to consummate the leases within 60 days from
     the closing of the Offering, there can be no
     assurance that the conditions to closing such
     transactions will be satisfied in a timely
     manner, if at all. If such facilities are not
     leased by the Company, pro forma as adjusted
     total revenue, operating income and net loss
     would be the following (See "Risk Factors--
     Uncertainty of Proposed Leasehold
     Acquisitions"):
  Revenue.........................................  $     36,229  $     45,604
                                                    ============  ============
  Operating Income................................  $      2,461  $      2,926
                                                    ============  ============
  Net Loss........................................  $        (89) $       (842)
                                                    ============  ============

             BROOKDALE LIVING COMMUNITIES, INC. (THE "COMPANY") AND
           PREDECESSOR PROPERTIES (THE "PREDECESSOR" TO THE COMPANY)
             CONSOLIDATED BALANCE SHEET OF THE COMPANY AND COMBINED
                        BALANCE SHEET OF THE PREDECESSOR
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                            BROOKDALE LIVING     PREDECESSOR
                                           COMMUNITIES, INC.     PROPERTIES
                                           SEPTEMBER 30, 1997 DECEMBER 31, 1996
ASSETS
Current Assets:
Cash and cash equivalents.................      $  4,402          $  4,230
Cash-restricted...........................         3,885             1,089
Accounts receivable.......................           639               165
Prepaid rent..............................           --              1,251
Due from affiliates.......................           133               101
                                                --------          --------
  Total current assets....................         9,059             6,836
Property, plant, and equipment............       125,845            58,383
Accumulated depreciation..................       (11,126)           (9,159)
                                                --------          --------
Property, plant and equipment, net........       114,719            49,224
Property under development................         4,461                75
Letter of credit deposit..................        11,702               --
Deferred costs, net.......................         2,709             1,714
Deferred tax asset........................         3,695               --
Other.....................................         2,968                88
                                                --------          --------
  Total assets............................      $149,313          $ 57,937
                                                ========          ========
LIABILITIES AND STOCKHOLDERS' EQUITY AND
 PARTNERS' DEFICIT
Current Liabilities:
Current portion of long-term debt.........      $    280          $    --
Current portion of deferred gain on sale
 of property..............................           806               806
Prepaid rent..............................           127               616
Accrued interest payable..................           463               182
Accrued real estate taxes.................         1,110             1,031
Accounts payable and accrued expenses.....         1,930               443
Tenant security deposits..................         3,458             2,614
Due to affiliates.........................           --                811
Deferred lease liability..................           992               --
Other.....................................            24               383
                                                --------          --------
  Total current liabilities...............         9,190             6,886
Long-term debt, less current portion......        95,955            65,000
Deferred gain on sale of property, less
 current portion..........................        17,124            17,728
                                                --------          --------
  Total liabilities.......................       122,269            89,614
Minority Interest.........................           --             (6,250)
Stockholders' equity and partners'
 deficit:
Common stock, $.01 par value, 75,000
 shares authorized, 7,175 shares issued
 and outstanding at September 30, 1997....            72               --
Additional paid-in-capital................        26,863               --
Accumulated earnings......................           109               --
Partners' deficit.........................           --            (25,427)
                                                --------          --------
  Total stockholders' equity and partners'
   deficit................................        27,044           (25,427)
                                                --------          --------
  Total liabilities and stockholders'
   equity and partners' deficit...........      $149,313          $ 57,937
                                                ========          ========

   See accompanying notes to consolidated and combined financial statements.

             BROOKDALE LIVING COMMUNITIES, INC. (THE "COMPANY") AND
           PREDECESSOR PROPERTIES (THE "PREDECESSOR" TO THE COMPANY)
        CONSOLIDATED STATEMENT OF OPERATIONS OF THE COMPANY AND COMBINED
                   STATEMENT OF OPERATIONS OF THE PREDECESSOR
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                           BROOKDALE LIVING     PREDECESSOR
                                          COMMUNITIES, INC.      PROPERTIES
                                             PERIOD FROM        PERIOD FROM
                                           JULY 1, 1997 TO    JULY 1, 1996 TO
                                          SEPTEMBER 30, 1997 SEPTEMBER 30, 1996
REVENUE
Resident fees............................      $11,191             $5,689
Management fees..........................           50                --
                                               -------             ------
  Total revenue..........................       11,241              5,689
EXPENSES
Facility operating.......................        5,732              2,747
General and administrative...............          660                --
Leasing..................................        2,567                --
Depreciation and amortization............        1,170                949
Property management fee-affiliate........          --                 233
                                               -------             ------
  Total operating expenses...............       10,129              3,929
                                               -------             ------
  Income from operations.................        1,112              1,760
Financing fees...........................           45                --
Interest income..........................         (274)               (58)
Interest expense.........................        1,158              1,175
                                               -------             ------
  Income before minority interest and
   deferred tax benefit..................          183                643
  Income allocated to minority interest..          --                (132)
Deferred tax benefit.....................            7                --
                                               -------             ------
  Net income.............................      $   190             $  511
                                               =======             ======
  Net income per share...................      $  0.03             $  --
                                               =======             ======
  Weighted average common shares
   outstanding...........................        7,175                --
                                               =======             ======



   See accompanying notes to consolidated and combined financial statements.

             BROOKDALE LIVING COMMUNITIES, INC. (THE "COMPANY") AND
           PREDECESSOR PROPERTIES (THE "PREDECESSOR" TO THE COMPANY)
        CONSOLIDATED STATEMENT OF OPERATIONS OF THE COMPANY AND COMBINED
     STATEMENTS OF OPERATIONS OF THE PREDECESSOR AND COMBINED STATEMENTS OF OPERATIONS OF BROOKDALE LIVING COMMUNITIES, INC. AND PREDECESSOR PROPERTIES
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                    COMBINED
                                                                BROOKDALE LIVING
                           BROOKDALE LIVING    PREDECESSOR   COMMUNITIES, INC. AND     PREDECESSOR
                          COMMUNITIES, INC.    PROPERTIES    PREDECESSOR PROPERTIES     PROPERTIES
                             PERIOD FROM       PERIOD FROM        PERIOD FROM          PERIOD FROM
                            MAY 7, 1997 TO   JANUARY 1, 1997   JANUARY 1, 1997 TO   JANUARY 1, 1996 TO
                          SEPTEMBER 30, 1997 TO MAY 6, 1997  SEPTEMBER 30, 1997(A)  SEPTEMBER 30, 1996
REVENUE
Resident fees...........       $17,732           $10,472            $28,204              $16,827
Management fees.........            82               --                  82                  --
                               -------           -------            -------              -------
  Total revenue.........        17,814            10,472             28,286               16,827
EXPENSES
Facility operating......         9,222             5,589             14,811                8,651
General and
 administrative.........         1,137               --               1,137                  --
Leasing.................         4,110             3,042              7,152                  --
Depreciation and
 amortization...........         1,848               858              2,706                3,013
Property management fee-
 affiliate..............           --                230                230                  695
                               -------           -------            -------              -------
  Total operating
   expenses.............        16,317             9,719             26,036               12,359
                               -------           -------            -------              -------
  Income from
   operations...........         1,497               753              2,250                4,468
Financing fees..........            58               --                  58                  --
Interest income.........          (400)              (68)              (468)                (168)
Interest expense........         1,873               830              2,703                3,539
                               -------           -------            -------              -------
  (Loss) income before
   minority interest and
   deferred tax benefit.           (34)               (9)               (43)               1,097
Income allocated to
 minority interest......           --               (138)              (138)                 (87)
Deferred tax benefit....           143                79                222                  --
                               -------           -------            -------              -------
  Net income (loss).....       $   109           $   (68)           $    41              $ 1,010
                               =======           =======            =======              =======
  Net income per share..       $  0.02           $   --             $  0.01              $   --
                               =======           =======            =======              =======
  Weighted average
   common shares
   outstanding..........         7,051               --               4,720                  --
                               =======           =======            =======              =======

---------------------
(a) Pro forma weighted average shares and per share amounts.


   See accompanying notes to consolidated and combined financial statements.

             BROOKDALE LIVING COMMUNITIES, INC. (THE "COMPANY") AND
           PREDECESSOR PROPERTIES (THE "PREDECESSOR" TO THE COMPANY)
        CONSOLIDATED STATEMENT OF CASH FLOWS OF THE COMPANY AND COMBINED
                  STATEMENTS OF CASH FLOWS OF THE PREDECESSOR
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                           BROOKDALE LIVING    PREDECESSOR      PREDECESSOR
                          COMMUNITIES, INC.    PROPERTIES    PROPERTIES PERIOD
                             PERIOD FROM       PERIOD FROM          FROM
                             MAY 7, 1997     JANUARY 1, 1997  JANUARY 1, 1996
                                  TO               TO                TO
                          SEPTEMBER 30, 1997   MAY 6, 1997   SEPTEMBER 30, 1996
CASH FLOWS FROM
 OPERATING ACTIVITIES:
Net income (loss).......       $    109          $   (68)          $1,010
Adjustments to reconcile
 net income (loss) to
 net cash (used in)
 provided by operating
 activities:
 Depreciation and
  amortization..........          1,848              858            3,013
 Deferred gain on sale
  of property...........           (323)            (281)             --
 Increase in accounts
  receivable............           (413)             (61)             (10)
 (Increase) decrease in
  due from affiliate....           (133)             101              (22)
 Decrease in prepaid
  rent asset............            396              855              --
 Increase in deferred
  tax asset.............         (3,695)             --               --
 Decrease (increase) in
  other assets..........          2,348             (297)              36
 (Decrease) increase in
  prepaid rent
  liability.............         (1,810)             767              --
 Increase in accrued
  interest payable......             94              111              175
 (Decrease) increase in
  accrued real estate
  taxes.................           (519)              54             (246)
 Increase in accounts
  payable and accrued
  expenses..............            881              606              123
 (Decrease) increase in
  tenant security
  deposits..............            (15)              36               27
 Increase (decrease) in
  due to affiliate......             32             (100)             210
 Decrease in other
  liabilities...........            (16)            (342)            (119)
                               --------          -------           ------
   Net cash (used in)
    provided by
    operating
    activities..........         (1,216)           2,239            4,197
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Cash paid for
  acquisition of
  facilities............        (40,176)             --               --
 Cash paid for escrow
  deposits..............         (1,198)             --               --
 Cash paid for property
  under development.....         (4,308)              (2)              (6)
 Property, plant, and
  equipment additions...         (1,107)            (149)            (254)
                               --------          -------           ------
   Cash used in
    investing
    activities..........        (46,789)            (151)            (260)
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Principal repayment on
  mortgage notes
  payable...............           (110)             --              (220)
 (Increase) decrease in
  cash-restricted.......           (579)          (1,180)             510
 Increase in letter of
  credit deposit........           (702)             --               --
 Increase in deferred
  lease liability.......            560              432              --
 Increase in deferred
  costs.................            (69)            (258)            (625)
 Net proceeds from
  equity offering.......         51,392              --               --
 Advances to general
  partner...............            --               --            (4,059)
 Contributions form
  partners..............            --               --                38
 Distributions to
  predecessor partners..         (2,155)          (1,242)          (1,896)
                               --------          -------           ------
   Net cash provided by
    (used in) financing
    activities..........         48,337           (2,248)          (6,252)
                               --------          -------           ------
   Net increase
    (decrease) in cash
    and cash
    equivalents.........            332             (160)          (2,315)
Cash and cash
 equivalents at
 beginning of period....          4,070            4,230            4,201
                               --------          -------           ------
Cash and cash
 equivalents at end of
 period.................       $  4,402          $ 4,070           $1,886
                               ========          =======           ======
Supplemental Disclosure
 of Cash Flow
 Information:
Interest paid...........       $  1,766          $   769           $1,692
                               ========          =======           ======
Supplemental Schedule of
 Noncash Investing and
 Financing Activities:
In connection with
 acquisitions, assets
 acquired and
 liabilities assumed
 were as follows:
 Fair value of assets
  acquired and minority
  interest assumed......       $ 81,028          $   --            $  --
 Less: Consideration
  given
   Cash paid............         41,096              --               --
   Cash paid in
    settlement of
    liabilities assumed.            278              --               --
                               --------          -------           ------
Liabilities and minority
 interest assumed.......       $ 39,654          $   --            $  --
                               ========          =======           ======

   See accompanying notes to consolidated and combined financial statements.

             BROOKDALE LIVING COMMUNITIES, INC. (THE "COMPANY") AND
           PREDECESSOR PROPERTIES (THE "PREDECESSOR" TO THE COMPANY)
      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (UNAUDITED)

1. ORGANIZATION

  Brookdale Living Communities, Inc. (the "Company") was incorporated in Delaware on September 4, 1996. The Company was formed in order to create a company focused on senior and assisted living, which would include such property ownership interests and operations of The Prime Group, Inc. and certain of its affiliates (collectively, "PGI"). In connection with an initial public offering (the "IPO"), more fully described in the Registration Statement and the Prospectus, in the form it became effective on May 1, 1997, the Company sold 4,500,000 shares of its common stock to the public and PGI contributed its senior and assisted living property ownership interests and operations in exchange for 2,000,000 shares of common stock of the Company. PGI purchased 2,500,000 of the 4,500,000 shares of common stock. Net of underwriting discounts and offering expenses, the Company received approximately $44.2 million in net proceeds from the IPO.

  Upon consummation of the IPO, the Company had 6,500,000 shares of common stock outstanding. Of these shares, the 4,500,000 shares sold in the IPO are freely tradable without restriction or limitation, except for any shares (including the 2,500,000 shares purchased by PGI) purchased by "affiliates" of the Company. The remaining 2,000,000 shares are "restricted securities" and are held by PGI and management of the Company. The Company used the proceeds from the IPO primarily to pay the cash portion of the purchase price for the Acquired Facilities (as defined below), to acquire the third party interests in two properties in which PGI also had interests, to pay certain amounts to or on behalf of PGI and various parties in connection with the Formation (as defined in the Prospectus), to finance a portion of future acquisitions and developments and for working capital and other general corporate purposes.

  Upon consummation of the IPO, PGI contributed its interests in the Predecessor Properties (described below) to the Company. In addition, the Company acquired a third party's interest in The Devonshire and The Heritage Facilities. The Company acquired the Edina Park Plaza and the Hawthorn Lakes Facilities from an unaffiliated third party, and the Company entered into an agreement to lease the Park Place Facilities ("Park Place") from an unaffiliated third party (collectively, the "Acquired Facilities").

  In connection with the IPO, the Company granted the Underwriters an option to purchase up to 675,000 additional shares of common stock for the purpose of covering over-allotments. The underwriters elected the over-allotment option and, on June 3, 1997, the Company sold 675,000 shares in connection with the over-allotment option and received approximately $7.2 million in net proceeds.

  The combined financial statements of the properties owned by the Senior Housing Division of The Prime Group, Inc. at December 31, 1996 and for the period from January 1, 1997 through May 6, 1997 consist of five properties, including three leased properties (collectively, the "Predecessor Properties" as defined in the table below). As the Springs of East Mesa and The Gables at Brighton Facilities were not included in the Predecessor Properties until December 27, 1996, the periods prior to December 27, 1996 represent interests in the three partnerships that owned, operated and managed The Devonshire, The Heritage and The Hallmark Facilities (the "Original Facilities"). The interests in the Predecessor Properties and the Acquired Facilities represent the interests of the Company at September 30, 1997. The following tables set forth the Predecessor Properties and the Acquired Facilities (collectively, the "Properties").

  Senior Housing Division of The Prime Group, Inc. (the "Predecessor
Properties"):

    The Hallmark (2),(3)
    The Heritage (3)
    The Devonshire (3)
    Springs of East Mesa (1), (2), (4)
    The Gables at Brighton (1), (2)

             BROOKDALE LIVING COMMUNITIES, INC. (THE "COMPANY") AND PREDECESSOR PROPERTIES (THE "PREDECESSOR" TO THE COMPANY)
     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (UNAUDITED)--
                                  (CONTINUED)

  Acquired Facilities:

    Hawthorn Lakes (1), (4)
    Edina Park Plaza (1), (4)
    Park Plaza (1), (2)
---------------------
(1) Collectively referred to as the "New Facilities".
(2) Collectively referred to as the "Leased Facilities".
(3) Collectively referred to as the "Original Facilities".
(4) Collectively referred to as the "Activelife Facilities".

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

  The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments consisting only of recurring accruals considered necessary for a fair presentation have been included. Operating results for such interim periods are not necessarily indicative of the results that may be expected for a full fiscal year. For further information regarding significant accounting policies please refer to the financial statements and footnotes thereto included in the Brookdale Living Communities, Inc. Prospectus dated May 1, 1997. Significant intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

  The preparation of the consolidated and combined financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the consolidated and combined financial statements and accompanying notes. Actual results could differ from those estimates.

RECLASSIFICATIONS

  Certain prior period amounts have been reclassified to conform with the current financial statement presentation.

3. ACQUISITIONS

  In conjunction with the Offering, the Company purchased a third party's interest in two of the Predecessor Properties (the Heritage and the Devonshire Facilities), purchased two facilities (the Hawthorn Lakes and Edina Park Plaza Facilities) from an unaffiliated third party and entered into an agreement to lease a third facility (the Park Place Facilities). The total consideration (including acquisition costs) for these acquisitions and earnest money deposits on pending acquisitions was $81,028,000, consisting of $41,096,000 in cash, $31,345,000 in long-term obligations and the assumption of liabilities totaling $8,587,000.

4. DEVELOPMENT PROJECTS

  On September 3, 1997, the Company purchased land in Austin, Texas for the purpose of developing a Brookdale prototype senior and assisted living facility. The Company acquired the land for a total consideration of $2,889,000.

             BROOKDALE LIVING COMMUNITIES, INC. (THE "COMPANY") AND PREDECESSOR PROPERTIES (THE "PREDECESSOR" TO THE COMPANY)
     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (UNAUDITED)--
                                  (CONTINUED)

5. COMMITMENTS

  On September 25, 1997, the Company entered into a five year lease commitment, commencing October 1, 1997, for its corporate office with 77 West Wacker Limited Partnership (the "Landlord"), an affiliate of PGI. The corporate office is located at 77 West Wacker, Suite 4800, Chicago, Illinois 60601. The office space is 13,464 square feet, with base rent of $18.50 per square foot escalating at $0.75 per square foot at each anniversary of the commencement date. In conjunction with the signing of the lease, the Company received a $404,000 cash payment from the Landlord on October 2, 1997.

6. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

  In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("FAS 128") effective for financial statements for both interim and annual periods ending after December 15, 1997. FAS 128 establishes standards for computing and presenting earnings per share and supersedes APB Opinion No. 15. "Earnings Per Share." FAS 128 replaces primary earnings per share with basic earnings per share and requires dual presentation of basic and diluted earnings per share on the face of the income statement. The Company will adopt the Standard in the fourth quarter of 1997 and does not expect the adoption of FAS 128 to have a material impact.

  In February 1997, the FASB issued Statement of Accounting Standards No. 129, "Disclosure of Information About Capital Structure" ("FAS 129") effective for financial statements for periods ending after December 15, 1997. FAS 129 requires additional disclosures regarding the Company's capital structure. The Company will adopt the Standard in the fourth quarter of 1997 and does not expect the adoption of FAS 129 to have a material impact.

  In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("FAS 130"). The statement establishes standards for the reporting and display of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distribution to owners. FAS No. 130 will be effective for the Company's fiscal year ending December 31, 1998. Adoption of FAS 130 is not expected to significantly impact the Company's financial position or results of operations, including the required comparative presentation for prior periods.

7. SUBSEQUENT EVENTS

  On October 1, 1997, the Company entered into a purchase agreement to acquire the Brendenwood Retirement Community property for $15.75 million in cash. The closing of the purchase of this property is subject to the customary closing contingencies and there can be no assurance that such closing contingencies will be satisfied in a timely manner, if at all. The Brendenwood Retirement Community is a 149-unit senior and assisted living community located in Voorhees, New Jersey.

  On October 6, 1997, the Company purchased land in Southfield, Michigan for the purposes of developing a Brookdale prototype senior and assisted living facility. The Company acquired the land for a total consideration of approximately $1,775,000 in cash.

  On October 11, 1997, the Company entered into a purchase agreement to acquire land in Raleigh, North Carolina for approximately $2.1 million for the purpose of developing a Brookdale prototype senior and assisted living facility. The closing of this property is subject to customary closing contingencies and there can be no assurance that such closing contingencies will be satisfied in a timely manner, if at all.

             BROOKDALE LIVING COMMUNITIES, INC. (THE "COMPANY") AND PREDECESSOR PROPERTIES (THE "PREDECESSOR" TO THE COMPANY)
     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (UNAUDITED)--
                                  (CONCLUDED)

  On October 22, 1997, the Company obtained a $10 million interim credit facility from LaSalle National Bank to be used for working capital and acquisition needs. The loan is unsecured, bears interest at prime plus one percent, and principal and accrued but unpaid interest is repayable in April 1998 with accrued interest payable monthly. As of November 13, 1997, the Company has drawn $1.2 million on the loan.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors of
Brookdale Living Communities, Inc.

  We have audited the accompanying combined balance sheets of the Original Facilities as of December 31, 1995 and 1996 and the related combined statements of operations, changes in partners' capital (deficit) and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Original Facilities' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Original Facilities at December 31, 1995 and 1996, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
February 18, 1997

                              ORIGINAL FACILITIES
                            COMBINED BALANCE SHEETS

                                                           DECEMBER 31,
                                                     --------------------------
                                                         1995          1996
ASSETS
Current assets:
Cash................................................ $  5,086,428  $  4,044,601
Cash--restricted....................................    1,732,854     1,088,797
Accounts receivable.................................      160,580       142,789
Prepaid rent-affiliate..............................          --        490,834
Due from affiliates.................................       93,500       101,327
                                                     ------------  ------------
Total current assets................................    7,073,362     5,868,348
Real estate, at cost:
Land................................................    8,336,937     3,684,794
Buildings and improvements..........................   88,382,978    52,418,455
Furniture and equipment.............................    3,794,756     2,280,147
                                                     ------------  ------------
                                                      100,514,671    58,383,396
Accumulated depreciation............................   (9,476,602)   (9,158,919)
                                                     ------------  ------------
                                                       91,038,069    49,224,477
Deferred costs, net.................................    1,982,270     1,481,955
Other...............................................      231,521       156,568
                                                     ------------  ------------
Total assets........................................ $100,325,222  $ 56,731,348
                                                     ============  ============
LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)
Current liabilities:
Mortgage note payable............................... $    334,165  $        --
Deferred gain on sale of property...................          --        805,835
Accrued interest payable............................      204,063       182,153
Accrued real estate taxes...........................      992,570       995,544
Accounts payable....................................      199,602       316,097
Tenant security deposits............................    2,259,846     2,307,302
Due to affiliates...................................      272,578       694,063
Other...............................................      177,614       379,157
                                                     ------------  ------------
Total current liabilities...........................    4,440,438     5,680,151
Mortgage note payable...............................   34,292,835           --
Bonds payable.......................................   65,000,000    65,000,000
Deferred gain on sale of property...................          --     17,728,380
                                                     ------------  ------------
Total liabilities...................................  103,733,273    88,408,531
Minority interest...................................   (7,005,255)   (6,249,661)
Partners' capital (deficit).........................    3,597,204   (25,427,522)
                                                     ------------  ------------
Total liabilities and partners' capital (deficit)... $100,325,222  $ 56,731,348
                                                     ============  ============

                  See notes to combined financial statements.

                              ORIGINAL FACILITIES
                       COMBINED STATEMENTS OF OPERATIONS

                                                YEAR ENDED DECEMBER 31,
                                          -------------------------------------
                                             1994         1995         1996
REVENUE
Resident fees...........................  $15,204,692  $21,934,680  $23,437,114
EXPENSES
Facility operating......................    8,848,494   10,804,692   10,842,704
Real estate taxes.......................      886,533    1,005,620    1,032,733
Depreciation and amortization...........    3,285,812    3,720,612    2,945,562
Interest................................    3,310,052    5,507,289    4,739,947
Financing fees..........................      743,002      877,500      581,441
Property management and other fees--
 affiliate..............................    1,535,224    1,443,195      929,831
                                          -----------  -----------  -----------
Total expenses..........................   18,609,117   23,358,908   21,072,218
                                          -----------  -----------  -----------
Income (loss) before minority interest
 and extraordinary item.................   (3,404,425)  (1,424,228)   2,364,896
(Income) loss allocated to minority
 interest...............................    1,178,257      802,687     (755,594)
                                          -----------  -----------  -----------
Income (loss) before extraordinary item.   (2,226,168)    (621,541)   1,609,302
Extraordinary item--gain on
 extinguishment of debt.................          --     3,274,207          --
                                          -----------  -----------  -----------
Net income (loss).......................  $(2,226,168) $ 2,652,666  $ 1,609,302
                                          ===========  ===========  ===========
UNAUDITED PRO FORMA DATA:
Income (loss) before income taxes and
 extraordinary item.....................  $(2,226,168) $  (621,541) $ 1,609,302
Pro forma benefit (provision) for income
 taxes..................................      890,467      248,616     (643,721)
                                          -----------  -----------  -----------
Income (loss) before extraordinary item.   (1,335,701)    (372,925)     965,581
Extraordinary item, net of income taxes
 of $1,309,683..........................          --     1,964,524          --
                                          -----------  -----------  -----------
Pro forma net income (loss).............  $(1,335,701) $ 1,591,599  $   965,581
                                          ===========  ===========  ===========
Pro forma net income per share..........                            $      0.48
                                                                    ===========
Pro forma common shares outstanding.....                              2,000,000
                                                                    ===========



                  See notes to combined financial statements.

                              ORIGINAL FACILITIES
         COMBINED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (DEFICIT)

                              THE          THE
                          DEVONSHIRE    HERITAGE         THE HALLMARK
                          -----------  -----------  -----------------------     TOTAL        TOTAL
                            GENERAL      GENERAL     GENERAL     LIMITED       GENERAL      LIMITED
                            PARTNER      PARTNER     PARTNER     PARTNER      PARTNERS      PARTNER         TOTAL
Partners' deficit at
 January
 1, 1994................  $(2,219,635) $  (560,395) $     --   $        --   $(2,780,030) $        --   $  (2,780,030)
 Contributions..........      556,863      600,000         10     5,700,990    1,156,873     5,700,990      6,857,863
 Net loss...............     (109,105)    (850,942)   (12,661)   (1,253,460)    (972,708)   (1,253,460)    (2,226,168)
                          -----------  -----------  ---------  ------------  -----------  ------------  -------------
Partners' capital
 (deficit) at
 December 31, 1994......   (1,771,877)    (811,337)   (12,651)    4,447,530   (2,595,865)    4,447,530      1,851,665
 Contributions..........       54,875          --         --            --        54,875           --          54,875
 Distributions..........          --           --         --       (962,002)         --       (962,002)      (962,002)
 Net income (loss)......     (159,044)    (325,557)    31,373     3,105,894     (453,228)    3,105,894      2,652,666
                          -----------  -----------  ---------  ------------  -----------  ------------  -------------
Partners' capital
 (deficit) at
 December 31, 1995......   (1,876,046)  (1,136,894)    18,722     6,591,422   (2,994,218)    6,591,422      3,597,204
 Contributions..........       49,859          --         --            --        49,859           --          49,859
 Distributions..........          --           --    (261,523)  (25,890,737)    (261,523)  (25,890,737)   (26,152,260)
 Advances made to
  general partners......   (1,600,527)  (2,931,100)       --            --    (4,531,627)          --      (4,531,627)
 Net income.............      139,890      335,925     11,335     1,122,152      487,150     1,122,152      1,609,302
                          -----------  -----------  ---------  ------------  -----------  ------------  -------------
Partners' deficit at
 December 31, 1996......  $(3,286,824) $(3,732,069) $(231,466) $(18,177,163) $(7,250,359) $(18,177,163) $(25,427,522 )
                          ===========  ===========  =========  ============  ===========  ============  =============



                  See notes to combined financial statements.

                              ORIGINAL FACILITIES
                       COMBINED STATEMENTS OF CASH FLOWS

                                              YEAR ENDED DECEMBER 31,
                                        -------------------------------------
                                           1994         1995         1996
OPERATING ACTIVITIES
Net income (loss)...................... $(2,226,168) $ 2,652,666  $ 1,609,302
Adjustments to reconcile net income
 (loss) to net cash provided by
 operating activities
  Depreciation and amortization........   3,285,812    3,720,612    2,945,562
  Minority interest....................  (1,178,257)    (802,687)     755,594
  Extraordinary item...................         --    (3,274,207)         --
  Changes in operating assets and
   liabilities:
    (Increase) decrease in accounts
     receivable........................    (103,585)     (39,628)      17,791
    (Increase) in prepaid rent-
     affiliate.........................         --           --      (490,834)
    (Increase) decrease in other
     assets............................     (99,646)      12,252       74,953
    Increase (decrease) in accrued
     interest payable..................     714,707     (680,108)     (21,910)
    Increase (decrease) in accrued real
     estate taxes......................     600,016     (134,930)       2,974
    Increase (decrease) in accounts
     payable...........................      74,473      (46,029)     116,495
    Increase in tenant security
     deposits..........................   1,026,802      111,614       47,456
    Decrease in arbitrage rebate
     payable...........................     (73,678)    (806,418)         --
    Increase (decrease) in other
     liabilities.......................     187,963      (93,219)     201,543
                                        -----------  -----------  -----------
Net cash provided by operating
 activities............................   2,208,439      619,918    5,258,926
INVESTING ACTIVITIES
  Proceeds from sale of property.......         --           --    58,474,380
  Additions to real estate............. (43,224,823)    (238,633)    (359,249)
  Decrease in construction costs
   payable.............................    (606,781)         --           --
  Reimbursement of building
   improvements from tenants...........         --       139,559          --
  Decrease (increase) in due from
   affiliate...........................      41,800      (68,016)      (7,827)
  Decrease in cash--restricted.........   6,938,354      856,017          --
                                        -----------  -----------  -----------
Net cash (used in) provided by
 investing activities.................. (36,851,450)     688,927   58,107,304
FINANCING ACTIVITIES
  Repayment of mortgage note payable...         --   (32,967,418) (34,627,000)
  Repayment of bonds payable...........  (4,000,000)         --           --
  Repayment of note payable--affiliate.  (2,510,081)         --           --
  Proceeds from mortgage note payable..  36,241,625   34,627,000          --
  (Increase) decrease in cash--
   restricted..........................    (527,778)    (542,013)     644,057
  Increase in deferred financing costs.    (110,126)    (626,662)         --
  Increase in deferred leasing costs...         --           --      (212,571)
  Increase in due to affiliate.........     126,609       66,899      421,485
  Advances to general partner..........         --           --    (4,531,627)
  Contributions from partners..........   6,857,863       54,875       49,859
  Contributions from minority interest.   2,194,993          --           --
  Distributions to partners............         --      (962,002) (26,152,260)
                                        -----------  -----------  -----------
Net cash provided by (used in)
 financing activities..................  38,273,105     (349,321) (64,408,057)
                                        -----------  -----------  -----------
Net increase (decrease) in cash........   3,630,094      959,524   (1,041,827)
Cash at beginning of year..............     496,810    4,126,904    5,086,428
                                        -----------  -----------  -----------
Cash at end of year.................... $ 4,126,904  $ 5,086,428  $ 4,044,601
                                        ===========  ===========  ===========

                  See notes to combined financial statements.

                              ORIGINAL FACILITIES
                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

  The Original Facilities represent a combination of three partnerships described below ("Partnerships") that own, operate, and manage assisted living facilities ("Properties") in the greater Chicagoland area. The Properties are under common management and ownership of The Prime Group, Inc. and its affiliates ("PGI") as either the managing general partner (responsible for the operations of the Properties) or 100% owner. Two of the Properties have a third party owner ("Third Party"), whose ownership interests have been reflected as a minority interest in the combined financial statements. Pursuant to the formation transactions more fully described elsewhere in this Registration Statement and Prospectus, the Original Facilities will be operated (owned or leased) by a newly formed corporation, Brookdale Living Communities, Inc. (the "Company"), whose shares are being registered pursuant to this Registration Statement.

  The Partnerships and Properties owned and operated by the Original Facilities are as follows:

                     PARTNERSHIP                                   PROPERTY
      The Ponds of Pembroke Limited Partnership                 The Devonshire
      River Oaks Partners                                       The Heritage
      Hallmark Partners, L.P.                                   The Hallmark

  Included in the combined financial statements are the operations of The Devonshire (Partnership ownership-PGI: 25% managing general partner interest, Third Party: 50% general partner interest and 25% limited partner interest) and The Heritage (Partnership ownership-PGI: 50% managing general partner interest and Third Party: 50% general partner interest) and the operations of the Hallmark from June 1, 1994 (The Hallmark facility was purchased by Hallmark Partners, L.P., a newly formed partnership 100% owned by PGI, on June 1, 1994 for $41.6 million. On an unaudited pro-forma basis for the year ended December 31, 1994 combined revenue would have increased by approximately $2.6 million and combined net loss would have increased by approximately $1.0 million in the combined statements of operations had the Hallmark been owned by PGI since January 1, 1994).

  On December 27, 1996 The Hallmark was sold by Hallmark Partners, L.P. (HP) to Health and Retirement Properties Trust (HRPT) which then leased The Hallmark to BLC Property, Inc. (BLC), an affiliate of PGI, which subleased the property back to HP (see Note 7), in a sale-leaseback transaction. HP received net proceeds from the sale of $58.5 million, resulting in a gain of $18.5 million net of a prepayment fee of $2.8 million and the writeoff of deferred financing fees of $579,601. The above gain is deferred and is being amortized using the straight-line method over the life of the sublease.

  All significant intercompany accounts and transactions have been eliminated in combination.

RESIDENT FEE REVENUE

  Resident fee revenue is recorded when services are rendered and consist of fees for basic housing, support services and fees associated with additional services such as personalized health and assisted living care.

REAL ESTATE

  In March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of," under which the Partnerships would be required to recognize impairment losses for the Properties when indicators of impairment are present and the Properties' expected undiscounted cash flows are not sufficient to recover the Properties' carrying value.

                              ORIGINAL FACILITIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

The Partnerships adopted Statement No. 121 effective January 1, 1995 with no impact on the accompanying combined financial statements.

  Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Significant renovations and improvements which improve and/or extend the useful life of the asset are capitalized and depreciated over their estimated useful life. Interest and other direct costs incurred during construction periods are capitalized as a component of the building cost.

  Depreciation is calculated using the straight-line method over the estimated useful lives of assets, which are as follows:

             Buildings..................... 40 years
             Building improvements and
              furniture fixtures........... 3-12 years

DEFERRED COSTS

  Deferred financing costs are amortized using the straight-line method over the term of the mortgage notes and bonds. Deferred lease costs are amortized using the straight-line method over the term of the sublease. Deferred marketing costs, consisting primarily of the costs of the marketing facilities, were amortized using the straight-line method over the estimated lease up period of 22 months through June 1995 when they were fully amortized.

INCOME TAXES

  The Partnerships pay no income taxes and the income or loss from the Partnerships is includable on the respective federal income tax returns of the partners.

  The Partnerships net basis of real estate assets as reported in the financial statements at December 31, 1996 exceeds the basis used for federal income tax purposes by approximately $2.2 million due to the use of accelerated depreciation methods for federal income tax purposes.

USE OF ESTIMATES

  The preparation of the combined financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

PRO FORMA PRESENTATION (UNAUDITED)

  The pro forma net income per share for the year ended December 31, 1996 was determined based upon 2 million shares of common stock issued by the Company to PGI in exchange for its ownership in the Original Facilities.

  The pro forma (provision) benefit for income taxes for the Original Facilities is based on the historical combined financial data of the Original Facilities as if the entities comprising the Original Facilities had operated as taxable corporations for all periods presented and is recorded at the federal and state statutory rates in effect during the period (40%).

2. CASH--RESTRICTED

  The Heritage and The Hallmark have Life Care Escrow deposits required under the Illinois Life Care Facility Act Section 7(b) which will be funded from time to time in accordance with a schedule provided by the

                              ORIGINAL FACILITIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

Illinois Department of Public Health. The amount on deposit at December 31, 1995 and 1996 was $652,503 and $1,088,797, respectively.

  In accordance with the mortgage note payable described in Note 5, The Hallmark was required to maintain escrow deposits for real estate taxes, repairs, and other operating activities. The total of all escrow accounts at December 31, 1995 was $1,080,351.

  Pursuant to Internal Revenue Code Section 148(f), The Heritage was required to rebate to the United States government any interest earnings in excess of the interest cost of the Bond proceeds not yet used for Project costs. During 1995, the Partnership paid $806,418 from unused restricted Bond proceeds to the United States government as a final settlement of its arbitrage rebate payable. No amounts were paid in 1994 or 1996.

3. DEFERRED COSTS

  Deferred costs consist of the following:

                                                             DECEMBER 31,
                                                         ----------------------
                                                            1995        1996
      Financing costs................................... $2,656,553  $2,056,966
      Lease costs.......................................        --      212,571
                                                         ----------  ----------
                                                          2,656,553   2,269,537
      Less: Accumulated amortization....................   (674,283)   (787,582)
                                                         ----------  ----------
                                                         $1,982,270  $1,481,955
                                                         ==========  ==========

4. LONG-TERM DEBT

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1995        1996
MORTGAGE NOTES PAYABLE
Mortgage note payable, financial institution, interest
 at 7.265% per annum with monthly principal and
 interest assuming a 30 year amortization period,
 through maturity in January 2006. (A) (B)............. $34,627,000 $       --
BONDS PAYABLE
Variable rate tax-exempt bonds issued by state and
 local governmental authorities. (C)................... $65,000,000 $65,000,000

---------------------
(A) The mortgage note payable was collateralized by The Hallmark's real estate.
(B) On December 27, 1996, The Hallmark was sold and a portion of the proceeds were used to repay the mortgage note payable. In addition, The Hallmark was required to pay a prepayment fee of $2,722,679 which has been included as a reduction in calculating the gain on sale of property. The Hallmark repaid a previous note payable on December 18, 1995 from proceeds of the above mentioned mortgage note payable which resulted in an extraordinary gain of $3,274,207 in 1995.
(C) Permanent financing for the development for The Devonshire and The Heritage has been provided by $65,000,000 (The Devonshire--$33,000,000; The Heritage--$32,000,000) of tax-exempt Qualified Residential Rental Bonds (the "Bonds"). The Bonds mature on December 15, 2019 and December 15, 2025.
  Under the terms of the bond loan agreement, The Devonshire and The Heritage are to make interest-only payments monthly, calculated using a floating rate determined by the Remarketing Agent of the Bonds. The rates ranged from 1.65% to 5.50% during 1994, 2.55% to 5.20% during 1995 and 2.30% to
  4.40% during

                              ORIGINAL FACILITIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  1996. The rates at December 31, 1995 were 5.05% and 5.20%, and December 31, 1996 were 4.00% and 4.10%.
  The maximum annual interest rate on the Bonds is 15%. Under certain conditions, the interest rate on the Bonds may be converted to a fixed rate at the request of the respective Partnership.
  The Bonds are collateralized by irrevocable letters of credit issued by various banks in the aggregate amount of $66,714,699 (the "Letters of Credit") that expire December, 1997 and December, 1998. A Letter of Credit fee of .5% per annum of the stated amount of the Letters of Credit is due quarterly in advance. The Letters of Credit with the various banks are collateralized by separate Standby Purchase Agreements entered into with the Third Party to reimburse the banks for any funds drawn on the Letters of Credit. The Letters of Credit and Standby Purchase Agreements are collateralized by mortgages on The Devonshire and The Heritage. The due dates of the bonds would be accelerated upon the expiration of the Letters of Credit and Standby Purchase Agreements unless they are extended or replaced. However, The Devonshire and The Heritage have entered into separate Standby Bond Purchase and Indemnity Agreements (the "Agreements") with the Third Party pursuant to which the Third Party agrees to provide standby credit enhancement to issuers of replacement Letters of Credit or, if replacement Letters of Credit are not obtained, to buy the bonds. The Agreements expire on March 22, 1998. If the Third Party buys the bonds pursuant to the Agreements, The Devonshire and The Heritage would be required to buy the bonds from the Third Party on March 22, 1998. PGI has provided the Third Party with certain collateral totaling $2,220,000 to secure the obligations of The Devonshire under the Agreements with the Third Party. The Partnerships incurred financing fees of $743,002, $877,500 and $581,441 during the years ended December 31, 1994, 1995 and 1996 respectively.
  Each bondholder may tender bonds on any business day and receive a price equal to the principal amount thereof, plus accrued interest through the tender date. Upon tender, the Remarketing Agent shall immediately remarket the Bonds on a best-efforts basis. In the event the Remarketing Agent fails to remarket any bonds, the partnerships are obligated to purchase those bonds, for which they may draw on the Letters of Credit.

  Included in interest expense for the year ended December 31, 1994 is $117,318 of interest expense related to a $2,510,081 note payable to an affiliate that was repaid in 1994. The note payable bore interest at 10% per annum.

  Interest expense is stated net of interest income of $155,608, $118,642 and $113,696 for the years ended December 31, 1994, 1995 and 1996, respectively.

  Total interest paid on the mortgage note payable and bonds payable was $2,633,635, $6,306,039 and $4,761,857 for the years ended December 31, 1994,
1995, and 1996, respectively.

5. TAX INCREMENTAL FINANCING

  The Heritage is located in a redevelopment area designated by a local municipality as a tax incremental financing district ("TIF"). Under the terms of the redevelopment agreement, The Heritage is eligible to receive up to $1,136,889 for all eligible development costs, as defined through a Tax Incremental Financing Bond ("Bond"). The Bond matures on December 1, 2007 and bears interest at 10%, with principal and interest payable annually on each December 1. The Bond is subject to optional redemption in whole, or in part, at any time, at a redemption price equal to the principal outstanding at the date redeemed. The Bond is subject to mandatory redemption, in part, by the application of annual sinking fund installments by the municipality on each December 1 thereafter, at a redemption price equal to the principal outstanding at the date redeemed. The Bond is payable solely from real estate tax incremental revenues and certain sales tax receipts generated in the TIF. Payments are to be made to the extent of available TIF revenues. The insufficiency of TIF revenues generated in the

                              ORIGINAL FACILITIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

redevelopment area for any given year shall not be considered a default in payment, but all past due amounts shall be a continuing obligation payable from future TIF revenues. Any unpaid amounts including interest, at maturity, will be forgiven. As the collectibility of the bond principal and interest is dependent upon sufficient revenues being generated in the redevelopment area, revenue is recognized by The Heritage when principal and interest are received. For the years ended December 31, 1994, 1995, and 1996, The Heritage received principal and interest payments totaling $144,389, $144,089 and $610,804, respectively.

6. EMPLOYEE BENEFIT PLAN

  In August 1994, PGI established 401(k) plans for all employees that meet minimum employment criteria. The plans provide that the participants may defer up to 15% of their eligible compensation on a pre-tax basis subject to certain maximum amounts. The Partnerships will contribute an additional 25% of the employee's contribution to the plan, up to $500 per employee per annum. Employees are always 100% vested in their own contributions and vested in Partnerships contributions over five years. The Partnership made contributions in the amount of $33,456, $16,480 and $29,782 for the years ended December 31, 1994, 1995 and 1996 respectively. Such amounts are included in facility operating expense in the combined statements of operations.

7. RELATED PARTY TRANSACTIONS

  In connection with the organization of the Partnerships and the development and financing of the Properties, PGI and an affiliate are entitled to payments and fees for various services provided. Such amounts incurred for the years ended December 31, 1994, 1995, and 1996 are summarized as follows:

                                                     YEAR ENDED DECEMBER 31,
                                                   ----------------------------
                                                     1994      1995      1996
Property management fee (a)....................... $743,977 $1,071,195 $929,831
Administration fee (b)............................  291,247    372,000  372,000
Incentive leasing fee (c).........................  500,000        --       --

---------------------
(a) PGI is entitled to a property management fee equal to 5% of total operating income (3% for The Hallmark effective January 1, 1996).
(b) PGI is entitled to an annual administration fee of $186,000 for providing administrative services to The Devonshire and The Heritage. The fee is included in property management and other fees-affiliate expense in the combined statements of operations.
(c) PGI was entitled to an incentive leasing fee from The Hallmark based upon achieving certain leasing levels, as defined. The fee is included in property management and other fees-affiliate expense in the combined statements of operation.

  Amounts due to affiliates are for amounts due for advances made by affiliates. Amounts due from affiliates are for advances made by the Partnerships to affiliates. Amounts due from and due to affiliates are non-interest bearing and payable upon demand.

  Average balances of amounts due from and due to affiliates for the years ended December 31, 1994, 1995 and 1996 are summarized as follows:

                                                       YEAR ENDED DECEMBER 31,
                                                      --------------------------
                                                        1994     1995     1996
Due from affiliates.................................. $ 46,300 $ 59,500 $ 97,400
Due to affiliates....................................  142,400  239,100  483,300

  In 1996, The Devonshire and The Heritage made advances to PGI in the amount of $4,531,627 which PGI used as an escrow deposit to acquire The Third Party's interest in the two partnerships pursuant to the formation

                              ORIGINAL FACILITIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

transactions more fully described elsewhere in this Registration Statement and Prospectus. The advances are non-interest bearing and have been reflected as an increase in partners' deficit in the combined financial statements.

  In conjunction with the sale of the Hallmark (see Note 1) BLC leased The Hallmark from the third party and then subleased (Sublease Agreement) the property to Hallmark Partners, L.P. The Sublease Agreement has an initial term of 23 years with options to extend the term for two consecutive 25-year terms, and requires monthly lease payments ranging from $490,834 to $568,334 over the life of the sublease. Future minimum annual rental expense to be recorded over the life of the Sublease Agreement is $5,933,301 (Gross expense of $6,739,136 less amortization of deferred gain on sale of property of $805,835). During 1996, the Partnerships recorded $74,875 of rental expense (included in facility operating expense in the combined statements of operations) related to the Sublease Agreement.

8. FAIR VALUES OF FINANCIAL INSTRUMENTS

  Cash, cash-restricted and variable rate and fixed rate mortgage notes payable are reflected in the accompanying combined balance sheets at amounts considered by management to reasonably approximate fair value. Management estimates the fair value of its long-term fixed rate notes payable generally using discounted cash flow analysis based upon the Original Facilities' current borrowing rate for debt with similar maturities.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors of
Brookdale Living Communities, Inc.

  We have audited the accompanying combined balance sheets of the Activelife Facilities as of December 31, 1995 and 1996 and the related combined statements of operations, changes in partners' deficit and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Activelife Facilities' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Activelife Facilities at December 31, 1995 and 1996, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
February 18, 1997

                             ACTIVELIFE FACILITIES
                            COMBINED BALANCE SHEETS

                                                           DECEMBER 31,
                                                      ------------------------
                                                         1995         1996
ASSETS
Current assets:
Cash and cash equivalents............................ $ 2,055,227  $10,502,184
Cash--restricted.....................................     792,223      758,423
Accounts receivable..................................      82,208      103,054
                                                      -----------  -----------
Total current assets.................................   2,929,658   11,363,661
Real estate, at cost:
Land.................................................   1,731,721    1,359,721
Buildings and improvements...........................  33,169,840   27,082,944
Furniture and equipment..............................   1,190,196    1,044,651
                                                      -----------  -----------
                                                       36,091,757   29,487,316
Accumulated depreciation.............................  (6,773,607)  (6,991,344)
                                                      -----------  -----------
                                                       29,318,150   22,495,972
Deferred financing fees, net of accumulated
 amortization of $488,898 and $316,671 at December
 31, 1995 and 1996, respectively.....................     908,863      691,663
Other................................................     185,457      174,843
                                                      -----------  -----------
Total assets......................................... $33,342,128  $34,726,139
                                                      ===========  ===========
LIABILITIES AND PARTNERS' DEFICIT
Current liabilities:
Mortgage notes payable............................... $   323,283  $   263,328
Accrued interest payable.............................     234,307      195,364
Accrued real estate taxes............................     655,859      668,974
Accounts payable and accrued expenses................     439,333      340,047
Tenant security deposits.............................     780,676      751,664
Due to affiliates....................................   1,852,587    2,092,241
Other................................................      39,074        2,462
                                                      -----------  -----------
Total current liabilities............................   4,325,119    4,314,080
Mortgage notes payable...............................  36,022,624   30,779,811
                                                      -----------  -----------
Total liabilities....................................  40,347,743   35,093,891
Partners' deficit....................................  (7,005,615)    (367,752)
                                                      -----------  -----------
Total liabilities and partners' deficit.............. $33,342,128  $34,726,139
                                                      ===========  ===========


                  See notes to combined financial statements.

                             ACTIVELIFE FACILITIES
                       COMBINED STATEMENTS OF OPERATIONS

                                                  YEAR ENDED DECEMBER 31,
                                            ------------------------------------
                                               1994         1995        1996
REVENUE
Resident fees.............................  $11,495,016  $12,336,745 $12,717,784
EXPENSES
Facility operating........................    6,505,485    6,867,193   6,937,729
Real estate taxes.........................      654,188      689,255     763,318
Depreciation and amortization.............      994,336    1,010,252   1,026,170
Interest..................................    2,994,039    2,995,823   2,986,414
Property management fee--affiliate........      701,054      755,130     784,620
                                            -----------  ----------- -----------
Total expenses............................   11,849,102   12,317,653  12,498,251
                                            -----------  ----------- -----------
Income (loss) before gain on sale of
 property and extraordinary item..........     (354,086)      19,092     219,533
Gain on sale of property..................          --           --    7,416,330
                                            -----------  ----------- -----------
Income (loss) before extraordinary item...     (354,086)      19,092   7,635,863
Extraordinary item--loss on extinguishment
 of debt..................................     (304,407)         --          --
                                            -----------  ----------- -----------
Net income (loss).........................  $  (658,493) $    19,092 $ 7,635,863
                                            ===========  =========== ===========



                  See notes to combined financial statements.

                             ACTIVELIFE FACILITIES
              COMBINED STATEMENTS OF CHANGES IN PARTNERS' DEFICIT

                     SPRINGS OF EAST
                          MESA             EDINA PARK PLAZA         HAWTHORN LAKES
                   --------------------  ----------------------  ---------------------
                                                                                          TOTAL       TOTAL
                   GENERAL    LIMITED     GENERAL     LIMITED    GENERAL     LIMITED     GENERAL     LIMITED
                   PARTNERS   PARTNERS   PARTNERS    PARTNERS    PARTNERS   PARTNERS    PARTNERS    PARTNERS       TOTAL
Partners' capital
 (deficit) at
 January 1, 1994.. $    873  $1,198,912  $ (91,186) $(4,934,450) $(69,314) $(1,461,561) $(159,627) $(5,197,099) $(5,356,726)
  Contributions...      --      500,000        --           --        --           --         --       500,000      500,000
  Distributions...  (16,414)   (543,297)       --           --     (2,064)    (204,416)   (18,478)    (747,713)    (766,191)
  Net income
   (loss).........     (412)    (40,771)    (6,270)    (620,688)       96        9,552     (6,586)    (651,907)    (658,493)
                   --------  ----------  ---------  -----------  --------  -----------  ---------  -----------  -----------
Partners' capital
 (deficit) at
 December 31,
 1994.............  (15,953)  1,114,844    (97,456)  (5,555,138)  (71,282)  (1,656,425)  (184,691)  (6,096,719)  (6,281,410)
  Distributions...  (56,572)   (312,000)       --           --     (3,748)    (370,977)   (60,320)    (682,977)    (743,297)
  Net income
   (loss).........    2,997     296,724     (4,974)    (492,340)    2,164      214,521        187       18,905       19,092
                   --------  ----------  ---------  -----------  --------  -----------  ---------  -----------  -----------
Partners' capital
 (deficit) at
 December 31,
 1995.............  (69,528)  1,099,568   (102,430)  (6,047,478)  (72,866)  (1,812,881)  (244,824)  (6,760,791)  (7,005,615)
  Distributions...  (38,400)   (269,600)       --           --     (6,900)    (683,100)   (45,300)    (952,700)    (998,000)
  Net income
   (loss).........   76,730   7,596,299     (4,428)    (438,415)    4,057      401,620     76,359    7,559,504    7,635,863
                   --------  ----------  ---------  -----------  --------  -----------  ---------  -----------  -----------
Partners' capital
 (deficit) at
 December 31,
 1996............. $(31,198) $8,426,267  $(106,858) $(6,485,893) $(75,709) $(2,094,361) $(213,765) $  (153,987) $  (367,752)
                   ========  ==========  =========  ===========  ========  ===========  =========  ===========  ===========


                  See notes to combined financial statements.

                             ACTIVELIFE FACILITIES
                       COMBINED STATEMENTS OF CASH FLOWS

                                                YEAR ENDED DECEMBER 31,
                                           -----------------------------------
                                              1994        1995        1996
OPERATING ACTIVITIES
Net income (loss)........................  $ (658,493) $   19,092  $ 7,635,863
Adjustments to reconcile net income
 (loss) to net cash provided by
 operating activities:
  Depreciation and amortization..........     994,336   1,010,252    1,026,170
  Interest expense added to mortgage note
   payable principal.....................     151,524     172,774      193,803
  Gain on sale of property...............         --          --    (7,416,330)
  Extraordinary item.....................     304,407         --           --
  Changes in operating assets and
   liabilities:
    (Increase) decrease in cash-
     restricted..........................     (64,613)     (7,157)      33,800
    (Increase) decrease in accounts
     receivable..........................     (73,962)     41,197      (20,846)
    (Increase) decrease in other assets..      (7,177)     31,203       10,614
    Increase (decrease) in accrued
     interest payable....................         794      (2,036)     (38,943)
    Increase in accrued real estate
     taxes...............................       2,459      19,066       13,115
    Decrease in accounts payable and
     accrued expenses....................    (117,733)    (43,729)     (99,286)
    Increase (decrease) in tenant
     security deposits...................      32,423     (16,280)     (29,012)
    Increase in due to affiliate.........     124,320     275,595      239,654
    Decrease in other liabilities........     (36,317)    (22,896)     (36,612)
                                           ----------  ----------  -----------
Net cash provided by operating
 activities..............................     651,968   1,477,081    1,511,990
INVESTING ACTIVITIES
Proceeds from sale of property...........         --          --    13,778,137
Additions to real estate.................    (176,055)   (169,379)    (348,599)
                                           ----------  ----------  -----------
Net Cash provided by (used in) investing
 activities..............................    (176,055)   (169,379)  13,429,538
FINANCING ACTIVITIES
Repayment of mortgage notes payable......  (5,514,747)   (297,956)  (5,666,571)
Mortgage note payable prepayment fee.....    (200,000)        --           --
Proceeds from mortgage note payable......   5,670,000     170,000      170,000
Increase in deferred financing costs.....    (203,332)        --           --
Contributions from partners..............     500,000         --           --
Distributions to partners................    (766,191)   (743,297)    (998,000)
                                           ----------  ----------  -----------
Net cash used in financing activities....    (514,270)   (871,253)  (6,494,571)
                                           ----------  ----------  -----------
Net (decrease) increase in cash..........     (38,357)    436,449    8,446,957
Cash and cash equivalents at beginning of
 year....................................   1,657,135   1,618,778    2,055,227
                                           ----------  ----------  -----------
Cash and cash equivalents at end of year.  $1,618,778  $2,055,227  $10,502,184
                                           ==========  ==========  ===========


                  See notes to combined financial statements.

                             ACTIVELIFE FACILITIES
                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

  The Activelife Facilities ("Activelife") represents a combination of three partnerships described below ("Partnerships") that own, operate, and manage assisted living facilities ("Properties"). The Properties are under the common management of Activelife Management Corporation ("AMC"). Certain principals of AMC also have ownership interests in the Partnerships. Pursuant to the formation transactions more fully described elsewhere in this Registration Statement and Prospectus, the Activelife Facilities will be operated (owned or leased) by a newly formed corporation Brookdale Living Communities, Inc. (the "Company"), whose shares are being registered pursuant to this Registration Statement.

  The Partnerships and Properties owned and operated by AMC are as follows:

                  PARTNERSHIP                          PROPERTY              LOCATION
East Mesa Senior Living Limited Partnership      Springs of East Mesa Mesa, Arizona
Edina Park Place Associates Limited Partnership  Edina Park Plaza     Edina, Minnesota
Hawthorn Lakes Associates Limited Partnership    Hawthorn Lakes       Vernon Hills, Illinois

  The Partnerships maintain their books and records on the basis of accounting used for federal income tax purposes. The differences between federal income tax basis and generally accepted accounting principles affecting the Partnerships relate to differences in the basis of real estate assets and the use of accelerated depreciation methods with shorter depreciable lives used for federal income tax basis, resulting in the net book value of real estate assets at December 31, 1996 being approximately $15.1 million lower for federal income tax basis.

  On December 27, 1996 the Springs of East Mesa was sold by East Mesa Senior Living Limited Partnership to a third party for net proceeds of $13.8 million, resulting in a gain of $7.4 million net of the writeoff of deferred financing fees of $170,650. A portion of the proceeds were used to repay the mortgage note payable on the Springs of East Mesa.

  All significant intercompany accounts and transactions have been eliminated in combination.

RESIDENT FEES REVENUE

  Resident fees revenue is recorded when services are rendered and consist of fees for basic housing, support services and fees associated with additional services such as personalized health and assisted living care.

REAL ESTATE

  At December 31, 1995, the Properties were carried at cost which was not in excess of net realizable value as determined by management. In March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of," under which the Partnerships would be required to recognize impairment losses for the Properties when indicators of impairment are present and the Properties' expected undiscounted cash flows are not sufficient to recover the Properties' carrying value. The Partnerships adopted Statement No. 121 effective January 1, 1996 with no impact on the accompanying combined financial statements.

  Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Significant renovations and improvements which improve and/or extend the useful life of the asset are capitalized and depreciated over their estimated useful life.

                             ACTIVELIFE FACILITIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  Depreciation is calculated using the straight-line method over the estimated useful lives of assets, which are as follows:

      Buildings...................................................... 40 years
      Building improvements and furniture and equipment.............. 5-10 years

CASH AND CASH EQUIVALENTS

  The Partnerships consider all cash accounts and money market funds and certificates of deposit with an original maturity of three months or less when purchased to be cash and cash equivalents.

DEFERRED FINANCING FEES

  Deferred financing fees are amortized using the straight-line method over the term of the mortgage notes payable.

INCOME TAXES

  The Partnerships pay no income taxes and the income or loss from the Partnerships is includable on the respective federal income tax returns of the partners.

USE OF ESTIMATES

  The preparation of the combined financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

2. CASH--RESTRICTED

  In accordance with mortgage note payable agreements described in Note 3, the Partnerships are required to maintain escrow deposits for real estate taxes, repairs, and other operating activities.

3. LONG-TERM DEBT

                                                              DECEMBER 31,
                                                         -----------------------
                                                            1995        1996
MORTGAGE NOTES PAYABLE
Fixed rate mortgage notes payable issued by local
 municipalities (A) (B)................................  $28,672,794 $28,430,113
Mortgage note payable, financial institution, interest
 at 8.25% per annum with monthly principal and interest
 assuming a 25 year amortization period, with a lump-
 sum payment at maturity in March 2004. (A) (C)........    5,423,890         --
Interest reduction loan provided by Housing and
 Redevelopment Authority of Edina, Minnesota (HRA) (A)
 (D)...................................................    2,249,223   2,613,026
                                                         ----------- -----------
                                                         $36,345,907 $31,043,139
                                                         =========== ===========

---------------------
(A) Mortgage notes payable are collateralized by the Partnerships' real estate assets.
(B) The notes bear interest at 8% ($15,264,543 and $15,105,842 at December 31, 1995 and 1996, respectively) and 8.525% ($13,408,251 and $13,324,270 at
    December 31, 1995 and 1996, respectively, with monthly principal and interest payments through maturity in 2027.

                             ACTIVELIFE FACILITIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

(C) On December 27, 1996 the mortgage note was repaid from proceeds from the sale of the Springs of East Mesa. In February 1994, the mortgage note payable was refinanced resulting in an extraordinary loss on extinguishment of debt of $304,407.
(D) The Elderly Housing Interest Reduction Agreement (arising out of tax increment financing) between the HRA and the Partnership provides that the HRA will make loans upon request of the Partnership in monthly installments to the Partnership totaling $170,000 each year for a period of 20 years, commencing in 1987, for the payment of interest on the mortgage note payable issued by HRA. The loan bears interest at the greater of 12 1/2% simple interest per annum or the statutory minimum, as defined, and shall be payable with interest at maturity. Included in the balance is accrued interest of $789,112 and $982,915 at December 31, 1995 and 1996, respectively. Advances plus all unpaid interest are payable in one installment due 20 years after the anniversary date of the last payment request on the loan.

  The aggregate amount of all principal payments for the mortgage notes payable are as follows:

             YEAR ENDED DECEMBER 31,
             1997......................... $   263,328
             1998.........................     285,904
             1999.........................     309,959
             2000.........................     336,211
             2001.........................     364,696
             Thereafter...................  29,483,041
                                           -----------
                                           $31,043,139
                                           ===========

  Total interest paid on the mortgage notes payable was $2,841,721, $2,825,085, and $2,831,554 for the years ended December 31, 1994, 1995, and
1996, respectively.

4. RELATED PARTY TRANSACTIONS

  In connection with the organization of the Partnerships and the development and financing of the Properties, AMC is entitled to payments and fees for various services provided. Such amounts incurred for the years ended December 31, 1994, 1995, and 1996 are summarized as follows:

                                                       YEAR ENDED DECEMBER 31
                                                     --------------------------
                                                       1994     1995     1996
      Property management fees (a).................. $701,054 $755,130 $784,620
      Development fees (b)..........................  175,405  224,142  135,249
      Sales commissions (c).........................      --       --   727,500

---------------------
(a) AMC is entitled to the following management fees:
  . Base fees range from 3% to 4% of gross revenue or the greater of 5% of monthly gross revenue or $5000.
  . Incentive fees range from 1% to 3% of gross revenue and 29% of cash flow from operations, as defined. The payment of incentive fees is subject to available cash and distributions to partners equal to certain levels of return on capital, as defined.
(b) AMC and affiliated entities are entitled to fees for services rendered in connection with the identification, financings, computer usage and leasing of the Properties.
(c) As part of the sale of the Springs of East Mesa on December 27, 1996, the general partner of the East Mesa Senior Living Limited Partnership received a sales commission equal to 5% of sales price which was included in calculating the gain on sale of property. The payment of the sales commission was consented to by the limited partners of this partnership.

                             ACTIVELIFE FACILITIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  Amounts due to affiliates are for amounts due for the above fees and advances made by affiliates and are non-interest bearing and payable upon demand from available cash.

5. FAIR VALUES OF FINANCIAL INSTRUMENTS

  Cash and cash equivalents, cash-restricted and fixed rate mortgage notes payable are reflected in the accompanying combined balance sheets at amounts considered by management to reasonably approximate fair value. Management estimates the fair value of its long-term fixed rate notes payable generally using discounted cash flow analysis based upon AMC's current borrowing rate for debt with similar maturities.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Brookdale Living Communities, Inc.

  We have audited the accompanying balance sheet of the Gables at Brighton Associates (the "Partnership") as of December 31, 1995 and the related statements of income, changes in partners' capital and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Gables at Brighton Associates at December 31, 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
February 18, 1997

                         GABLES AT BRIGHTON ASSOCIATES
                                 BALANCE SHEET

                                                                   DECEMBER 31,
                                                                       1995
ASSETS
Current assets:
Cash.............................................................. $   562,453
Other.............................................................      99,692
                                                                   -----------
Total current assets..............................................     662,145
Real estate, at cost:
Land..............................................................     702,666
Building and improvements.........................................   6,873,764
Furniture and equipment...........................................     399,591
                                                                   -----------
                                                                     7,976,021
Accumulated depreciation..........................................  (2,188,848)
                                                                   -----------
                                                                     5,787,173
                                                                   -----------
Total assets...................................................... $ 6,449,318
                                                                   ===========
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
Accounts payable and accrued expenses............................. $    44,840
Tenant security deposits..........................................     226,254
Due to affiliate..................................................       8,165
Other.............................................................     123,518
                                                                   -----------
Total current liabilities.........................................     402,777
Partners' capital.................................................   6,046,541
                                                                   -----------
Total liabilities and partners' capital........................... $ 6,449,318
                                                                   ===========



                       See notes to financial statements.

                         GABLES AT BRIGHTON ASSOCIATES
                              STATEMENTS OF INCOME

                                                           YEAR ENDED DECEMBER
                                                                   31,
                                                          ---------------------
                                                             1995       1996
REVENUE
Resident fees............................................ $2,638,072 $2,742,751
EXPENSES
Facility operating.......................................  1,485,766  1,490,914
Real estate taxes........................................    227,562    223,291
Depreciation.............................................    292,334    295,025
Property management fee--affiliate.......................    107,975    115,003
                                                          ---------- ----------
Total expenses...........................................  2,113,637  2,124,233
                                                          ---------- ----------
Income before gain on sale of property...................    524,435    618,518
Gain on sale of property.................................        --   4,856,981
                                                          ---------- ----------
Net income............................................... $  524,435 $5,475,499
                                                          ========== ==========




                       See notes to financial statements.

                         GABLES AT BRIGHTON ASSOCIATES
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

Partners' capital at January 1, 1995.............................. $  6,247,080
  Distributions...................................................     (724,974)
  Net income......................................................      524,435
                                                                   ------------
Partners' capital at December 31, 1995............................    6,046,541
  Distributions...................................................  (11,522,040)
  Net income......................................................    5,475,499
                                                                   ------------
Partners' capital at December 31, 1996............................ $        --
                                                                   ============





                       See notes to financial statements.

                         GABLES AT BRIGHTON ASSOCIATES
                            STATEMENTS OF CASH FLOWS

                                                        YEAR ENDED DECEMBER
                                                                31,
                                                       -----------------------
                                                         1995         1996
OPERATING ACTIVITIES
Net income............................................ $ 524,435  $  5,475,499
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation........................................   292,334       295,025
  Gain on sale of property............................       --     (4,856,981)
  Changes in operating assets and liabilities:
    Decrease in other assets..........................       486        99,692
    Decrease in accounts payable and accrued expenses.    (9,979)      (44,840)
    Increase in tenant security deposits..............    12,175      (226,254)
    Decrease in due to affiliate......................    (1,748)       (8,165)
    Increase (decrease) in other liabilities..........    83,111      (123,518)
                                                       ---------  ------------
Net cash provided by operating activities.............   900,814       610,458
INVESTING
 ACTIVITIES
Proceeds from sale of property........................       --     10,418,887
Additions to real estate..............................   (54,059)      (69,758)
                                                       ---------  ------------
Net cash (used in) provided by investing activities...   (54,059)   10,349,129
                                                       ---------  ------------
FINANCING
 ACTIVITIES
Distributions to partners.............................  (724,974)  (11,522,040)
                                                       ---------  ------------
Cash used in financing activities.....................  (724,974)  (11,522,040)
                                                       ---------  ------------
Net increase (decrease) in cash.......................   121,781      (562,453)
Cash at beginning of year.............................   440,672       562,453
                                                       ---------  ------------
Cash at end of year................................... $ 562,453  $        --
                                                       =========  ============



                       See notes to financial statements.

                         GABLES AT BRIGHTON ASSOCIATES
                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

  Gables at Brighton Associates (the "Partnership") is a general partnership that owned, operated, and managed an assisted living facility known as The Gables at Brighton ("Property") located in Rochester, New York. On December 27, 1996 the Property was sold by the Partnership to a third party for net proceeds of $10.4 million, resulting in a gain of $4.9 million. As of December 31, 1996 the proceeds from the sale have been distributed to the partners and the Partnership has no assets or liabilities at that date.

RESIDENT FEE REVENUE

  Resident fee revenue was recorded when services were rendered and consisted of fees for basic housing, support services and fees associated with additional services such as personalized health and assisted living care.

REAL ESTATE

  Expenditures for ordinary maintenance and repairs were expensed to operations as incurred. Significant renovations and improvements which improve and/or extend the useful life of the asset were capitalized and depreciated over their estimated useful life. Interest incurred during construction periods was capitalized as a component of the building cost.

  Depreciation was calculated using the straight-line method over the estimated useful lives of assets, which were as follows:

             Building and improvements.. 20-27.5 years
             Furniture and equipment....     5-7 years

INCOME TAXES

  The Partnership pays no income taxes and the income or loss from the Partnership is includable on the respective federal income tax returns of the partners.

USE OF ESTIMATES

  The preparation of the financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. RELATED PARTY TRANSACTIONS

  In connection with the operation of the Property, an affiliate of one of the partners was entitled to management fees equal to 2.5% of resident fees and 5% of cash flows, as defined. Amounts due to affiliate are for amounts due for the above fees and are non-interest bearing and payable upon demand.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors of
Brookdale Living Communities, Inc.

  We have audited the accompanying combined balance sheets of the Park Place Facilities as of December 31, 1995 and 1996 and the related combined statements of operations, changes in partners' capital/owners' equity and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Park Place Facilities' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Park Place Facilities at December 31, 1995 and 1996, and the combined results of its operations and its cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
February 18, 1997

                             PARK PLACE FACILITIES
                            COMBINED BALANCE SHEETS

                                                            DECEMBER 31,
                                                       -----------------------
                                                          1995        1996
ASSETS
Current assets:
Cash and cash equivalents............................. $  536,798  $   269,913
Cash--restricted......................................     46,976       50,594
                                                       ----------  -----------
Total current assets..................................    583,774      320,507
Real estate, at cost:
Land..................................................    285,168      285,168
Buildings and improvements............................  4,944,247    9,271,066
Furniture and equipment...............................    500,058    1,176,323
Construction-in-progress..............................  2,784,825          --
                                                       ----------  -----------
                                                        8,514,298   10,732,557
Accumulated depreciation..............................   (871,146)  (1,344,130)
                                                       ----------  -----------
                                                        7,643,152    9,388,427
Deferred financing fees, net of accumulated
 amortization of $13,548 at December 31, 1996.........        --       134,250
Other.................................................      4,017      197,885
                                                       ----------  -----------
Total assets.......................................... $8,230,943  $10,041,069
                                                       ==========  ===========
LIABILITIES AND PARTNERS' CAPITAL/OWNERS' EQUITY
Current liabilities:
Mortgage notes payable................................ $  242,904  $ 4,883,439
Accounts payable and accrued expenses.................     59,465      188,614
Tenant security deposits..............................     21,600       36,500
                                                       ----------  -----------
Total current liabilities.............................    323,969    5,108,553
Mortgage notes payable................................  5,489,411    3,286,888
                                                       ----------  -----------
Total liabilities.....................................  5,813,380    8,395,441
Partners' capital/owners' equity......................  2,417,563    1,645,628
                                                       ----------  -----------
Total liabilities and partners' capital/owners'
 equity............................................... $8,230,943  $10,041,069
                                                       ==========  ===========


                  See notes to combined financial statements.

                             PARK PLACE FACILITIES
                       COMBINED STATEMENTS OF OPERATIONS

                                                         YEAR ENDED DECEMBER
                                                                 31,
                                                        ----------------------
                                                           1995        1996
REVENUE
Resident fees.......................................... $1,130,722  $2,200,534
EXPENSES
Facility operating.....................................    593,593   1,494,178
Real estate taxes......................................     61,675      67,628
Depreciation and amortization..........................    239,405     486,532
Interest...............................................    193,303     477,520
Property management fee--affiliate.....................     55,688     131,047
                                                        ----------  ----------
Total expenses.........................................  1,143,664   2,656,905
                                                        ----------  ----------
Net loss............................................... $  (12,942) $ (456,371)
                                                        ==========  ==========




                  See notes to combined financial statements.

                             PARK PLACE FACILITIES
       COMBINED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL/OWNERS' EQUITY

                                 PARK PLACE
                             GENERAL PARTNERSHIP PARK PLACE II, LLC   TOTAL
Partners' capital/owners'
 equity at January 1, 1995..      $805,505           $      --      $  805,505
  Contributions.............           --             1,650,000      1,650,000
  Distributions.............       (25,000)                 --         (25,000)
  Net income (loss).........       (23,506)              10,564        (12,942)
                                  --------           ----------     ----------
Partners' capital/owners'
 equity at December 31,
 1995.......................       756,999            1,660,564      2,417,563
  Distributions.............       (25,000)            (290,564)      (315,564)
  Net income (loss).........        95,958             (552,329)      (456,371)
                                  --------           ----------     ----------
Partners'
 capital/owners'equity at
 December 31, 1996..........      $827,957           $  817,671     $1,645,628
                                  ========           ==========     ==========





                  See notes to combined financial statements.

                             PARK PLACE FACILITIES
                       COMBINED STATEMENTS OF CASH FLOWS

                                                      YEAR ENDED DECEMBER 31,
                                                      ------------------------
                                                         1995         1996
OPERATING ACTIVITIES
Net loss............................................  $   (12,942) $  (456,371)
Adjustments to reconcile net loss to net cash
 provided by (used in) operating activities:
  Depreciation and amortization.....................      239,405      486,532
  Changes in operating assets and liabilities:
    Increase in cash-restricted.....................      (19,528)      (3,618)
    Increase in other assets........................       (1,640)    (193,868)
    Increase in accounts payable and accrued
     expenses.......................................       49,107      129,149
    Increase in tenant security deposits............          600       14,900
                                                      -----------  -----------
Net cash provided by (used in) operating activities.      255,002      (23,276)
INVESTING ACTIVITIES
Additions to real estate............................   (2,839,186)  (2,218,259)
                                                      -----------  -----------
Cash used in investing activities...................   (2,839,186)  (2,218,259)
FINANCING ACTIVITIES
Repayment of mortgage notes payable.................     (381,091)    (242,904)
Proceeds from mortgage note payable.................    1,771,648    2,680,916
Increase in deferred financing costs................          --      (147,798)
Contributions from partners.........................    1,650,000          --
Distributions to partners...........................      (25,000)    (315,564)
                                                      -----------  -----------
Net cash provided by financing activities...........    3,015,557    1,974,650
                                                      -----------  -----------
Net increase (decrease) in cash.....................      431,373     (266,885)
Cash and cash equivalents at beginning of year......      105,425      536,798
                                                      -----------  -----------
Cash and cash equivalents at end of year............  $   536,798  $   269,913
                                                      ===========  ===========


                  See notes to combined financial statements.

                             PARK PLACE FACILITIES
                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

  The Park Place Facilities ("Park Place") represents a combination of a general partnership and a limited liability corporation described below ("Ownership Entities") that own, operate, and manage assisted living facilities ("Properties"). The Properties are under the common management of Senior Living Management Services ("SLM"). A principal of SLM also has ownership interests in the Ownership Entities. Pursuant to the formation transactions more fully described elsewhere in this Registration Statement and Prospectus, the Park Place Facilities will be owned and operated by a newly formed corporation Brookdale Living Communities, Inc. (the "Company"), whose shares are being registered pursuant to this Registration Statement.

  The Ownership Entities and Properties owned and operated by SLM are as follows:

         PARTNERSHIP                    PROPERTY                  LOCATION
Park Place General Partnership     Park Place Phase I        Spokane, Washington
Park Place II, LLC                 Park Place Phase II       Spokane, Washington

  The combined financial statements include the operations of Park Place Phase I from January 1, 1995 and Park Place Phase II from February 1996 (facility commenced operations--special care facility in February 1996 and assisted living facility in May 1996). All significant intercompany accounts and transactions have been eliminated in combination.

RESIDENT FEES REVENUE

  Resident fees revenue is recorded when services are rendered and consist of fees for basic housing, support services and fees associated with additional services such as personalized health and assisted living care.

REAL ESTATE

  At December 31, 1995, the Properties were carried at cost which was not in excess of net realizable value as determined by management. In March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of," under which the Partnerships would be required to recognize impairment losses for the Properties when indicators of impairment are present and the Properties' expected undiscounted cash flows are not sufficient to recover the Properties' carrying value. The Partnerships adopted Statement No. 121 effective January 1, 1996 with no impact on the accompanying combined financial statements.

  Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Significant renovations and improvements which improve and/or extend the useful life of the asset are capitalized and depreciated over their estimated useful life. Interest and other direct costs incurred during construction periods are capitalized as a component of building cost.

  Depreciation is calculated using straight-line and accelerated methods over the estimated useful lives of assets, which are as follows:

      Buildings and improvements.................................. 27.5-39 years
      Furniture and equipment.....................................     5-7 years

CASH AND CASH EQUIVALENTS

  The Ownership Entities consider all cash accounts and money market funds and certificates of deposit with an original maturity of three months or less when purchased to be cash and cash equivalents.

                             PARK PLACE FACILITIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


DEFERRED FINANCING FEES

  Deferred financing fees are amortized using the straight-line method over the term of the mortgage notes payable.

INCOME TAXES

  The Ownership Entities pay no income taxes and the income or loss from the Ownership Entities is includable on the respective federal income tax returns of the partners/members.

USE OF ESTIMATES

  The preparation of the combined financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

2. CASH--RESTRICTED

  In accordance with mortgage note payable agreements described in Note 3, the Ownership Entities are required to maintain escrow deposits for real estate taxes, repairs, and other operating activities.

3. LONG-TERM DEBT

                                                            DECEMBER 31,
                                                        ---------------------
                                                           1995       1996
MORTGAGE NOTES PAYABLE
Fixed rate mortgage notes payable, financial
 institution, interest at 3.25% with monthly principal
 and interest payments through maturity in 2012. (A)... $3,513,852 $3,365,758
Mortgage note payable, financial institution, interest
 at prime plus 1% per annum payable monthly, with a
 lump-sum payment at maturity in May, 1997. (A)........  1,771,648  4,452,564
Notes payable various individuals, are unsecured and
 bear interest at prime plus 1% per annum with monthly
 principal and interest payments through maturities in
 1997 through 1999.....................................    446,815    352,005
                                                        ---------- ----------
                                                        $5,732,315 $8,170,327
                                                        ========== ==========

---------------------
(A) Mortgage notes payable are collateralized by the Ownership Entities real estate assets.

  The aggregate amount of all principal payments for the mortgage notes payable are as follows:

             YEAR ENDED DECEMBER 31,
             1997.......................... $4,883,439
             1998..........................    204,409
             1999..........................    248,425
             2000..........................    184,203
             2001..........................    190,280
             Thereafter....................  2,459,571
                                            ----------
                                            $8,170,327
                                            ==========

  Total interest incurred and paid on the mortgage notes and other notes payable was $193,303 and $510,813 for the years ended December 31, 1995, and 1996, respectively, of which $33,293 was capitalized in 1996.

                             PARK PLACE FACILITIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


4. RELATED PARTY TRANSACTIONS

  In connection with the organization of the Ownership Entities and the development and financing of the Properties, SLM and certain ownership members are entitled to payments and fees for various services provided. Such amounts incurred for the years ended December 31, 1995, and 1996 are summarized as follows:

                                                       YEAR ENDED DECEMBER 31,
                                                       -----------------------
                                                          1995         1996
      Property management fees (a).................... $    55,688 $    131,047
      Development fees(b).............................     550,000          --

---------------------
(a) SLM is entitled to the following management fees:
  . Base fees range from the greater of 5% of monthly gross revenue or $5,000 up to 95% occupancy.
  .Incentive fees are 12% of incremental gross revenue, as defined at occupancy over 95%.
(b) Certain ownership members of the Park Place II, LLC received development fees of $550,000 related to the development and financing of Park Place Phase II. These fees were capitalized as a component of real estate costs.

5. FAIR VALUES OF FINANCIAL INSTRUMENTS

  Cash and cash equivalents, cash-restricted, fixed and variable rate mortgage notes payable and other variable rate notes payable are reflected in the accompanying combined balance sheets at amounts considered by management to reasonably approximate fair value. Management estimates the fair value of its long-term fixed rate notes payable generally using discounted cash flow analysis based upon SLM's current borrowing rate for debt with similar maturities.

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
Brookdale Living Communities, Inc.

  We have audited the accompanying consolidated balance sheet of BLC Property, Inc. and subsidiaries, a Delaware corporation, as of December 31, 1996 and the related consolidated statements of operations, stockholder's equity and cash flows for the period from December 12, 1996 (inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the financial statements provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of BLC Property, Inc. and subsidiaries at December 31, 1996, and the consolidated results of their operations and their cash flows for the period from December 12, 1996 (inception) to December 31, 1996 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
February 18, 1997

                      BLC PROPERTY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1996

ASSETS
Current assets:
Cash............................................................... $  185,742
Accounts receivable................................................     21,696
Prepaid rent and other.............................................    760,185
                                                                    ----------
Total current assets...............................................    967,623
Deferred costs.....................................................    231,722
Other..............................................................      6,317
                                                                    ----------
Total assets....................................................... $1,205,662
                                                                    ==========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Prepaid sublease rent-affiliate.................................... $  490,834
Prepaid tenant rent................................................    124,889
Accrued real estate taxes..........................................     34,958
Accounts payable and accrued expenses..............................    126,994
Tenant security deposits...........................................    306,531
Due to affiliate...................................................    117,258
Other..............................................................      3,879
                                                                    ----------
Total current liabilities..........................................  1,205,343
Stockholder's equity:
Common Stock, $.01 par value, 100 shares authorized, issued and
 outstanding.......................................................          1
Additional paid-in capital.........................................        999
Retained deficit...................................................       (681)
                                                                    ----------
Total stockholder's equity.........................................        319
                                                                    ----------
Total liabilities and stockholder's equity......................... $1,205,662
                                                                    ==========



                See notes to consolidated financial statements.

                      BLC PROPERTY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
         PERIOD FROM DECEMBER 12, 1996 (INCEPTION) TO DECEMBER 31, 1996

REVENUE
Resident fees......................................................... $83,962
EXPENSES
Facility operating....................................................  50,459
Real estate taxes.....................................................   3,843
Rent..................................................................  30,795
                                                                       -------
Total expenses........................................................  85,097
                                                                       -------
Loss before income taxes..............................................  (1,135)
Income tax benefit....................................................     454
                                                                       -------
Net loss.............................................................. $  (681)
                                                                       =======





                See notes to consolidated financial statements.

                      BLC PROPERTY, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
         PERIOD FROM DECEMBER 12, 1996 (INCEPTION) TO DECEMBER 31, 1996

                                       ADDITIONAL PAID-IN CAPITAL
                                       --------------------------
                          COMMON STOCK
                          -------------  PAID-IN      NOTE      RETAINED
                          SHARES AMOUNT  CAPITAL   RECEIVABLE   EARNINGS TOTAL
Issuance of common
 stock..................   100    $ 1   $      999 $       --    $ --    $1,000
Additional contribution.   --     --     8,543,911  (8,543,911)    --       --
Net loss for the period.   --     --           --          --     (681)    (681)
                           ---    ---   ---------- -----------   -----   ------
Balance at December 31,
 1996...................   100    $ 1   $8,544,910 $(8,543,911)  $(681)  $  319
                           ===    ===   ========== ===========   =====   ======





                See Notes to consolidated financial statements.

                       BLC PROPERTY INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
         PERIOD FROM DECEMBER 12, 1996 (INCEPTION) TO DECEMBER 31, 1996

OPERATING ACTIVITIES
Net loss............................................................ $   (681)
Adjustments to reconcile net loss to net cash provided by operating activities
  Increases in operating assets and liabilities:
    Accounts receivable.............................................  (21,696)
    Prepaid rent and other.......................................... (760,185)
    Deferred costs.................................................. (231,722)
    Other assets....................................................   (6,317)
    Prepaid sublease rent-affiliate.................................  490,834
    Prepaid tenant rent.............................................  124,889
    Accrued real estate taxes.......................................   34,958
    Accounts payable and accrued expenses...........................  126,994
    Tenant security deposits........................................  306,531
    Other current liabilities.......................................    3,879
                                                                     --------
Net cash provided by operating activities...........................   67,484
FINANCING ACTIVITIES
  Proceeds from issuance of common stock............................    1,000
  Increase due to affiliate.........................................  117,258
                                                                     --------
Cash provided by financing activities...............................  118,258
                                                                     --------
Net increase in cash and cash at end of period...................... $185,742
                                                                     ========



                See notes to consolidated financial statements.

                      BLC PROPERTY, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

1. ORGANIZATION

  BLC Property, Inc. (the "Company") was incorporated in Delaware under the Delaware General Corporation Law on December 12, 1996. The Company was formed in order to consolidate and expand the senior and assisted living facilities owned and operated by The Prime Group, Inc. and its affiliates ("PGI"). Pursuant to the formation transactions more fully described elsewhere in this Registration Statement and Prospectus, the Company will be operated by a newly formed corporation, Brookdale Living Communities, Inc. ("Brookdale"), whose shares are being registered pursuant to this Registration Statement.

  The Company formed the following wholly owned subsidiaries (collectively-- the Operating Subsidiaries):

    Brookdale Living Communities of Illinois, Inc.

    Brookdale Living Communities of Arizona, Inc.

    Brookdale Living Communities of New York, Inc.

  The Company began leasing the following properties (Leased Facilities) on December 27, 1996 (see Note 4):

      PROPERTY                                     PREVIOUS OWNER
      The Hallmark.................. Hallmark Partners, L.P.
                                      (Original Facilities)
      Springs of East Mesa.......... East Mesa Senior Living Limited Partnership
                                      (Activelife Facilities)
      The Gables at Brighton........ Gables at Brighton Associates

  The Company has subleased The Hallmark to Hallmark Partners, L.P. (see Note
4). The previous owners and related financial statements are more fully described elsewhere in this Registration Statement and Prospectus.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The consolidated financial statements includes the operations of the Company and the Operating Subsidiaries for the period from December 12, 1996 (inception) to December 31, 1996. All significant intercompany accounts and transactions have been eliminated in consolidation.

 Resident Fee Revenue

  Resident fee revenue is recorded when services are rendered and consist of fees for basic housing, support services and fees associated with additional services such as personalized health and assisted living care.

 Deferred Costs

  Deferred leasing costs are amortized using the straight-line method over the term of the related leases. Deferred organization costs are amortized using the straight-line method over five years.

 Income Taxes

  The Company and its wholly owned subsidiaries file federal and certain state income tax returns on a consolidated basis.

                      BLC PROPERTY, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


USE OF ESTIMATES

  The preparation of the consolidated financial statements in accordance with generally accepted accounting principals requires management to make estimates and assumptions that affect amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

3. DEFERRED COST

  Deferred costs consist of the following:

             Deferred leasing................ $187,243
             Deferred organization...........   44,479
                                              --------
                                              $231,722
                                              ========

  No amortization expense was recorded in 1996.

4. LEASES

  BLC entered into a lease agreement (Lease Agreement) with Health and Retirement Properties Trust (HRPT), to lease the Leased Facilities. The Lease Agreement has an initial term of 23 years with options to extend the term for two consecutive 25 year terms and requires monthly payments ranging from $692,709 to $802,084. The Lease Agreement also requires additional rent beginning in 1999 related to increases in revenue, as defined, generated by the Leased Facilities. Future minimum annual rental expense to be recorded over the term of the Lease Agreement is $9,510,877. Included in prepaid rent and other at December 31, 1996 is $692,709 of prepaid rent related to these leases. Included in other liabilities at December 31, 1996 is $13,309 for the effect of straight-lining of rental payments in 1996, net of $9,430 for the effect of straight-lining sublease rental payments in 1996 described below.

  The Lease Agreement provides for various operating covenants including that the Company maintain a tangible net worth equal to one year's minimum rent. The Lease Agreement provides that any demand notes receivable from the Company's stockholder can be included in calculating tangible net worth (see
Note 5).

  The Company has subleased The Hallmark to Hallmark Partners, L.P., an affiliate of PGI, under comparable lease terms with monthly lease payments ranging from $490,834 to $568,334 over the life of the lease. Future minimum annual sublease rental income to be recorded over the life of the sublease agreement is $6,739,136. Included in prepaid sublease rent-affiliate at December 31, 1996 is $490,834 of prepaid rent from this sublease.

  Rent expense in the consolidated statement of operations is recorded net of sublease income of $74,875 received from the above sublease.

5. NOTE RECEIVABLE--STOCKHOLDER

  As described in Note 4 the Company is required to maintain a minimum net worth equal to one year of minimum rental payments. The Company's stockholder has provided a capital contribution evidenced by a note. The note bears interest at prime, per annum, and is due on demand. The balance of the note receivable will be adjusted as necessary for the Company to maintain the minimum net worth requirement of the Lease Agreement.

6. INCOME TAXES

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

                      BLC PROPERTY, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


7. RELATED PARTY TRANSACTIONS

  Amounts due to affiliates are advances made by affiliates that bear interest at prime rate and are due on the earlier of the closing of Brookdale's initial public offering or January 1, 1998. Payments of amounts due to affiliates are subordinated to payments required under the Lease Agreement.

8. EMPLOYEE BENEFIT PLAN

  The Company established 401(k) plans for all employees that meet minimum employment criteria. The plans provide that the participants may defer up to 15% of their eligible compensation on a pre-tax basis subject to certain maximum amounts. The Company will contribute an additional 25% of the employee's contribution to the plan, up to $500 per employee per annum. Employees are always 100% vested in their own contributions and vested in Company contributions over five years. The Company made no contributions for the period ended December 31, 1996.

9. FAIR VALUES OF FINANCIAL INSTRUMENTS

  Cash and the variable rate note receivable-stockholder are reflected in the accompanying consolidated balance sheet at amounts considered by management to reasonably approximate fair value.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Brookdale Living Communities, Inc.

  We have audited the accompanying balance sheets of the Gables at Farmington Associates as of September 30, 1997 and December 31, 1996 and the related statements of income, partners' capital and cash flows for the period from January 1, 1997 to September 30, 1997 and for the year ended December 31, 1996. These financial statements are the responsibility of the Gables at Farmington's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Gables at Farmington Associates at September 30, 1997 and December 31, 1996, and the results of its operations and its cash flows for the period from January 1, 1997 to September 30, 1997 and for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
October 27, 1997, except for the 2nd paragraph of Note 2, as to which the date is November 24, 1997

                        GABLES AT FARMINGTON ASSOCIATES
                                 BALANCE SHEETS

                                                        SEPTEMBER    DECEMBER
                                                           30,          31,
                                                          1997         1996
                                                            --------------------
ASSETS
Current assets:
Cash.................................................. $   283,320  $   268,382
Restricted cash.......................................     371,173      373,173
Prepaid expenses and other............................     102,423       61,043
                                                       -----------  -----------
Total current assets..................................     756,916      702,598
Real estate, at cost:
Land, building and improvements.......................  16,912,140   16,854,927
Furniture and equipment...............................     509,601      509,601
                                                       -----------  -----------
                                                        17,421,741   17,364,528
Accumulated depreciation..............................  (3,961,461)  (3,583,830)
                                                       -----------  -----------
                                                        13,460,280   13,780,698
                                                       -----------  -----------
Total assets.......................................... $14,217,196  $14,483,296
                                                       ===========  ===========
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
Accounts payable and accrued expenses................. $    63,916  $   112,488
Mortgage note payable--affiliate......................  11,550,000   11,550,000
Tenant security deposits..............................     420,239      354,704
Due to affiliate......................................      23,747       18,667
                                                       -----------  -----------
Total current liabilities.............................  12,057,902   12,035,859
Partners' capital.....................................   2,159,294    2,447,437
                                                       -----------  -----------
Total liabilities and partners' capital............... $14,217,196  $14,483,296
                                                       ===========  ===========


                       See notes to financial statements.

                        GABLES AT FARMINGTON ASSOCIATES
                              STATEMENTS OF INCOME

                                                       PERIOD FROM
                                                       JANUARY 1,
                                                         1997 TO     YEAR ENDED
                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1997          1996
                                                             -------------------
REVENUE
Resident fees........................................  $3,418,687    $4,224,046
EXPENSES
Facility operating...................................   1,500,465     1,984,778
Interest expense--affiliate..........................     963,937     1,293,778
Real estate taxes....................................     156,827       202,641
Depreciation.........................................     377,631       503,508
Management fee--affiliate............................     182,096       218,789
                                                       ----------    ----------
Total expenses.......................................   3,180,956     4,203,494
                                                       ----------    ----------
Net income...........................................  $  237,731    $   20,552
                                                       ==========    ==========




                       See notes to financial statements.

                        GABLES AT FARMINGTON ASSOCIATES
                        STATEMENTS OF PARTNERS' CAPITAL

PARTNERS' CAPITAL AT JANUARY 1, 1996................................ $2,873,087
Distributions.......................................................   (446,202)
Net income..........................................................     20,552
                                                                     ----------
PARTNERS' CAPITAL AT DECEMBER 31, 1996..............................  2,447,437
Distributions.......................................................   (525,874)
Net income..........................................................    237,731
                                                                     ----------
PARTNERS' CAPITAL AT SEPTEMBER 30, 1997............................. $2,159,294
                                                                     ==========





                       See notes to financial statements.

                        GABLES AT FARMINGTON ASSOCIATES
                            STATEMENTS OF CASH FLOWS

                                                     PERIOD FROM
                                                     JANUARY 1,
                                                       1997 TO     YEAR ENDED
                                                    SEPTEMBER 30, DECEMBER 31,
                                                        1997          1996
                                                              ----------------
OPERATING ACTIVITIES
Net income.........................................   $ 237,731    $  20,552
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation.....................................     377,631      503,508
  Changes in operating assets and liabilities:
    (Increase) decrease in prepaid expenses and
     other assets..................................     (41,380)       6,631
    Decrease in accounts payable and accrued
     expenses......................................     (48,572)     (48,937)
    Increase in tenant security deposits...........      65,535       17,263
    Increase in due to affiliate...................       5,080        3,928
                                                      ---------    ---------
Net cash provided by operating activities..........     596,025      502,945
INVESTING ACTIVITIES
Additions to real estate...........................     (57,213)     (53,485)
                                                      ---------    ---------
Cash used in investing activities..................     (57,213)     (53,485)
FINANCING ACTIVITIES
Distributions to partners..........................    (525,874)    (446,202)
Decrease (increase) in restricted cash.............       2,000      (37,963)
                                                      ---------    ---------
Net cash used in financing activities..............    (523,874)    (484,165)
                                                      ---------    ---------
Net increase (decrease) in cash....................      14,938      (34,705)
Cash at beginning of period........................     268,382      303,087
                                                      ---------    ---------
Cash at end of period..............................   $ 283,320    $ 268,382
                                                      =========    =========



                       See notes to financial statements.

                        GABLES AT FARMINGTON ASSOCIATES
                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

  Gables at Farmington Associates (the Partnership) is a general partnership that owns, operates, and manages an assisted living facility known as The Gables at Farmington (Property) located in Farmington, Connecticut.

  The Partnership intends to sell the Property to an unaffiliated third party. The sale is anticipated to close in November 1997.

RESIDENT FEE REVENUE

  Resident fee revenue was recorded when services were rendered and consisted of fees for basic housing, support services and fees associated with additional services such as personalized health and assisted living care.

REAL ESTATE

  Expenditures for ordinary maintenance and repairs were expensed to operations as incurred. Significant renovations and improvements which improve and/or extend the useful life of the asset were capitalized and depreciated over their estimated useful life.

  Depreciation was calculated using the straight-line method over the estimated useful lives of assets, which were as follows:

             Building and improvements..... 7-40 years
             Furniture and fixtures........  5-7 years

INCOME TAXES

  The Partnership pays no income taxes and the income or loss from the Partnership is includable on the respective federal income tax returns of the partners.

USE OF ESTIMATES

  The preparation of the financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. MORTGAGE NOTE PAYABLE--AFFILIATE

  The Partnership has a mortgage note payable to one of the partners (the "Lending Partner") in the amount of $11,550,000, collateralized by the Property. The note bears interest of 11% per annum payable monthly with principal due at maturity. The mortgage note payable originally matured on January 2, 1996. The Lending Partner has not foreclosed on the mortgage note payable and has left the terms intact.

  On November 24, 1997, the Partnership sold the Property and used the proceeds to repay the mortgage note payable.

  During 1997 and 1996, the Partnership made interest payments of $963,937 and $1,293,778, respectively.

3. RELATED PARTY TRANSACTIONS

  In connection with the operation of the Property, an affiliate of one of the partners was entitled to management fees equal to 2.5% of actual receipts of all revenues received and 5% of cash flows, as defined. Amounts due to affiliate are for amounts due for the above fees and are noninterest bearing and payable upon demand.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Brookdale Living Communities, Inc.

  We have audited the accompanying balance sheets of The Classic at West Palm Beach Limited Partnership as of September 30, 1997 and December 31, 1996 and the related statements of operations, partners' deficit and cash flows for the period from January 1, 1997 to September 30, 1997 and for the year ended December 31, 1996. These financial statements are the responsibility of The Classic at West Palm Beach Limited Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Classic at West Palm Beach Limited Partnership at September 30, 1997 and December 31, 1996, and the results of its operations and its cash flows for the period from January 1, 1997 to September 30, 1997 and for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
October 23, 1997

               THE CLASSIC AT WEST PALM BEACH LIMITED PARTNERSHIP
                                 BALANCE SHEETS

                                                       SEPTEMBER    DECEMBER
                                                       30, 1997     31, 1996
                                                      -----------  -----------
ASSETS
Current assets:
Cash................................................. $   625,650  $   606,383
Restricted cash......................................     627,259      301,260
Prepaid expenses and other...........................     450,152      526,072
                                                      -----------  -----------
Total current assets.................................   1,703,061    1,433,715
Real estate, at cost:
Land, building and improvements......................  23,841,954   23,841,954
Furniture and equipment..............................     938,402      907,321
                                                      -----------  -----------
                                                       24,780,356   24,749,275
Accumulated depreciation.............................  (4,474,062)  (3,998,505)
                                                      -----------  -----------
                                                       20,306,294   20,750,770
Deferred financing fees, net of accumulated
 amortization of $310,100 in 1997 and $279,631
 in 1996.............................................   1,310,201    1,340,670
                                                      -----------  -----------
Total assets......................................... $23,319,556  $23,525,155
                                                      ===========  ===========
LIABILITIES AND PARTNERS' DEFICIT
Current liabilities:
Mortgage note payable................................ $   104,713  $    97,721
Accounts payable and accrued expenses................     699,783      522,879
Tenant security deposits.............................     522,608      533,997
Due to affiliate.....................................     753,116      863,522
                                                      -----------  -----------
Total current liabilities............................   2,080,220    2,018,119
Mortgage note payable, less current maturities.......  22,036,275   22,115,707
Interest due to affiliates...........................   3,460,564    3,460,564
                                                      -----------  -----------
Total liabilities....................................  27,577,059   27,594,390
Partners' deficit....................................  (4,257,503)  (4,069,235)
                                                      -----------  -----------
Total liabilities and partners' deficit.............. $23,319,556  $23,525,155
                                                      ===========  ===========


                       See notes to financial statements.

               THE CLASSIC AT WEST PALM BEACH LIMITED PARTNERSHIP
                            STATEMENTS OF OPERATIONS

                                                      PERIOD FROM
                                                      JANUARY 1,
                                                        1997 TO     YEAR ENDED
                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1997          1996
                                                     ------------- ------------
REVENUE
Resident fees.......................................  $5,104,444    $6,594,686
EXPENSES
Facility operating..................................   2,970,146     3,907,898
Interest expense....................................   1,404,251     1,841,745
Real estate taxes...................................     207,000       301,917
Depreciation and amortization.......................     506,026       674,900
Management fee--affiliate...........................     205,289       263,255
                                                      ----------    ----------
Total expenses......................................   5,292,712     6,989,715
                                                      ----------    ----------
Net loss............................................  $ (188,268)   $ (395,029)
                                                      ==========    ==========




                       See notes to financial statements.

               THE CLASSIC AT WEST PALM BEACH LIMITED PARTNERSHIP
                        STATEMENTS OF PARTNERS' DEFICIT

PARTNERS' DEFICIT AT JANUARY 1, 1996.............................. $(3,674,206)
Net loss..........................................................    (395,029)
                                                                   -----------
PARTNERS' DEFICIT AT DECEMBER 31, 1996............................  (4,069,235)
Net loss..........................................................    (188,268)
                                                                   -----------
PARTNERS' DEFICIT AT SEPTEMBER 30, 1997........................... $(4,257,503)
                                                                   ===========





                       See notes to financial statements.

               THE CLASSIC AT WEST PALM BEACH LIMITED PARTNERSHIP
                            STATEMENTS OF CASH FLOWS

                                                     PERIOD FROM
                                                     JANUARY 1,
                                                       1997 TO     YEAR ENDED
                                                    SEPTEMBER 30, DECEMBER 31,
                                                        1997          1996
                                                    ------------- ------------
OPERATING ACTIVITIES
Net loss...........................................   $(188,268)   $(395,029)
Adjustments to reconcile net loss to net cash
 provided by operating activities:
  Depreciation and amortization....................     506,026      674,900
  Changes in operating assets and liabilities:
    Decrease (increase) in prepaid expenses and
     other assets..................................      75,920      (26,707)
    Increase (decrease) in accounts payable and
     accrued expenses..............................     176,904     (115,673)
    Increase (decrease) in tenant security deposit.     (11,389)      43,726
    Increase (decrease) in due to affiliate........    (110,406)     263,255
                                                      ---------    ---------
Net cash provided by operating activities..........     448,787      444,472
INVESTING ACTIVITIES
Additions to real estate...........................     (31,081)     (16,612)
                                                      ---------    ---------
Cash used in investing activities..................     (31,081)     (16,612)
FINANCING ACTIVITIES
Repayments of mortgage notes payable...............     (72,440)     (89,119)
Increase in restricted cash........................    (325,999)     (59,008)
                                                      ---------    ---------
Cash used in financing activities..................    (398,439)    (148,127)
                                                      ---------    ---------
Net increase in cash...............................      19,267      279,733
Cash at beginning of period........................     606,383      326,650
                                                      ---------    ---------
Cash at end of period..............................   $ 625,650    $ 606,383
                                                      =========    =========



                       See notes to financial statements.

              THE CLASSIC AT WEST PALM BEACH LIMITED PARTNERSHIP
                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

  The Classic at West Palm Beach Limited Partnership (the Partnership) is a limited partnership that owns, operates, and manages an assisted living facility known as The Classic at West Palm Beach (the Property) located in West Palm Beach, Florida. The Partnership has entered into an agreement to sell the Property to Brookdale Living Communities, Inc. for approximately $28.0 million.

RESIDENT FEE REVENUE

  Resident fee revenue was recorded when services were rendered and consisted of fees for basic housing, support services and fees associated with additional services such as personalized health and assisted living care.

REAL ESTATE

  Expenditures for ordinary maintenance and repairs were expensed to operations as incurred. Significant renovations and improvements which improve and/or extend the useful life of the asset were capitalized and depreciated over their estimated useful life.

  Depreciation was calculated using the straight-line method over the estimated useful lives of assets, which were as follows:

             Building and improvements..... 5-40 years
             Furniture and fixtures........  5-7 years

RESTRICTED CASH

  Pursuant to the terms of the mortgage note payable, the Partnership is required to maintain a replacement reserve account to fund capital expenditures associated with fixed asset replacements. The Partnership is also required to maintain a tax escrow account for real estate taxes and insurance payments. At September 30, 1997 and December 31, 1996, the amount of the replacement reserve was $294,941 and $254,179, respectively, and the amount of the tax escrow was $332,318 and $47,081, respectively.

INCOME TAXES

  The Partnership pays no income taxes and the income or loss from the Partnership is includable on the respective federal income tax returns of the partners.

USE OF ESTIMATES

  The preparation of the financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. MORTGAGE NOTE PAYABLE

  The Partnership has a mortgage note payable which requires principal and interest payments at an interest rate of 9.25% per annum payable monthly. The mortgage note payable matures on November 1, 2030.

  The mortgage note payable is coinsured by the note holder and the Federal Housing Administration of the United States Department of Housing and Urban Development under Section (S)221(d)(4) and pursuant to Section (S)244 of the National Housing Act.

              THE CLASSIC AT WEST PALM BEACH LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  Pursuant to the Amended and Restated Agreement of Limited Partnership, the general partner is required to pay to the Partnership, on a monthly basis, an interest rebate in the amount of the Libor rate plus 2 1/2% less the interest rate on the mortgage note. During 1997 and 1996, the Partnership received rebates of $134,601 and $216,838, respectively. These amounts have been recorded as a reduction of interest expense on the financial statements.

  During 1997 and 1996, the Partnership made net interest payments of $1,404,251 and $1,842,432, respectively.

3. INTEREST DUE TO AFFILIATES

  Interest due to affiliates represents unpaid interest on previous advances made to the Partnership which were forgiven and reclassified to partners equity upon the formation of the Agreement. This amount is noninterest bearing and will remain constant until paid.

4. RELATED PARTY TRANSACTIONS

  In connection with the operation of the Property, an affiliate of one of the partners was entitled to management fees equal to 4% of gross collections. Amounts due to affiliate are for amounts due for the above fees and are noninterest bearing and payable upon demand.

  In accordance with the Partnership Agreement dated November 15, 1993 (Agreement), the manager of the Property is to receive one half of the management fee as the first priority under the Distribution of Net Cash Flow and Extraordinary Receipts provision. The management fee has been accruing since the inception of the Agreement. The initial management fee payments were made in 1997 in the amount of $305,696.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Brookdale Living Communities, Inc.

  We have audited the accompanying balance sheets of Lincoln Harbor Village, L.P. as of September 30, 1997 and December 31, 1996 and the related statements of operations, partners' deficit and cash flows for the period from January 1, 1997 to September 30, 1997 and for the year ended December 31, 1996. These financial statements are the responsibility of Lincoln Harbor Village, L.P.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lincoln Harbor Village, L.P. at September 30, 1997 and December 31, 1996, and the results of its operations and its cash flows for the period from January 1, 1997 to September 30, 1997 and for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As more fully discussed in Note 3, the Partnership's operating property has a history of recurring operating losses, and the Partnership is anticipating cash flow deficits for 1997. These conditions raise substantial doubt about the Partnership's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability of assets or the amounts of liabilities that may result from the outcome of this uncertainty.

                                          ERNST & YOUNG LLP

Chicago, Illinois
November 24, 1997

                          LINCOLN HARBOR VILLAGE, L.P.
                                 BALANCE SHEETS

                                                       SEPTEMBER    DECEMBER
                                                       30, 1997     31, 1996
ASSETS
Current assets:
Cash................................................. $     3,278  $    13,659
Restricted cash......................................     291,137      330,840
Prepaid expenses and other...........................      32,344       51,242
                                                      -----------  -----------
Total current assets.................................     326,759      395,741
Real estate, at cost:
Land, building and improvements......................  18,127,087   18,079,221
Furniture and equipment..............................   1,600,119    1,536,688
                                                      -----------  -----------
                                                       19,727,206   19,615,909
Accumulated depreciation.............................  (3,929,884)  (3,453,933)
                                                      -----------  -----------
                                                       15,797,322   16,161,976
Deferred financing fees, net of accumulated
 amortization of $296,731 in 1997 and $266,704
 in 1996.............................................     103,630      133,657
                                                      -----------  -----------
Total assets......................................... $16,227,711  $16,691,374
                                                      ===========  ===========
LIABILITIES AND PARTNERS' DEFICIT
Current liabilities:
Mortgage note payable................................ $   151,065  $   137,300
Accounts payable and accrued expenses................     443,379      509,641
Tenant security deposits.............................     295,130      330,840
Accrued interest--affiliate..........................      92,810       92,810
                                                      -----------  -----------
Total current liabilities............................     982,384    1,070,591
Mortgage note payable--affiliate.....................  15,550,628   15,666,088
                                                      -----------  -----------
Total liabilities....................................  16,533,012   16,736,679
Partners' deficit....................................    (305,301)     (45,305)
                                                      -----------  -----------
Total liabilities and partners' deficit.............. $16,227,711  $16,691,374
                                                      ===========  ===========


                       See notes to financial statements.

                          LINCOLN HARBOR VILLAGE, L.P.
                            STATEMENTS OF OPERATIONS

                                                      PERIOD FROM
                                                      JANUARY 1,
                                                        1997 TO     YEAR ENDED
                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1997          1996
REVENUE
Resident fees.......................................  $2,802,926   $ 3,820,695
EXPENSES
Facility operating..................................   1,612,458     2,340,258
Interest expense....................................   1,139,660     1,536,144
Real estate taxes...................................     157,362       236,096
Depreciation and amortization.......................     505,978       662,475
Management fee......................................     145,737       206,546
                                                      ----------   -----------
Total expenses......................................   3,561,195     4,981,519
                                                      ----------   -----------
Net loss............................................  $ (758,269)  $(1,160,824)
                                                      ==========   ===========




                       See notes to financial statements.

                          LINCOLN HARBOR VILLAGE, L.P.
                        STATEMENTS OF PARTNERS' DEFICIT

PARTNERS' CAPITAL AT JANUARY 1, 1996.............................. $   495,115
Capital contributions.............................................     620,404
Net loss..........................................................  (1,160,824)
                                                                   -----------
PARTNERS' DEFICIT AT DECEMBER 31, 1996............................     (45,305)
Capital contributions.............................................     498,273
Net loss..........................................................    (758,269)
                                                                   -----------
PARTNERS' DEFICIT AT SEPTEMBER 30, 1997........................... $  (305,301)
                                                                   ===========





                       See notes to financial statements.

                          LINCOLN HARBOR VILLAGE, L.P.
                            STATEMENTS OF CASH FLOWS

                                                     PERIOD FROM
                                                     JANUARY 1,
                                                       1997 TO     YEAR ENDED
                                                    SEPTEMBER 30, DECEMBER 31,
                                                        1997          1996
                                                             -----------------
OPERATING ACTIVITIES
Net loss...........................................   $(758,269)  $(1,160,824)
Adjustments to reconcile net loss to net cash used
 in operating activities:
  Depreciation and amortization....................     505,978       662,475
  Changes in operating assets and liabilities:
    Decrease (increase) in prepaid expenses and
     other assets..................................      18,898       (27,541)
    Increase (decrease) in accounts payable and
     accrued expenses..............................     (66,262)        9,729
    Increase in tenant security deposit............     (35,710)       45,338
    Increase (decrease) in due to affiliate........         --         37,767
                                                      ---------   -----------
Net cash used in operating activities..............    (335,365)     (433,056)
INVESTING ACTIVITIES
Additions to real estate...........................    (111,297)      (19,067)
                                                      ---------   -----------
Cash used in investing activities..................    (111,297)      (19,067)
FINANCING ACTIVITIES
Capital contributions..............................     498,273       620,404
Repayments of mortgage notes payable...............    (101,695)     (124,706)
Increase in restricted cash........................      39,703       (52,980)
                                                      ---------   -----------
Net cash provided by financing activities..........     436,281       442,718
                                                      ---------   -----------
Net decrease in cash...............................     (10,381)       (9,405)
Cash at beginning of period........................      13,659        23,064
                                                      ---------   -----------
Cash at end of period..............................   $   3,278   $    13,659
                                                      =========   ===========



                       See notes to financial statements.

                         LINCOLN HARBOR VILLAGE, L.P.
                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

  The Lincoln Harbor Village L.P. (the Partnership) is a limited partnership that owns and operates an assisted living facility known as The Harbor Village (the Property) located in Chicago, Illinois. The Partnership has entered into an agreement to sell the Property to Brookdale Living Communities, Inc. for approximately $16.8 million.

RESIDENT FEE REVENUE

  Resident fee revenue was recorded when services were rendered and consisted of fees for basic housing, support services and fees associated with additional services such as personalized health and assisted living care.

REAL ESTATE

  Expenditures for ordinary maintenance and repairs were expensed to operations as incurred. Significant renovations and improvements which improve and/or extend the useful life of the asset were capitalized and depreciated over their estimated useful life.

  Depreciation was calculated using the straight-line method over the estimated useful lives of assets, which were as follows:

             Building and improvements.... 27-40 years
             Furniture and fixtures.......  5-10 years

INCOME TAXES

  The Partnership pays no income taxes and the income or loss from the Partnership is includable on the respective federal income tax returns of the partners.

USE OF ESTIMATES

  The preparation of the financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. MORTGAGE NOTE PAYABLE--AFFILIATE

  The Partnership has a mortgage note payable to one of the partners (the "Lending Partner"), in the original amount of $16,200,000, collateralized by the Property. The note bears interest of 9.625% per annum in monthly interest only payments of $129,937 during the first 36 months of the note term, until May 1993. Commencing in June 1993, monthly payments of principal and interest in the amount of $137,698 are due until maturity on May 1, 2000, when the entire unpaid balance of principal and interest is payable in full. During 1997 and 1996, the Partnership made interest payments of $1,137,790 and $1,561,793, respectively.

3. ABILITY TO SUSTAIN OPERATIONS

  The Property has incurred recurring operating losses. In addition, the Partnership anticipates that the Property will not generate sufficient funds to meet future operating expenses and debt service requirements. The general partner and certain of its affiliates have provided funding necessary to sustain operations through September 30, 1997. However, the Partnership's ability to continue as a going concern and to meet its obligations as they come due is ultimately dependent upon its ability to generate adequate cash flow from operations, to obtain continued funding from affiliates of cash deficits, or to obtain additional financing sources.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Brookdale Living Communities, Inc.

  We have audited the accompanying balance sheet of Brendenwood MRC Limited Partnership as of September 30, 1997 and the related statements of income and partners' deficit and cash flows period from January 1, 1997 to September 30, 1997. These financial statements are the responsibility of Brendenwood MRC Limited Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brendenwood MRC Limited Partnership at September 30, 1997 and the results of its operations and its cash flows for the period from January 1, 1997 to September 30, 1997, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Chicago, Illinois
November 24, 1997

                      BRENDENWOOD MRC LIMITED PARTNERSHIP
                                 BALANCE SHEET
                               SEPTEMBER 30, 1997

ASSETS
Current assets:
Cash.............................................................. $   435,319
Restricted cash...................................................     435,570
Prepaid expenses and other........................................      84,153
                                                                   -----------
Total current assets..............................................     955,042
Real estate, at cost:
Land, building and improvements...................................  10,847,536
Furniture and equipment...........................................   1,022,084
                                                                   -----------
                                                                    11,869,620
Accumulated depreciation..........................................  (3,200,232)
                                                                   -----------
                                                                     8,669,388
Deferred financing fees, net of accumulated amortization of
 $16,231..........................................................     114,800
                                                                   -----------
Total assets...................................................... $ 9,739,230
                                                                   ===========
LIABILITIES AND PARTNERS' DEFICIT
Current liabilities:
Mortgage note payable............................................. $    63,674
Accounts payable and accrued expenses.............................     285,103
                                                                   -----------
Total current liabilities.........................................     348,777
Mortgage note payable, less current maturities....................  10,914,678
                                                                   -----------
Total liabilities.................................................  11,263,455
Partners' deficit.................................................  (1,524,225)
                                                                   -----------
Total liabilities and partners' deficit........................... $ 9,739,230
                                                                   ===========


                       See notes to financial statements.

                      BRENDENWOOD MRC LIMITED PARTNERSHIP
                   STATEMENT OF INCOME AND PARTNERS' DEFICIT
               PERIOD FROM JANUARY 1, 1997 TO SEPTEMBER 30, 1997

REVENUE
Resident fees..................................................... $ 2,870,762
EXPENSES
Facility operating................................................   1,464,497
Interest expense..................................................     697,432
Real estate taxes.................................................     187,398
Depreciation and amortization.....................................     226,151
Management fee....................................................     133,025
                                                                   -----------
Total expenses....................................................   2,708,503
                                                                   -----------
Net income........................................................     162,259
Partners' deficit at January 1, 1997..............................  (1,686,484)
                                                                   -----------
Partners' deficit at September 30, 1997........................... $(1,524,225)
                                                                   ===========




                       See notes to financial statements.

                      BRENDENWOOD MRC LIMITED PARTNERSHIP
   STATEMENT OF CASH FLOWS PERIOD FROM JANUARY 1, 1997 TO SEPTEMBER 30, 1997

OPERATING ACTIVITIES
Net income...........................................................  $162,259
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization......................................   226,151
  Changes in operating assets and liabilities:
    Decrease in prepaid expenses and other assets....................    24,809
    Decrease in accounts payable and accrued expenses................   (60,640)
                                                                       --------
Net cash provided by operating activities............................   352,579
INVESTING ACTIVITIES
Additions to real estate.............................................   (62,239)
                                                                       --------
Cash used in investing activities....................................   (62,239)
FINANCING ACTIVITIES
Repayments of mortgage notes payable.................................   (47,249)
Increase in restricted cash..........................................   (21,790)
                                                                       --------
Cash used in financing activities....................................   (69,039)
                                                                       --------
Net increase in cash.................................................   221,301
Cash at beginning of period..........................................   214,018
                                                                       --------
Cash at end of period................................................  $435,319
                                                                       ========



                       See notes to financial statements.

                      BRENDENWOOD MRC LIMITED PARTNERSHIP
                         NOTES TO FINANCIAL STATEMENTS
               PERIOD FROM JANUARY 1, 1997 TO SEPTEMBER 30, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

  Brendenwood MRC Limited Partnership (the Partnership) is a limited partnership that owns, operates, and manages an assisted living facility known as The Brendenwood Retirement Community (the Property) located in Voorhees, New Jersey. The Partnership has entered into an agreement to sell the Property to Brookdale Living Communities, Inc. for approximately $15.8 million.

RESIDENT FEE REVENUE

  Resident fee revenue was recorded when services were rendered and consisted of fees for basic housing, support services and fees associated with additional services such as personalized health and assisted living care.

REAL ESTATE

  Expenditures for ordinary maintenance and repairs were expensed to operations as incurred. Significant renovations and improvements which improve and/or extend the useful life of the asset were capitalized and depreciated over their estimated useful life.

  Depreciation was calculated using the straight-line method over the estimated useful lives of assets, which were as follows:

             Building and improvements..... 5-40 years
             Furniture and fixtures........  5-7 years

RESTRICTED CASH

  Pursuant to the terms of the mortgage note payable, the Partnership is required to maintain a replacement reserve account to fund capital expenditures associated with fixed asset replacements. The Partnership is also required to maintain a tax escrow account for real estate taxes and insurance payments. At September 30, 1997, the amount of the replacement reserve was $308,981, and the amount of the tax escrow was $126,589.

INCOME TAXES

  The Partnership pays no income taxes and the income or loss from the Partnership is includable on the respective federal income tax returns of the partners.

USE OF ESTIMATES

  The preparation of the financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. MORTGAGE NOTE PAYABLE

  The Partnership has a mortgage note payable which requires principal and interest payments at an interest rate of 8.45% per annum payable monthly. The mortgage note payable matures February 2030. The Partnership made interest payments of $697,432 during the period.

  The mortgage note payable is coinsured by the note holder and the Federal Housing Administration of the United States Department of Housing and Urban Development under Section (S)221(d)(4) and pursuant to Section (S)244 of the National Housing Act.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
  NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDER-WRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITA-TION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE COMMON STOCK OF-FERED HEREBY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HERE-UNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMA-TION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                  -----------

                               TABLE OF CONTENTS

                                                                            PAGE
Prospectus Summary........................................................    1
Risk Factors..............................................................    6
Use of Proceeds...........................................................   12
Price Range of Common Stock...............................................   12
Dividend Policy...........................................................   12
Capitalization............................................................   13
Selected Financial Data...................................................   14
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   15
Business..................................................................   22
Management................................................................   33
Certain Transactions......................................................   38
Principal Stockholders....................................................   40
Description of Capital Stock..............................................   41
Shares Eligible for Future Sale...........................................   44
Underwriting..............................................................   45
Legal Matters.............................................................   46
Experts...................................................................   46
Additional Information....................................................   47
Index to Financial Statements.............................................  F-1

                                ---------------

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                               2,800,000 SHARES

                                     LOGO

                                 COMMON STOCK

                                ---------------

                                  PROSPECTUS

                                ---------------

                       FRIEDMAN, BILLINGS, RAMSEY & CO.,
                                     INC.

                                COWEN & COMPANY

                                           , 1997

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the various costs and expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. The Company will bear all of such expenses. All amounts are estimated except for the Securities and Exchange Commission ("SEC") registration fee, the National Association of Securities Dealers, Inc. ("NASD") filing fee and the Nasdaq National Market listing fee.

      SEC registration fee............................................. $17,808
      NASD filing fee..................................................   6,377
      Nasdaq National Market listing fee...............................  17,500
      Blue sky fees and expenses (including attorneys' fees and
       expenses).......................................................   5,000
      Accounting fees and expenses.....................................    *
      Legal fees and expenses..........................................    *
      Printing and engraving expenses..................................    *
      Transfer agent and registrar's fees..............................    *
      Miscellaneous....................................................    *
                                                                        -------
          Total........................................................ $
                                                                        =======

---------------------
*To be completed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Under Section 145 of the General Corporation Law of the State of Delaware ("Section 145"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in non-derivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. Section 145 provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation, and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 145 does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for expenses the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

  The Company's Amended and Restated By-laws (the "By-laws") provide for mandatory indemnification of directors and officers generally to the same extent authorized by Section 145. Under the By-laws, the Company shall advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that he or she is not entitled to indemnification.

  The Company maintains directors' and officers' liability insurance.

  The Company has also entered into indemnification agreements with each of the Company's directors and certain of its officers. The indemnification agreements require, among other things, that the Company indemnify such directors and officers to the fullest extent permitted by law, and advance to such directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company also must indemnify and advance all expenses incurred by such directors and officers seeking to enforce their rights under the indemnification agreements and cover such directors and officers under the Company's directors' and officers' liability insurance.

  The Company's Restated Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except (a) for any breach of the directors' duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful payments of dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which directors derive improper personal benefit.

  The Underwriting Agreement provides for indemnification by the Underwriters of the directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), under certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  The following sets forth certain information as to all securities sold by the Company within the last three years that were not registered under the Securities Act. As to all such transactions, an exemption is claimed under
Section 4(2) of the Securities Act.

  On September 4, 1996, the Company issued 100 shares of Common Stock to Michael W. Reschke for $10.00 per share, or an aggregate purchase price of $1,000. This Common Stock was purchased solely for investment purposes to facilitate the organization of the Company. On May 7, 1997, upon completion of the IPO, all of the shares so acquired by Mr. Reschke were redeemed by the Company for an aggregate redemption price of $1,000.

  On May 7, 1997, simultaneously with the completion of the IPO, the Company issued 2,157,500 shares of Common Stock to PGI in exchange for all of the capital stock of BLC, its interests in the Heritage and the Devonshire facilities and the operations relating to its senior and assisted living division and 342,500 shares of Common Stock to Mark J. Schulte in exchange for his interests in PGI's senior and assisted living division.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) EXHIBITS.

     EXHIBIT
     NUMBER   DESCRIPTION
     -------  -----------
      1.1*       Form of Underwriting Agreement
      3.1        Restated Certificate of Incorporation of the Company, as filed with the Securities and Exchange Commission on June 16, 1997 as Exhibit 3.1 to the Company's Form 10-Q (File No. 0-22253)
                 and incorporated herein by reference
      3.2        Amended and Restated By-laws of the Company, as filed with the
                 Securities and Exchange Commission on June 16, 1997 as Exhibit
                 3.2 to the Company's Form 10-Q (File No. 0-22253) and incorpo-
                 rated herein by reference
      4.1        Form of certificate representing Common Stock of the Company, as filed with the Securities and Exchange Commission on March
                 17, 1997 as Exhibit 10.14 to the Company's Registration State-
                 ment on Form S-1 (Registration No. 333-12259) and incorporated herein by reference
      5.1*       Opinion of Winston & Strawn regarding legality of shares being registered
     10.1        Formation Agreement dated as of May 7, 1997 by and among the
                 Company, PGI and Mark J. Schulte, as filed with the Securities and Exchange Commission on August 14, 1997 as Exhibit 10.1 to
                 the Company's Form 10-Q (File No. 0-22253) and incorporated herein by reference

     EXHIBIT
     NUMBER   DESCRIPTION
     -------  -----------
     10.2        Space Sharing Agreement dated as of May 7, 1997 by and between the Company and PGI, as filed with the Securities and Exchange
                 Commission on August 14, 1997 as Exhibit 10.2 to the Company's
                 Form 10-Q (File No. 0-22253) and incorporated herein by refer-
                 ence
     10.3        Registration Rights Agreement dated as of May 7, 1997 by and between the Company and PGI, as filed with the Securities and
                 Exchange Commission on August 14, 1997 as Exhibit 10.3 to the
                 Company's Form 10-Q (File No. 0-22253) and incorporated herein by reference
     10.4        Voting Agreement dated as of May 7, 1997 by and among the Com-
                 pany and PGI, as filed with the Securities and Exchange Com-
                 mission on August 14, 1997 as Exhibit 10.4 to the Company's
                 Form 10-Q (File No. 0-22253) and incorporated herein by refer-
                 ence
     10.5        Non-Compete Agreement dated as of May 7, 1997 by and among the
                 Company, PGI and Michael W. Reschke, as filed with the Securi-
                 ties and Exchange Commission on August 14, 1997 as Exhibit
                 10.5 to the Company's Form 10-Q (File No. 0-22253) and incor-
                 porated herein by reference
     10.6        Subscription Agreement dated September 4, 1996 by and between the Company and Michael W. Reschke, as filed with the Securi-
                 ties and Exchange Commission on September 18, 1996 as Exhibit
                 10.6 to the Company's Registration Statement on Form S-1 (File
                 No.
                 333-12259) and incorporated herein by reference
     10.7        Employment Agreement dated as of May 7, 1997 by and between the Company and Michael W. Reschke, as filed with the Securi-
                 ties and Exchange Commission on August 14, 1997 as Exhibit
                 10.6 to the Company's Form 10-Q (File No. 0-22253) and incor-
                 porated herein by reference
     10.8        Employment Agreement dated as of May 7, 1997 by and between the Company and Mark J. Schulte, as filed with the Securities and Exchange Commission on August 14, 1997 as Exhibit 10.7 to
                 the Company's Form 10-Q (File No. 0-22253) and incorporated herein by reference
     10.9        Employment Agreement dated as of May 7, 1997 by and between the Company and Darryl W. Copeland, Jr., as filed with the Se-
                 curities and Exchange Commission on August 14, 1997 as Exhibit
                 10.8 to the Company's Form 10-Q (File No. 0-22253) and incor-
                 porated herein by reference
     10.10       Employment Agreement dated as of May 7, 1997 by and between the Company and Matthew F. Whitlock, as filed with the
                 Securities and Exchange Commission on August 14, 1997 as
                 Exhibit 10.9 to the Company's Form 10-Q (File No. 0-22253) and
                 incorporated herein by reference
     10.11       Employment Agreement dated as of May 7, 1997 by and between the Company and Mark J. Iuppenlatz, as filed with the Securi-
                 ties and Exchange Commission on August 14, 1997 as Exhibit
                 10.10 to the Company's Form 10-Q (File No. 0-22253) and incor-
                 porated herein by reference
     10.12       Management Agreement dated as of May 7, 1997 by and between
                 Brookdale Living Communities of Texas, Inc. and The Island on
                 Lake Travis, Ltd., as filed with the Securities and Exchange
                 Commission on August 14, 1997 as Exhibit 10.11 to the
                 Company's Form 10-Q (File No. 0-22253) and incorporated herein by reference
     10.13       Submanagement Agreement dated as of May 7, 1997 by and between
                 Brookdale Living Communities of Minnesota, Inc. and Kenwood
                 Associates Limited Partnership, as filed with the Securities and Exchange Commission on August 14, 1997 as Exhibit 10.12 to
                 the Company's Form 10-Q (File No. 0-22253) and incorporated herein by reference

     EXHIBIT
     NUMBER   DESCRIPTION
     -------  -----------
     10.14*      Stock Incentive Plan
     10.15       Form of Indemnification Agreement, as filed with the Securi-
                 ties and Exchange Commission on March 17, 1997 as Exhibit
                 10.15 to Amendment No. 4 to Registration Statement on Form S-1
                 (Registration No. 333-12259) and incorporated herein by refer-
                 ence
     10.16       Amended and Restated Partnership Agreement of River Oaks Part-
                 ners dated as of May 7, 1997 by and between Brookdale Hold-
                 ings, Inc. and the Company, as filed with the Securities and
                 Exchange Commission on August 14, 1997 as Exhibit 10.14 to the
                 Company's Form 10-Q (File No. 0-22253) and incorporated herein by reference
     10.17       Amended and Restated Agreement of Limited Partnership of The
                 Ponds of Pembroke Limited Partnership dated as of May 7, 1997 by and between Brookdale Holdings, Inc. and the Company, as filed with the Securities and Exchange Commission on August
                 14, 1997 as Exhibit 10.15 to the Company's Form 10-Q (File No.
                 0-22253) and incorporated herein by reference
     10.18       Real Estate Purchase Agreement dated as of September 16, 1996 by and between PGI and Gables at Brighton Associates, as filed with the Securities and Exchange Commission on September 18,
                 1996 as Exhibit 10.21 to the Company's Registration Statement
                 on Form S-1 (Registration No. 333-12259) and incorporated
                 herein by reference
     10.19       Real Estate Purchase Agreement dated as of September 16, 1996 by and between PGI and Edina Park Plaza Associates Limited
                 Partnership, as filed with the Securities and Exchange Commis-
                 sion on September 18, 1996 as Exhibit 10.22 to the Company's
                 Registration Statement on Form S-1 (Registration No. 333-
                 12259) and incorporated herein by reference
     10.20       Real Estate Purchase Agreement dated as of September 16, 1996 by and between PGI and East Mesa Senior Living Limited Part-
                 nership, as filed with the Securities and Exchange Commission on September 18, 1996 as Exhibit 10.23 to the Company's Regis-
                 tration Statement on Form S-1 (Registration No. 333-12259) and
                 incorporated herein by reference
     10.21       Real Estate Purchase Agreement dated as of September 16, 1996 by and between PGI and Hawthorn Lakes Associates, as filed with the Securities and Exchange Commission on September 18,
                 1996 as Exhibit 10.24 to the Company's Registration Statement
                 on Form S-1 (Registration No. 333-12259) and incorporated
                 herein by reference
     10.22       Letter Agreement dated September 17, 1996 by and among PGI,
                 KILICO Realty Corporation and Kemper Investors Life Insurance
                 Company, as filed with the Securities and Exchange Commission on September 18, 1996 as Exhibit 10.25 to the Company's Regis-
                 tration Statement on Form S-1 (Registration No. 333-12259) and
                 incorporated herein by reference
     10.23       First Amendment dated December 20, 1996 to Letter Agreement dated September 17, 1996 by and among PGI, KILICO Realty Cor-
                 poration and Kemper Investors Life Insurance Company, as filed with the Securities and Exchange Commission on March 4, 1997 as Exhibit 10.24 to Amendment No. 3 to the Company's Registra-
                 tion Statement on Form S-1 (Registration No. 333-12259) and incorporated herein by reference
     10.24       Second Amendment dated April 3, 1997 to Letter Agreement dated
                 September 17, 1996 by and among PGI, KILICO Realty Corporation and Kemper Investors Life Insurance Company, as filed with the
                 Securities and Exchange Commission on April 8, 1997 as Exhibit
                 10.35 to Amendment No. 6 to the Company's Registration State-
                 ment on Form S-1 (Registration No. 333-12259) and incorporated herein by reference

     EXHIBIT
     NUMBER   DESCRIPTION
     -------  -----------
     10.25       Third Amendment dated April 9, 1997 to Letter Agreement dated
                 September 17, 1996 by and among PGI, KILICO Realty Corporation and Kemper Investors Life Insurance Company, as filed with the
                 Securities and Exchange Commission on April 16, 1997 as Ex-
                 hibit 10.36 to Amendment No. 6 to the Company's Registration
                 Statement on Form S-1 (Registration No. 333-12259) and incor-
                 porated herein by reference
     10.26       Purchase and Sale Agreement dated as of February 20, 1997 by and between the Company and Park Place General Partnership, as filed with the Securities and Exchange Commission on March 4,
                 1997 as Exhibit 10.25 to Amendment No. 3 to the Company's Reg-
                 istration Statement on Form S-1 (Registration No. 333-12259)
                 and incorporated herein by reference
     10.27       Purchase and Sale Agreement dated as of February 20, 1997 by and between the Company and Park Place II, L.L.C., as filed with the Securities and Exchange Commission on March 4, 1997 as Exhibit 10.26 to Amendment No. 3 to the Company's Registra-
                 tion Statement on Form S-1 (Registration No. 333-12259) and incorporated herein by reference
     10.28       Master Lease Agreement dated as of December 27, 1996 by and between Health and Retirement Properties Trust, as landlord, and BLC Property, Inc., as tenant, as filed with the Securi-
                 ties and Exchange Commission on March 4, 1997 as Exhibit 10.27
                 to Amendment No. 3 to the Company's Registration Statement on
                 Form S-1 (Registration No. 333-12259) and incorporated herein by reference
     10.29       Sublease Agreement dated as of December 27, 1996 by and be-
                 tween BLC Property, Inc., as sublandlord, and Brookdale Living
                 Communities of Arizona, Inc., as subtenant, as filed with the
                 Securities and Exchange Commission on March 4, 1997 as Exhibit
                 10.28 to Amendment No. 3 to the Company's Registration State-
                 ment on Form S-1 (Registration No. 333-12259) and incorporated herein by reference
     10.30       Sublease Agreement dated as of December 27, 1996 by and be-
                 tween BLC Property, Inc., as sublandlord, and Brookdale Living
                 Communities of Arizona, Inc., as subtenant, as filed with the
                 Securities and Exchange Commission on March 4, 1997 as Exhibit
                 10.29 to Amendment No. 3 to the Company's Registration State-
                 ment on Form S-1 (Registration No. 333-12259) and incorporated herein by reference
     10.31       Sublease Agreement dated as of December 27, 1996 by and be-
                 tween BLC Property, Inc., as sublandlord, and Brookdale Living
                 Communities of Illinois, Inc., as subtenant, as filed with the
                 Securities and Exchange Commission on March 4, 1997 as Exhibit
                 10.31 to Amendment No. 3 to the Company's Registration State-
                 ment on Form S-1 (Registration No. 333-12259) and incorporated herein by reference
     10.32       Real Estate Purchase Agreement dated as of February 24, 1997 by and between PGI and Firstar DuPage Bank Trust No. 3612
                 dated December 4, 1989, Firstar DuPage Bank Trust No. 3625 dated February 22, 1990, West Suburban Bank Trust No. 1975 dated December 13, 1978 and the direct and indirect beneficia-
                 ries thereof, as filed with the Securities and Exchange Com-
                 mission on March 4, 1997 as Exhibit 10.32 to Amendment No. 3 to the Company's Registration Statement on Form S-1 (Registra-
                 tion No. 333-12259) and incorporated herein by reference
     10.33       Real Estate Purchase Agreement dated as of February 14, 1997 by and between PGI and AC Properties, L.L.C., as filed with the Securities and Exchange Commission on March 4, 1997 as Ex-
                 hibit 10.33 to Amendment No. 3 to the Company's Registration
                 Statement on Form S-1 (Registration No. 333-12259) and incor-
                 porated herein by reference
     10.34       Contract for Sale dated February 21, 1997 by and between PGI and VG Office Partnership '95, Ltd. as filed with the Securi-
                 ties and Exchange Commission on March 4, 1997 as Exhibit 10.34
                 to Amendment No. 3 to the Company's Registration Statement on
                 Form S-1 (Registration No. 333-12259) and incorporated herein by reference

     EXHIBIT
     NUMBER    DESCRIPTION
     -------   -----------
     10.35     First Amendment dated as of February 21, 1997 to Contract for
               Sale dated February 21, 1997 by and between PGI and VG Office
               Partnership '95, Ltd., as filed with the Securities and Exchange
               Commission on March 4, 1997 as Exhibit 10.35 to Amendment No. 3
               to the Company's Registration Statement on Form S-1 (Registra-
               tion No. 333-12259) and incorporated herein by reference
     10.36     Purchase and Sale Agreement dated as of June 11, 1997 by and be-
               tween Gables at Farmington Associates and the Company, as filed with the Securities and Exchange Commission on August 14, 1997
               as Exhibit 10.34 to the Company's Form 10-Q (File No. 0-22253)
               and incorporated herein by reference
     10.37     First Amendment to Purchase and Sale Agreement dated as of July
               3, 1997 by and between Gables at Farmington Associates and the
               Company, as filed with the Securities and Exchange Commission on
               August 14, 1997 as Exhibit 10.35 to the Company's Form 10-Q
               (File No. 0-22253) and incorporated herein by reference
     10.38     Second Amendment to Purchase and Sale Agreement dated as of July
               16, 1997 by and between Gables at Farmington Associates and the
               Company, as filed with the Securities and Exchange Commission on
               August 14, 1997 as Exhibit 10.36 to the Company's Form 10-Q
               (File No. 0-22253) and incorporated herein by reference
     10.39     Third Amendment to Purchase and Sale Agreement dated as of July
               23, 1997 by and between Gables at Farmington Associates and the
               Company, as filed with the Securities and Exchange Commission on
               August 14, 1997 as Exhibit 10.37 to the Company's Form 10-Q
               (File No. 0-22253) and incorporated herein by reference
     10.40     Fourth Amendment to Purchase and Sale Agreement dated as of July
               30, 1997 by and between Gables at Farmington Associates and the
               Company, as filed with the Securities and Exchange Commission on
               August 14, 1997 as Exhibit 10.38 to the Company's Form 10-Q
               (File No. 0-22253) and incorporated herein by reference
     10.41     Fifth Amendment to Purchase and Sale Agreement dated as of Au-
               gust 5, 1997 by and between Gables at Farmington Associates and the Company, as filed with the Securities and Exchange Commis-
               sion on August 14, 1997 as Exhibit 10.39 to the Company's Form
               10-Q (File No. 0-22253) and incorporated herein by reference
     10.42     Sixth Amendment to Purchase and Sale Agreement dated as of Au-
               gust 8, 1997 by and between Gables at Farmington Associates and the Company, as filed with the Securities and Exchange Commis-
               sion on August 14, 1997 as Exhibit 10.40 to the Company's Form
               10-Q (File No. 0-22253) and incorporated herein by reference
     10.43     First Amendment to Master Lease Agreement and Incidental Docu-
               ments dated as of May 7, 1997 by and among Health and Retirement
               Properties Trust, BLC Property, Inc., Brookdale Living Communi-
               ties of Washington, Inc., Brookdale Living Communities of Arizo-
               na, Inc., Brookdale Living Communities of Illinois, Inc.,
               Brookdale Living Communities of New York, Inc., the Company, The
               Prime Group, Inc., Prime International, Inc., PGLP, Inc., Prime
               Group Limited Partnership and Prime Group II, as filed with the
               Securities and Exchange Commission on August 14, 1997 as Exhibit
               10.41 to the Company's Form 10-Q (File No. 0-22253) and incorpo-
               rated herein by reference
     10.44     Stock Option and Deposit Agreement dated as of May 7, 1997 by and between Darryl W. Copeland, Jr. and The Prime Group, Inc., as filed with the Securities and Exchange Commission on August
               14, 1997 as Exhibit 10.42 to the Company's Form 10-Q (File No.
               0-22253) and incorporated herein by reference

     EXHIBIT
     NUMBER    DESCRIPTION
     -------   -----------
     10.45     Stock Purchase Agreement and Agreement Concerning Option Shares
               dated as of May 7, 1997 by and among The Prime Group, Inc.,
               Prime Group VI, L.P. and Darryl W. Copeland, Jr., as filed with the Securities and Exchange Commission on August 14, 1997 as Ex-
               hibit 10.43 to the Company's Form 10-Q (File No. 0-22253) and
               incorporated herein by reference
     10.46     Real Estate Purchase and Sale Agreement dated as of July 29,
               1997 by and between the Company and The Classic of West Palm
               Beach Limited Partnership, as filed with the Securities and Ex-
               change Commission on November 14, 1997 as Exhibit 10.1 to the
               Company's Form 10-Q (File No. 0-22253) and incorporated herein by reference
     10.47     Lease Agreement dated as of September 25, 1997 by and between the Company and 77 West Wacker Limited Partnership, as filed with the Securities and Exchange Commission on November 14, 1997
               as Exhibit 10.2 to the Company's Form 10-Q (File No. 0-22253)
               and incorporated herein by reference
     10.48*    Agreement for Purchase and Sale dated as of November 18, 1997 by and between Lincoln Harbor Village, L.P. and the Company
     10.49*    Assignment and Assumption of Contract dated as of October 1,
               1997 by and between the Company and Brookdale Living Communities of Michigan, Inc.
     10.50*    Assignment and Assumption of Contract dated as of September 3,
               1997 by and between the Company and BLC of Texas-II, L.P.
     10.51*    Real Estate Purchase Agreement dated as of October 10, 1997 by and between Anvil Investments, LLC and the Company
     10.52*    Real Estate Purchase and Sale Agreement dated as of October 1,
               1997 between Brendenwood MRC Limited Partnership and the Company
     10.53*    First Amendment to Real Estate Purchase and Sale Agreement dated as of November 22, 1997 by and between Brendenwood MRC Limited
               Partnership and the Company
     10.54*    First Amendment to Real Estate Purchase and Sale Agreement dated as of November 18, 1997 by and between The Classic at West Palm
               Beach Limited Partnership and the Company
     10.55*    Agreement for Purchase and Sale dated as of November 18, 1997 by and between Lincoln Harbor Village, L.P. and the Company
     10.56*    Loan Agreement dated as of October 22, 1997 by and between the
               Company and LaSalle National Bank
     10.57*    Lease dated as of November 21, 1997 between Brookdale Living
               Communities of Connecticut, Inc. and The Gables Business Trust
     21.1*     Subsidiaries of the Company
     23.1      Consent of Ernst & Young LLP
     23.2*     Consent of Winston & Strawn (included in opinion filed as Ex-
               hibit 5.1)
     24.1      Powers of attorney (included on Page II-9 hereto)
     27.1      Financial Data Schedule

---------------------
  *To be filed by amendment

  (b) FINANCIAL STATEMENT SCHEDULES.

  Financial Statement Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Company hereby further undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE COMPANY HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON THE 26TH DAY OF NOVEMBER, 1997.

                                          Brookdale Living Communities, Inc.

                                                  /s/ Mark J. Schulte
                                          By___________________________________
                                                      Mark J. Schulte
                                               President and Chief Executive
                                                          Officer

                               ----------------

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark J. Schulte, Craig G. Walczyk and Robert J. Rudnik, or any of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or a registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premise, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON NOVEMBER 26, 1997 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

                 SIGNATURE                                     TITLE
                 ---------                                     -----

        /s/ Michael W. Reschke              Chairman of the Board, Director
___________________________________________
            Michael W. Reschke


          /s/ Mark J. Schulte               President and Chief Executive Officer
___________________________________________   (principal executive officer), Director
              Mark J. Schulte

         /s/ Craig G. Walczyk               Vice President--Chief Financial Officer
___________________________________________   (principal financial officer)
             Craig G. Walczyk

          /s/ Sheryl A. Wolf                Controller (principal accounting officer)
___________________________________________
              Sheryl A. Wolf

      /s/ Darryl W. Copeland, Jr.           Executive Vice President, Director
___________________________________________
          Darryl W. Copeland, Jr.

          /s/ Wayne D. Boberg               Director
___________________________________________
              Wayne D. Boberg

         /s/ Bruce L. Gewertz               Director
___________________________________________
             Bruce L. Gewertz

     /s/ Darryl W. Hartley-Leonard          Director
___________________________________________
         Darryl W. Hartley-Leonard

                                            Director
___________________________________________
            Daniel J. Hennessey


                                 EXHIBIT INDEX

  EXHIBIT                                                                 PAGE
  NUMBER                       DOCUMENT DESCRIPTION                      NUMBER
  -------                      --------------------                      ------
  1.1*     Form of Underwriting Agreement
  3.1      Restated Certificate of Incorporation of the Company, as
           filed with the Securities and Exchange Commission on June
           16, 1997 as Exhibit 3.1 to the Company's Form 10-Q (File
           No. 0-22253) and incorporated herein by reference
  3.2      Amended and Restated By-laws of the Company, as filed with the Securities and Exchange Commission on June 16, 1997 as
           Exhibit 3.2 to the Company's Form 10-Q (File No. 0-22253)
           and incorporated herein by reference
  4.1      Form of certificate representing Common Stock of the Compa-
           ny, as filed with the Securities and Exchange Commission on
           March 17, 1997 as Exhibit 10.14 to the Company's Registra-
           tion Statement on Form S-1 (Registration No. 333-12259) and incorporated herein by reference
  5.1*     Opinion of Winston & Strawn regarding legality of shares
           being registered
 10.1      Formation Agreement dated as of May 7, 1997 by and among
           the Company, PGI and Mark J. Schulte, as filed with the Se-
           curities and Exchange Commission on August 14, 1997 as Ex-
           hibit 10.1 to the Company's Form 10-Q (File No. 0-22253)
           and incorporated herein by reference
 10.2      Space Sharing Agreement dated as of May 7, 1997 by and be-
           tween the Company and PGI, as filed with the Securities and
           Exchange Commission on August 14, 1997 as Exhibit 10.2 to
           the Company's Form 10-Q (File No. 0-22253) and incorporated herein by reference
 10.3      Registration Rights Agreement dated as of May 7, 1997 by
           and between the Company and PGI, as filed with the Securi-
           ties and Exchange Commission on August 14, 1997 as Exhibit
           10.3 to the Company's Form 10-Q (File No. 0-22253) and in-
           corporated herein by reference
 10.4      Voting Agreement dated as of May 7, 1997 by and among the
           Company and PGI, as filed with the Securities and Exchange
           Commission on August 14, 1997 as Exhibit 10.4 to the
           Company's Form 10-Q (File No. 0-22253) and incorporated
           herein by reference
 10.5      Non-Compete Agreement dated as of May 7, 1997 by and among the Company, PGI and Michael W. Reschke, as filed with the
           Securities and Exchange Commission on August 14, 1997 as
           Exhibit 10.5 to the Company's Form 10-Q (File No. 0-22253)
           and incorporated herein by reference
 10.6      Subscription Agreement dated September 4, 1996 by and be-
           tween the Company and Michael W. Reschke, as filed with the
           Securities and Exchange Commission on September 18, 1996 as
           Exhibit 10.6 to the Company's Registration Statement on
           Form S-1 (File No. 333-12259) and incorporated herein by
           reference
 10.7      Employment Agreement dated as of May 7, 1997 by and between the Company and Michael W. Reschke, as filed with the Secu-
           rities and Exchange Commission on August 14, 1997 as Ex-
           hibit 10.6 to the Company's Form 10-Q (File No. 0-22253)
           and incorporated herein by reference
 10.8      Employment Agreement dated as of May 7, 1997 by and between the Company and Mark J. Schulte, as filed with the Securi-
           ties and Exchange Commission on August 14, 1997 as Exhibit
           10.7 to the Company's Form 10-Q (File No. 0-22253) and in-
           corporated herein by reference
 10.9      Employment Agreement dated as of May 7, 1997 by and between the Company and Darryl W. Copeland, Jr., as filed with the
           Securities and Exchange Commission on August 14, 1997 as
           Exhibit 10.8 to the Company's Form 10-Q (File No. 0-22253)
           and incorporated herein by reference

  EXHIBIT                                                                 PAGE
  NUMBER                       DOCUMENT DESCRIPTION                      NUMBER
  -------                      --------------------                      ------
 10.10     Employment Agreement dated as of May 7, 1997 by and between the Company and Matthew F. Whitlock, as filed with the Se-
           curities and Exchange Commission on August 14, 1997 as Ex-
           hibit 10.9 to the Company's Form 10-Q (File No. 0-22253)
           and incorporated herein by reference
 10.11     Employment Agreement dated as of May 7, 1997 by and between the Company and Mark J. Iuppenlatz, as filed with the Secu-
           rities and Exchange Commission on August 14, 1997 as Ex-
           hibit 10.10 to the Company's Form 10-Q (File No. 0-22253)
           and incorporated herein by reference
 10.12     Management Agreement dated as of May 7, 1997 by and between
           Brookdale Living Communities of Texas, Inc. and The Island
           on Lake Travis, Ltd., as filed with the Securities and Ex-
           change Commission on August 14, 1997 as Exhibit 10.11 to
           the Company's Form 10-Q (File No. 0-22253) and incorporated herein by reference
 10.13     Submanagement Agreement dated as of May 7, 1997 by and be-
           tween Brookdale Living Communities of Minnesota, Inc. and
           Kenwood Associates Limited Partnership, as filed with the
           Securities and Exchange Commission on August 14, 1997 as
           Exhibit 10.12 to the Company's Form 10-Q (File No. 0-22253)
           and incorporated herein by reference
 10.14*    Stock Incentive Plan
 10.15     Form of Indemnification Agreement, as filed with the Secu-
           rities and Exchange Commission on March 17, 1997 as Exhibit
           10.15 to Amendment No. 4 to Registration Statement on Form
           S-1 (Registration No. 333-12259) and incorporated herein by reference
 10.16     Amended and Restated Partnership Agreement of River Oaks
           Partners dated as of May 7, 1997 by and between Brookdale
           Holdings, Inc. and the Company, as filed with the Securi-
           ties and Exchange Commission on August 14, 1997 as Exhibit
           10.14 to the Company's Form 10-Q (File No. 0-22253) and in-
           corporated herein by reference
 10.17     Amended and Restated Agreement of Limited Partnership of
           The Ponds of Pembroke Limited Partnership dated as of May
           7, 1997 by and between Brookdale Holdings, Inc. and the
           Company, as filed with the Securities and Exchange Commis-
           sion on August 14, 1997 as Exhibit 10.15 to the Company's
           Form 10-Q (File No. 0-22253) and incorporated herein by
           reference
 10.18     Real Estate Purchase Agreement dated as of September 16,
           1996 by and between PGI and Gables at Brighton Associates, as filed with the Securities and Exchange Commission on
           September 18, 1996 as Exhibit 10.21 to the Company's Regis-
           tration Statement on Form S-1 (Registration No. 333-12259)
           and incorporated herein by reference
 10.19     Real Estate Purchase Agreement dated as of September 16,
           1996 by and between PGI and Edina Park Plaza Associates
           Limited Partnership, as filed with the Securities and Ex-
           change Commission on September 18, 1996 as Exhibit 10.22 to the Company's Registration Statement on Form S-1 (Registra-
           tion No. 333-12259) and incorporated herein by reference
 10.20     Real Estate Purchase Agreement dated as of September 16,
           1996 by and between PGI and East Mesa Senior Living Limited
           Partnership, as filed with the Securities and Exchange Com-
           mission on September 18, 1996 as Exhibit 10.23 to the
           Company's Registration Statement on Form S-1 (Registration
           No. 333-12259) and incorporated herein by reference
 10.21     Real Estate Purchase Agreement dated as of September 16,
           1996 by and between PGI and Hawthorn Lakes Associates, as
           filed with the Securities and Exchange Commission on Sep-
           tember 18, 1996 as Exhibit 10.24 to the Company's Registra-
           tion Statement on Form S-1 (Registration No. 333-12259) and incorporated herein by reference

  EXHIBIT                                                                 PAGE
  NUMBER                       DOCUMENT DESCRIPTION                      NUMBER
  -------                      --------------------                      ------
 10.22     Letter Agreement dated September 17, 1996 by and among PGI,
           KILICO Realty Corporation and Kemper Investors Life Insur-
           ance Company, as filed with the Securities and Exchange
           Commission on September 18, 1996 as Exhibit 10.25 to the
           Company's Registration Statement on Form S-1 (Registration
           No. 333-12259) and incorporated herein by reference
 10.23     First Amendment dated December 20, 1996 to Letter Agreement dated September 17, 1996 by and among PGI, KILICO Realty
           Corporation and Kemper Investors Life Insurance Company, as
           filed with the Securities and Exchange Commission on March
           4, 1997 as Exhibit 10.24 to Amendment No. 3 to the
           Company's Registration Statement on Form S-1 (Registration
           No. 333-12259) and incorporated herein by reference
 10.24     Second Amendment dated April 3, 1997 to Letter Agreement
           dated September 17, 1996 by and among PGI, KILICO Realty
           Corporation and Kemper Investors Life Insurance Company, as
           filed with the Securities and Exchange Commission on April
           8, 1997 as Exhibit 10.35 to Amendment No. 6 to the
           Company's Registration Statement on Form S-1 (Registration
           No. 333-12259) and incorporated herein by reference
 10.25     Third Amendment dated April 9, 1997 to Letter Agreement
           dated September 17, 1996 by and among PGI, KILICO Realty
           Corporation and Kemper Investors Life Insurance Company, as
           filed with the Securities and Exchange Commission on April
           16, 1997 as Exhibit 10.36 to Amendment No. 6 to the
           Company's Registration Statement on Form S-1 (Registration
           No. 333-12259) and incorporated herein by reference
 10.26     Purchase and Sale Agreement dated as of February 20, 1997
           by and between the Company and Park Place General Partner-
           ship, as filed with the Securities and Exchange Commission on March 4, 1997 as Exhibit 10.25 to Amendment No. 3 to the
           Company's Registration Statement on Form S-1 (Registration
           No. 333-12259) and incorporated herein by reference
 10.27     Purchase and Sale Agreement dated as of February 20, 1997
           by and between the Company and Park Place II, L.L.C., as
           filed with the Securities and Exchange Commission on March
           4, 1997 as Exhibit 10.26 to Amendment No. 3 to the
           Company's Registration Statement on Form S-1 (Registration
           No. 333-12259) and incorporated herein by reference
 10.28     Master Lease Agreement dated as of December 27, 1996 by and between Health and Retirement Properties Trust, as land-
           lord, and BLC Property, Inc., as tenant, as filed with the
           Securities and Exchange Commission on March 4, 1997 as Ex-
           hibit 10.27 to Amendment No. 3 to the Company's Registra-
           tion Statement on Form S-1 (Registration No. 333-12259) and incorporated herein by reference
 10.29     Sublease Agreement dated as of December 27, 1996 by and be-
           tween BLC Property, Inc., as sublandlord, and Brookdale
           Living Communities of Arizona, Inc., as subtenant, as filed with the Securities and Exchange Commission on March 4,
           1997 as Exhibit 10.28 to Amendment No. 3 to the Company's
           Registration Statement on Form S-1 (Registration No. 333-
           12259) and incorporated herein by reference
 10.30     Sublease Agreement dated as of December 27, 1996 by and be-
           tween BLC Property, Inc., as sublandlord, and Brookdale
           Living Communities of Arizona, Inc., as subtenant, as filed with the Securities and Exchange Commission on March 4,
           1997 as Exhibit 10.29 to Amendment No. 3 to the Company's
           Registration Statement on Form S-1 (Registration No. 333-
           12259) and incorporated herein by reference
 10.31     Sublease Agreement dated as of December 27, 1996 by and be-
           tween BLC Property, Inc., as sublandlord, and Brookdale
           Living Communities of Illinois, Inc., as subtenant, as
           filed with the Securities and Exchange Commission on March
           4, 1997 as Exhibit 10.31 to Amendment No. 3 to the
           Company's Registration Statement on Form S-1 (Registration
           No. 333-12259) and incorporated herein by reference

  EXHIBIT                                                                 PAGE
  NUMBER                       DOCUMENT DESCRIPTION                      NUMBER
  -------                      --------------------                      ------
 10.32     Real Estate Purchase Agreement dated as of February 24,
           1997 by and between PGI and Firstar DuPage Bank Trust No.
           3612 dated December 4, 1989, Firstar DuPage Bank Trust No.
           3625 dated February 22, 1990, West Suburban Bank Trust No.
           1975 dated December 13, 1978 and the direct and indirect
           beneficiaries thereof, as filed with the Securities and Ex-
           change Commission on March 4, 1997 as Exhibit 10.32 to
           Amendment No. 3 to the Company's Registration Statement on
           Form S-1 (Registration No. 333-12259) and incorporated
           herein by reference
 10.33     Real Estate Purchase Agreement dated as of February 14,
           1997 by and between PGI and AC Properties, L.L.C., as filed with the Securities and Exchange Commission on March 4,
           1997 as Exhibit 10.33 to Amendment No. 3 to the Company's
           Registration Statement on Form S-1 (Registration No. 333-
           12259) and incorporated herein by reference
 10.34     Contract for Sale dated February 21, 1997 by and between
           PGI and VG Office Partnership '95, Ltd. as filed with the
           Securities and Exchange Commission on March 4, 1997 as Ex-
           hibit 10.34 to Amendment No. 3 to the Company's Registra-
           tion Statement on Form S-1 (Registration No. 333-12259) and incorporated herein by reference
 10.35     First Amendment dated as of February 21, 1997 to Contract
           for Sale dated February 21, 1997 by and between PGI and VG
           Office Partnership '95, Ltd., as filed with the Securities and Exchange Commission on March 4, 1997 as Exhibit 10.35
           to Amendment No. 3 to the Company's Registration Statement
           on Form S-1 (Registration No. 333-12259) and incorporated
           herein by reference
 10.36     Purchase and Sale Agreement dated as of June 11, 1997 by
           and between Gables at Farmington Associates and the Compa-
           ny, as filed with the Securities and Exchange Commission on
           August 14, 1997 as Exhibit 10.34 to the Company's Form 10-Q
           (File No. 0-22253) and incorporated herein by reference
 10.37     First Amendment to Purchase and Sale Agreement dated as of
           July 3, 1997 by and between Gables at Farmington Associates and the Company, as filed with the Securities and Exchange
           Commission on August 14, 1997 as Exhibit 10.35 to the
           Company's Form 10-Q (File No. 0-22253) and incorporated
           herein by reference
 10.38     Second Amendment to Purchase and Sale Agreement dated as of
           July 16, 1997 by and between Gables at Farmington Associ-
           ates and the Company, as filed with the Securities and Ex-
           change Commission on August 14, 1997 as Exhibit 10.36 to
           the Company's Form 10-Q (File No. 0-22253) and incorporated herein by reference
 10.39     Third Amendment to Purchase and Sale Agreement dated as of
           July 23, 1997 by and between Gables at Farmington Associ-
           ates and the Company, as filed with the Securities and Ex-
           change Commission on August 14, 1997 as Exhibit 10.37 to
           the Company's Form 10-Q (File No. 0-22253) and incorporated herein by reference
 10.40     Fourth Amendment to Purchase and Sale Agreement dated as of
           July 30, 1997 by and between Gables at Farmington Associ-
           ates and the Company, as filed with the Securities and Ex-
           change Commission on August 14, 1997 as Exhibit 10.38 to
           the Company's Form 10-Q (File No. 0-22253) and incorporated herein by reference
 10.41     Fifth Amendment to Purchase and Sale Agreement dated as of
           August 5, 1997 by and between Gables at Farmington Associ-
           ates and the Company, as filed with the Securities and Ex-
           change Commission on August 14, 1997 as Exhibit 10.39 to
           the Company's Form 10-Q (File No. 0-22253) and incorporated herein by reference

  EXHIBIT                                                                 PAGE
  NUMBER                       DOCUMENT DESCRIPTION                      NUMBER
  -------                      --------------------                      ------
 10.42     Sixth Amendment to Purchase and Sale Agreement dated as of
           August 8, 1997 by and between Gables at Farmington Associ-
           ates and the Company, as filed with the Securities and Ex-
           change Commission on August 14, 1997 as Exhibit 10.40 to
           the Company's Form 10-Q (File No. 0-22253) and incorporated herein by reference
 10.43     First Amendment to Master Lease Agreement and Incidental
           Documents dated as of May 7, 1997 by and among Health and
           Retirement Properties Trust, BLC Property, Inc., Brookdale
           Living Communities of Washington, Inc., Brookdale Living
           Communities of Arizona, Inc., Brookdale Living Communities
           of Illinois, Inc., Brookdale Living Communities of New
           York, Inc., the Company, The Prime Group, Inc., Prime In-
           ternational, Inc., PGLP, Inc., Prime Group Limited Partner-
           ship and Prime Group II, as filed with the Securities and
           Exchange Commission on August 14, 1997 as Exhibit 10.41 to
           the Company's Form 10-Q (File No. 0-22253) and incorporated herein by reference
 10.44     Stock Option and Deposit Agreement dated as of May 7, 1997 by and between Darryl W. Copeland, Jr. and The Prime Group,
           Inc., as filed with the Securities and Exchange Commission on August 14, 1997 as Exhibit 10.42 to the Company's Form
           10-Q (File No. 0-22253) and incorporated herein by refer-
           ence
 10.45     Stock Purchase Agreement and Agreement Concerning Option
           Shares dated as of May 7, 1997 by and among The Prime
           Group, Inc., Prime Group VI, L.P. and Darryl W. Copeland,
           Jr., as filed with the Securities and Exchange Commission
           on August 14, 1997 as Exhibit 10.43 to the Company's Form
           10-Q (File No. 0-22253) and incorporated herein by refer-
           ence
 10.46     Real Estate Purchase and Sale Agreement dated as of July
           29, 1997 by and between the Company and The Classic of West
           Palm Beach Limited Partnership, as filed with the Securi-
           ties and Exchange Commission on November 14, 1997 as Ex-
           hibit 10.1 to the Company's Form 10-Q (File No. 0-22253)
           and incorporated herein by reference
 10.47     Lease Agreement dated as of September 25, 1997 by and be-
           tween the Company and 77 West Wacker Limited Partnership,
           as filed with the Securities and Exchange Commission on No-
           vember 14, 1997 as Exhibit 10.2 to the Company's Form 10-Q
           (File No. 0-22253) and incorporated herein by reference
 10.48*    Agreement for Purchase and Sale dated as of November 18,
           1997 by and between Lincoln Harbor Village, L.P. and the
           Company
 10.49*    Assignment and Assumption of Contract dated as of October
           1, 1997 by and between the Company and Brookdale Living
           Communities of Michigan, Inc.
 10.50*    Assignment and Assumption of Contract dated as of September
           3, 1997 by and between the Company and BLC of Texas-II,
           L.P.
 10.51*    Real Estate Purchase Agreement dated as of October 10, 1997 by and between Anvil Investments, LLC and the Company
 10.52*    Real Estate Purchase and Sale Agreement dated as of October
           1, 1997 between Brendenwood MRC Limited Partnership and the
           Company
 10.53*    First Amendment to Real Estate Purchase and Sale Agreement
           dated as of November 22, 1997 by and between Brendenwood
           MRC Limited Partnership and the Company
 10.54*    First Amendment to Real Estate Purchase and Sale Agreement
           dated as of November 18, 1997 by and between The Classic at
           West Palm Beach Limited Partnership and the Company

  EXHIBIT                                                                PAGE
  NUMBER                      DOCUMENT DESCRIPTION                      NUMBER
  -------                     --------------------                      ------
 10.55*    Agreement for Purchase and Sale dated as of November 18,
           1997 by and between Lincoln Harbor Village, L.P. and the
           Company
 10.56*    Loan Agreement dated as of October 22, 1997 by and between the Company and LaSalle National Bank
 10.57*    Lease dated as of November 21, 1997 between Brookdale Liv-
           ing Communities of
           Connecticut, Inc. and The Gables Business Trust
 21.1*     Subsidiaries of the Company
 23.1      Consent of Ernst & Young LLP
 23.2*     Consent of Winston & Strawn (included in opinion filed as
           Exhibit 5.1)
 24.1      Powers of attorney (included on Page II-9 hereto)
 27.1      Financial Data Schedule

---------------------
  *To be filed by amendment